As filed with the Securities and Exchange Commission on December 30, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	809913	82-2726719
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4600 South Ulster Street, Suite 1225

Denver, Colorado 80237

Telephone: 720-287-3093

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Trust Company of Nevada

701 S Carson Street, Suite 200

Carson City, NV 89701

Telephone: 888-724-9870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, CO 80202

Telephone: (303) 629-3445

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging Growth Company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value	979,562	$5.19	$5,083,926.78	$471.28
Total	979,562	$5.19	$5,083,926.78	$471.28
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereby an additional indeterminate number of shares of the Registrant’s common stock, $0.001 par value per share, as may become issuable to the selling stockholders as a result of stock splits, stock dividends and similar transactions, and, in any such event, the number of shares registered hereby shall be automatically increased to cover the additional shares.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low closing prices of the Registrant’s common stock on December 23, 2021, as reported on the Nasdaq Capital Market.

(3)	Determined in accordance with Section 6(b) of the Securities Act. Fee paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 30, 2021

PRELIMINARY PROSPECTUS

979,562 SHARES OF COMMON STOCK

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 979,562 shares of common stock issued to such selling stockholders. The selling stockholders acquired their shares of common stock from us in November 2021 as part of private placement of common stock. Please see “Description of Private Placement” beginning on page 87 of this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan Of Distribution” on page 92 of this prospectus for more information. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 89 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbol “IONM” and on the TSX Venture Exchange (the “TSX-V”) under the symbol “IOM.” On December 23, 2021, the closing price per share of our common stock as quoted on the NASDAQ was $5.30 per share and as traded on the TSX-V was Cdn$6.73 per share.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 6 of this prospectus before investing.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated .

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Assure” and “our Company” refer to Assure Holdings Corp., a Nevada corporation, and its subsidiaries.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “C$” or “Cdn$” refer to Canadian dollars and all references to “common shares” and “shares” refer to the common shares in our capital stock, unless otherwise indicated. All references to the number of common shares and price per common share have been adjusted to reflect the five-for-one reverse stock split effectuated during September 2021 with the exception of the annual financial statements for the years ended December 31, 2020 and 2019 which are presented as originally filed.

Assure Holdings Corp., the Assure logo and other trademarks or service marks of Assure appearing in this prospectus are the property of Assure or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may, and intend to, take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

EXCHANGE RATE INFORMATION

Unless stated otherwise, all dollar amounts are in United States dollars. Certain dollar amounts are expressed in Canadian dollars (“Cdn$”).

The annual average exchange rates for Canadian dollars in terms of the United States dollar for each of the three-year periods ended December 31, 2020 and 2019, as quoted by the Bank of Canada, were as follows:

Year ended December 31
2020	2019
Cdn$1.3415	Cdn$1.3269

On December 24, 2021, the daily rate for United States dollars in terms of the Canadian dollar, as quoted by the Bank of Canada, was US $1.00 = Cdn$1.2813.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents that are incorporated herein by reference contain certain forward-looking statements within the meaning of Canadian and United States securities laws, including the Private Securities Limitation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words including, but not limited to the following; “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are based on the Company’s current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated.

You should read this prospectus completely and with the understanding that actual future results may materially differ from expectations set forth in forward looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, when evaluating the information presented in this registration statement or our other disclosures because current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors set forth in the section entitled “Risk Factors” in this prospectus.

SUMMARY OF RISK FACTORS

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated, and the risk factors set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus. These risks can be summarized as follows:

Business Related Risks

●	Our business and operations are subject to risks and uncertainty surrounding the future spread of COVID-19 and related variants as well as the potential impact that these may have on our future operations.
●	We have incurred operating losses in some of our historical periods and we could incur additional losses until we successfully integrate acquired practices, improve collections for procedures and reduce operating expenses.
●	We may need to raise additional funds to finance our operations and our expansion and growth plans; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.
●	Our business is not highly diversified and the majority of our case volume is currently concentrated in Colorado, Louisiana and Texas where we are susceptible to local and regional fluctuations in demand for our service, downturns in the economy, adverse weather conditions, changes in local or state regulations, and other localized market changes.
●	We face significant competition from other healthcare providers for patients, physicians, nurses and technical staff. Some of our competitors are larger and have longstanding and well-established relationships with physicians and third-party payors in the community.
●	Our founder and director, Preston Parsons, is our single largest shareholder and beneficially owns approximately 13.1 million shares or 33.2% of our issued and outstanding shares of common stock. Mr. Parsons has the ability to influence the outcome of matters submitted to our shareholders for approval.
●	Certain institutional investors beneficially own more than 5% of our issued and outstanding shares of common stock and may be able to influence the outcome of matters submitted to our shareholders for approval or propose changes that may disrupt our business.

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●	Our development will depend on the efforts of key management, key personnel and our relationships with medical partners in the surgical industry, and the loss of any of these people and partnerships, particularly to competitors, could have a material adverse effect on our business.
●	We depend on payments from third-party payors, including private insurers, managed care organizations and hospitals, which may cause fluctuations in our revenue and delays and uncertainties in the reimbursement rate and the timing of reimbursement.
●	Value-based purchasing initiatives of both governmental and private payors tying financial incentives to quality and efficiency of care will increasingly affect the results of operations of hospitals and other health care facilities where we operate and may negatively impact our revenues.
●	Public scrutiny of the intraoperative neuromonitoring industry in general could have a material adverse effect on our business and results of operations.
●	Accounting adjustments due to changes in circumstances or estimates may require us to write off accounts receivables or write down intangible assets, such as goodwill, may have a material impact on our financial reporting and results of operations.
●	Our business strategy has been to grow through expansion of our operations and through acquisitions. Our efforts to execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisition transactions on acceptable terms.
●	Our success, in large part, is dependent upon referrals to our physicians from other physicians, systems, health plans and others in the communities in which we operate, and upon our medical staff’s ability to maintain good relations with these referral sources.
●	We may be involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims.
●	We are subject to rising costs, including malpractice insurance premiums or claims may adversely affect our business.
●	We are reliant on Software-as-a-Service (Saas) technologies from third parties, which could adversely affect our business.
●	Our business depends on network and mobile infrastructure developed and maintained by third-party providers. Any significant interruptions in service could result in limited capacity, processing delays and loss of customers.
●	Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.
●	There is currently a shortage of certified, interoperative neurophysiologists in the United States.
●	We had material weaknesses in our internal controls over financial reporting.

Healthcare Industry Regulatory Risks

●	The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels. These regulations include:
o	Anti-Kickback Statute, a provision of the Social Security Act of 1972
o	Stark Law, 42 U.S.C. 1395nn, also known as the physician self-referral law
o	Health Insurance Portability and Accountability Act of 1996
o	Affordable Care Act

o	Health Care and Education Reconciliation Act of 2010
o	Health Insurance Portability and Accountability Act of 1996 (“HIPAA”)
●	If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.
●	As a healthcare provider, we are subject to professional liability claims both directly via our INP staff and indirectly through the malpractice of our reading partners and surgical partners.
●	Political and regulatory changes, including insurance options, billing restrictions, patient rights and reimbursement regulation, may have a negative impact on the healthcare industry and our business.

Risk Related to our Stock

●	We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.
●	Broad market and industry factors may affect the price of our common shares, regardless of our actual operating performance.
●	Our common stock is defined as “penny stock” under the Exchange Act, and the rules promulgated thereunder.
●	Our common stock is listed in Canada on the TSX-V and quoted on the NASDAQ.
●	The issuance of shares of common stock upon exercise of outstanding warrants could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

POTENTIAL IMPACT OF THE COVID-19 PANDEMIC

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to over 150 countries and every state in the United States. On January 30, 2020, the World Health Organization declared the outbreak of coronavirus a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

Our business and results of operations have been, and continues to be, adversely affected by the global COVID-19 pandemic and related events and we expect its impact to continue. The impact to date has included periods of significant volatility in various markets and industries, including the healthcare industry. The volatility has had, and we anticipate it will continue to have, an adverse effect on our customers and on our business, financial condition and results of operations, and may result in an impairment of our long-lived assets, including goodwill, increased credit losses and impairments of investments in other companies. In particular, the healthcare industry, hospitals and providers of elective procedures have been and may continue to be impacted by the pandemic and/or other events beyond our control, and further volatility could have an additional negative impact on these industries, customers, and our business. In addition, the COVID-19 pandemic and, to a lesser extent, the impact on other industries, including automotive, electronics and real estate, increased fuel costs, U.S. restrictions on trade, and transitory inflation have impacted and may continue to impact the financial conditions of our customers and the patients they serve.

In addition, actions by United States federal, state and foreign governments to address the COVID-19 pandemic, including travel bans, stay-at-home orders and school, business and entertainment venue closures, also had and may continue to have a significant adverse effect on the markets in which we conduct our businesses. COVID-19 poses the risk that our workforce, suppliers, and other partners may be prevented from conducting normal business activities for an extended period of time, including due to shutdowns or stay-at-home orders that may be requested or mandated by governmental authorities. We have implemented policies to allow our employees to work remotely as a result of the pandemic as we reviewed processes related to workplace safety, including social distancing and sanitation practices recommended by the Centers for Disease Control and Prevention (CDC). The COVID-19 pandemic could also cause delays in acquiring new customers and executing renewals and could also impact our business as consumer behavior changes in response to the pandemic.

Since the start of the second quarter of 2021, there has been increased availability and administration of vaccines against COVID-19, as well as an easing of restrictions on social, business, travel, and government activities and functions, including healthcare and elective surgeries, and we have experienced a gradual resumption of economic activities in our industries. On the other hand, infection rates continue to fluctuate in various regions and new strains of the virus, including the Delta variant, remain a risk, which may give rise to implementation of restrictions in the geographic areas that we serve. In addition, there are ongoing global impacts resulting from the pandemic, including disruption of the supply chains, product shortages, increased delivery costs, increased governmental regulation, strains on healthcare systems, and delays in shipments, product development, technology launches and facility access.

We have been closely monitoring the COVID-19 pandemic and its impact on our business, including legislation to mitigate the impact of COVID-19 such as the Coronavirus Aid, Relief, and Economic Security (CARES) Act which was enacted in March 2020, and the American Rescue Plan Act of 2021 which was enacted in March 2021. Although a significant portion of our anticipated revenue for 2021 is derived from fixed-fee and minimum-guarantee arrangements, primarily from large, well-capitalized customers which we believe somewhat mitigates the risks to our business, our per-unit and variable-fee based revenue will continue to be susceptible to the volatility, supply chain disruptions, microchip shortages and potential market downturns induced by the COVID-19 pandemic.

The full extent of the future impact of the COVID-19 pandemic on the Company’s operational and financial performance is uncertain and will depend on many factors outside the Company’s control, including, without limitation, the timing, extent, trajectory and duration of the pandemic; the availability, distribution and effectiveness of vaccines; the spread of new variants of COVID-19; the continued and renewed imposition of protective public safety measures; the impact of COVID-19 on integration of acquisitions, expansion plans, implementation of telemedicine, restrictions on elective procedures, delays in payor remittance and increased regulations; and the impact of the pandemic on the global economy and demand for consumer products. Although we are unable to predict the full impact and duration of the COVID-19 pandemic on our business, we are actively managing our financial expenditures in response to continued uncertainty.

Significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our operations, and on the global economy as a whole. However, the COVID-19 pandemic has had an immediate negative impact on our business and services revenue in 2020 and 2021.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Caution Regarding Forward-Looking Statements,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and notes thereto.

In this prospectus, unless we indicate otherwise or the context requires, “Assure,” “company,” “our company,” “the company,” “we,” “our,” “ours” and “us” refer to Assure Holdings Corp. and its consolidated subsidiaries.

Our Business

Assure is a best-in-class provider of outsourced intraoperative neurophysiological monitoring (“IONM”) and an emerging provider of remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures. IONM has been well established as a standard of care and risk mitigation tool for various surgical verticals such as neurosurgery, spine, ear, nose, and throat, cardiovascular, orthopedic and other surgical procures that place the nervous system at risk. Assure employs highly trained IONM technologists, which provide a direct point of contact in the operating room to relay critical information to the surgical team while Company physicians deliver remote neurology services in support of the surgical team. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience.

History of IONM

Hans Berger, a German Psychiatrist, first reported EEG tracings in humans in 1928, but it was not until 1935 that O. Foerster and H. Alternberger first utilized EEG in the operative suite. Wilder Penfield, an American-Canadian neurosurgeon, is the first person credited with actively utilizing EEG in the form of ECoG to localize and surgically treat epilepsy (1951). Penfield is also credited with identifying and expanding the methods and techniques for mapping the functions of the brain. Still to this day the techniques that Dr Penfield pioneered to localize and map functional areas of the brain during different brain surgeries are utilized.

In the early 1970 with the development of more advanced spinal instrumentation and aggressive surgical techniques for the treatment of severe spinal deformities, created a need for intraoperative spinal cord monitoring. Up to this point, all the intraoperative monitoring had been for brain surgeries. In 1974, the Scoliosis Research Society found in the 7,800 scoliosis operations utilizing Harrington instrumentation, 87 patients developed severe spinal cord lesions. At the time the most widely utilized form of spinal cord function monitoring was to wake the patient up on the surgical table after the instrumentation had been placed and ask them to move their legs and feet. If the patient was able to move their legs and feet appropriately, the wake up test was deemed a success, the patient was then put back under anesthesia to finish the remainder of the surgery. If the patient failed the wake up test, the patient was put back to under anesthesia, and the surgeon revised the instrumentation and again attempted another wake up test. Waking the patient up intraoperatively, is a risky and time consuming procedure that is wholly imperfect as it only tests the motor aspect of the spinal cord, necessitating the development of methodologies for monitoring the spinal cord function throughout scoliosis correction surgery, reducing the need for intraoperative wake up tests. Also in the 1970s, evoked potentials were being widely used in clinical diagnostic applications. C.L. Nash and his colleagues are credited with first looking at the utility of Somatosensory evoked potential monitoring as a measure of spinal cord function on patients that underwent scoliosis correction. In the 1980s, neurosurgeons started utilizing current to directly stimulate the motor cortex of the brain and recording the resulting motor potential from the spinal cord. Then in the 1990s, surgeons and technologists found that stimulating the motor cortex through the scalp using higher amounts of current would allow for a less invasive way of monitoring the corticospinal motor pathways intraoperatively during spine surgeries. Other surgical disciplines looked at the utility and the neuroprotective measures that were occurring in the neurosurgical and orthopedic spine surgical discipline and have adapted IONM monitoring strategies to help reduce the post-operative neurological deficits noted within their discipline.

Overall, the field of IONM was developed from Neurosurgeons and Spine surgeons seeking ways to improve patient outcomes and reduce the need for intraoperative wake up tests. Today the field of intraoperative neuromonitoring utilizes a multimodality (multiple test) methodology to provide neuroprotective measures for not only neurosurgery and spine surgery, but also cardiovascular, ENT, genitourinary and general orthopedic surgeries.

Our Services and Expertise

Assure offers a comprehensive suite of IONM services from scheduling of the Interoperative Neurophysiologist (“INP”) and supervising practitioner, real time monitoring, patient advocacy and subsequent billing for the services. Assure strives to pair a surgeon with a team of Intraoperative Neurophysiologists in order to promote a level of familiarity, comfort and efficiency between the Surgeon and the INP. During each procedure Assure provides two types of services, technical and professional IONM. Our in-house intraoperative neurophysiologists provide technical IONM services during the procedure in the operating room, while the telehealth-oriented professional IONM component is provided by a combination of Company physicians and third- party neurologists/readers. A portion of Assure’s professional IONM services are provided via Managed Service Agreements (“MSAs”) with surgeons or through agreements with Professional Entities (“PEs”). Neurologists/readers provide IONM coverage in a telehealth capacity as a level of redundancy and risk mitigation in support of the onsite technical services. All IONM procedures include both professional services (neurologist) and technical services (intraoperative monitoring). Collectively, support from Assure’s high quality technical and professional IONM services results in decreased hospital and surgeon liability, abbreviated patient stays, fewer readmissions, reduced hospital costs, enhanced overall patient satisfaction and the efficient achievement of better clinical outcomes.

Our Markets

We primarily engage in the neuromonitoring of neurosurgeries, spinal procedures, ear, nose and throat (“ENT”), orthopedic and cardiovascular surgeries. Assure provides IONM services for approximately 191 surgeons in 127 hospitals and surgery centers (which we refer to as “Procedure Facilities”) located in: Colorado, Texas, Louisiana, Pennsylvania, Michigan, South Carolina, Arizona, Kansas, Missouri, Nebraska, Nevada and Utah. We have grown the number of IONM cases from 754 in 2016 to 9,902 for the year ended December 31, 2020. The Company expects to perform more than 17,000 IONM cases in 2021. Assure’s expansion was realized through organic growth and the 2020 and 2021 acquisitions of Neuro-Pro Monitoring, Sentry Neuromonitoring and Elevation.

Neurophysiological staff

Assure currently employs approximately 80 specialized IONM Interoperative Neurophysiologist that are board certified CNIM or board eligible CNIM by ABRET, an internationally recognized credentialing and accreditation institution. Assure Interoperative Neurophysiologists adhere to strict internal protocols and procedures that exceed the industry standards.

Assure has developed an in-house Intraoperative Neurophysiologist Fellowship program. This Fellowship program trains new INPs from start to board certification, allowing for consistently high caliber well trained professional INPs for placement into Assure’s emerging and growing markets. Training and developing our own talent pool allow for more flexible scalability.

In addition, Assure currently employs four physicians to deliver remote neurology services.

Strategy

Our strategy focuses on utilizing best of class personnel and partners to deliver outcomes that are beneficial to all stakeholders including patients, surgeons, hospitals, insurers, and shareholders. Our goal is to establish Assure as the premier provider of IONM services by offering a value-added platform that handles every component from scheduling, case coverage, patient advocacy, billing and collections.

Expansion into other areas for growth

The expansion into additional surgical verticals is part of our growth strategy. By applying our neuromonitoring platform to add or expand additional surgical verticals such as ear nose and throat, orthopedic and others, the addressable market for our service can be greatly expanded.

In addition, Assure’s integrated IONM offering, encompassing both the technologist in the operating room as well as off-site remote neurology services, help the Company create an even higher standard of service for surgeons and patients alike. This broadens Assure’s platform and greatly expands the Company’s margin potential by significantly reducing cost of delivery, facilitating improved profitability on every case performed. Expanded scale associated with physician-driven remote neurology services’ one-to-many model, in contrast to the Company’s legacy on-site technologist-driven one-to-one model, is the most important catalyst for margin improvement. The top-line also benefits from Assure’s integrated offering, given that most remote neurology cases Assure performs itself establish a new revenue stream. Assure technologists have created substantial managed case volume for the business that the Company’s physicians performing remote neurology services are simply consuming. Currently, driving growth in remote neurology services is a matter of scheduling and delivering Assure’s existing managed case volume. Further, providing remote neurology services for IONM offers Assure new opportunities in adjacent markets such as electroencephalographic (EEG), epilepsy, sleep studies and stroke care, where similar services and expertise are utilized.

Corporate Information and Structure

Assure Holdings Corp.

Assure Holding Corp. (“Assure Holdings Corp.”), formerly Montreux Capital Corp (“Montreux”), formed under the British Columbia Business Corporations Act in British Columbia, Canada on September 24, 2007, is a Nevada corporation, existing under the laws of the State of Nevada pursuant to its Articles of Domestication filed with the Nevada Secretary of State on May 15, 2017.

Our principal executive offices are located at 4600 South Ulster Street, Suite 1225, Denver, Colorado 80237, and our telephone number is 1-720-287-3093. Our main corporate website is located at www.assureneuromonitoring.com. We are a reporting issuer in the United States and Canada and filed reports on the EDGAR system in the United States and on the SEDAR system in Canada. The information on our website or filed on SEDAR is not incorporated by reference into this prospectus.

Assure Holdings, Inc.

Assure Holdings Corp is the sole shareholder of Assure Holdings, Inc. (“Assure Holdings, Inc.”), a Colorado corporation, formed under the laws of the State of Colorado on November 7, 2016. Assure Holdings, Inc. became a wholly owned subsidiary of Assure Holdings Corp on May 15, 2017 when Assure Holdings Inc. and its shareholders and Montreux, and its shareholders, entered into a Share Exchange Agreement pursuant to which the shareholders of Assure Holdings Inc. received shares of Montreux as consideration for their assignment of their shares in Assure Holdings, Inc. to Montreux. Assure Holdings, Inc. employs most of the corporate employees and performs various corporate services on behalf of the Assure Holdings Corp. and its subsidiaries.

Assure Holdings, Inc. is the sole member of Assure Neuromonitoring, LLC (“Assure Neuromonitoring”), a Colorado limited liability company formed under the laws of the state of Colorado on August 25, 2015. Assure Neuromonitoring became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Neuromonitoring to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Networks, LLC (“Assure Networks”), a Colorado limited liability company formed under the laws of the state of Colorado on November 2, 2016. Assure Networks became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Networks to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Equipment Leasing, LLC (“Assure Equipment Leasing”), a Colorado limited liability company formed under the laws of the state of Colorado on April 20, 2020.

Assure Neuromonitoring

Assure Neuromonitoring facilitates the performance of both the neurophysiologist and remote neurology components of interoperative neuromonitoring services. Assure Neuromonitoring, either directly or by and through the Assure Neuromonitoring employs intraoperative neurophysiologists who utilize technical equipment and specialized training to actively monitor various neurophysiologic system functions during surgical procedures. In actively monitoring these systems during the procedures the INP can pre-emptively notify the operative team of changes to the neurophysiologic function, working to reduce post-operative neural deficits. The technologists perform their services in the operating room during surgical procedures. The technologists are certified by ABRET, a third-party internationally recognized credentialing agency. In addition, Assure employs four experienced and highly trained physicians to deliver remote neurology services.

Assure Networks

Assure Networks exists for the purpose of facilitating the performance of the Professional Component of IONM. Assure Networks, either directly or by and through the Assure Networks subsidiaries owns interest in entities that either (i) directly perform the professional component through third-party contracted neurologists or oversight reading physicians, or (ii) provide management services for entities owned by licensed physicians.

In the instances where Assure Networks or the applicable Assure Networks subsidiary owns an interest in the entity performing the professional component of IONM, such structure is based on a legal analysis that is completed by a third-party law firm to determine the specific state law requirements with respect to the corporate practice of medicine. Once Assure Networks or the applicable Assure Networks subsidiary obtains a legal option regarding the recommended legal structure, the applicable entity is established.

In the instances where Assure Networks or the applicable Assure Networks subsidiary is unable to own an interest in the entity performing the professional component due to state specific regulations, Assure Networks or the applicable Assure Networks subsidiaries enters into a management services agreement whereby Assure Networks or the applicable Assure Networks subsidiaries agrees to perform management services on behalf of a third-party unrelated entity performing the professional component of IONM and is paid fair market value compensation for such services. The fair market value compensation is based on a third-party fair market value valuation prepared by a professional valuation firm engaged by Assure Networks or the applicable Assure Networks subsidiary.

Assure Networks Texas Holdings, LLC

Assure Networks Texas Holdings, LLC (“Assure Networks Texas Holdings”) is a Texas limited liability company, formed under the laws of the State of Texas on November 12, 2019. On October 31, 2019, Assure Networks Texas Holdings, a wholly owned subsidiary of Assure Networks, acquired all of the assets of Neuro-Pro Series, LLC, Neuro-Pro Mgmt., LLC, Neuro-Pro Monitoring, LLC, MONRV, PLLC, NPJC, LLC, MONRVortho, PLLC, NPJCorto LLC and PRONRV, LLC (collectively, the “Neuro-Pro Asset Purchase”). The Neuro-Pro Asset Purchase increased the number of cases for both the neurophysiologists component and the Professional Component and expanded the presence for Assure Neuromonitoring, Assure Networks and the Assure Networks Subsidiaries in the State of Texas.

Our Common Stock

Our common stock is listed on the NASDAQ under the symbol “IONM” and on the TSX-V under the symbol “IOM.”

THE OFFERING

Issuer	Assure Holdings Corp.

Securities Offered by the Selling Stockholders	979,562 shares of our common stock

Common Stock Outstanding Before this Offering	11,839,304 shares of our common stock(1)

Common Stock Outstanding After this Offering	12,818,866 shares of our common stock(1)

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.
Plan of Distribution

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors

Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

(1)	The number of shares of common stock shown above to be outstanding after this offering is based on 12,818,866 shares outstanding as of December 24, 2021, and excludes the following:
●	3,940,006 shares of common stock issuable upon the exercise of outstanding warrants with an average weighted exercise price of $4.49;
●	1,211,100 shares of common stock issuable upon the exercise of outstanding stock options with an average weighted exercise price of $5.56;
●	1,744,068 shares of common stock issuable upon conversion of convertible notes; and
●	100,000 shares of common stock to be issued in connection with the Neuro-Pro acquisition.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the matters addressed in the section entitled “Caution Regarding Forward-Looking Statements,” beginning on page v of this prospectus, before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward-looking statements. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Related to Our Business

The COVID-19 coronavirus has and can continue to adversely impact our business.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to over 150 countries and every state in the United States. On January 30, 2020, the World Health Organization declared the outbreak of coronavirus a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity. Operations related to the sale and use of medical devices and supplies utilized in surgical procedures may experience a delay in implementation and expansion our Business.

Since December 11, 2020, the U.S. Food and Drug Administration (“FDA”) issued the emergency use authorizations (“EUA”) for three vaccines developed for the prevention of COVID-19 caused SARS-CoV-2. Other vaccine manufacturers are anticipated to receive FDA approval for additional vaccines. The emergency use authorizations allow the vaccines to be distributed in the U.S. While clinical trials of the vaccines demonstrated a high degree of effectiveness, there remains uncertainty as to the effectiveness of the vaccines outside clinical trials, the timing of the rollout of the vaccines, the immunization and acceptance rate, potential side effects of the vaccines, potential mutation of COVID-19 in response to the vaccines and other risks and uncertainties.

The extent to which the COVID-19 coronavirus may continue to impact our business and our profitability and growth will depend on future developments to combat COVID-19, which are highly uncertain and cannot be predicted with confidence, such as the effectiveness of vaccines, the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

State and local governments may place mandates limiting elective surgeries in hospital facilities in order to reserve capacity for COVID-19 patients. Such limitation on elective surgeries in states in which we operate can have a material negative effect on our ability to manage procedures and therefore our revenue.

Historical negative operating results

In 2015, we launched our business as a neuromonitoring service company. Since its initial launch, the Company has generated operating losses in 2017 and 2020. The 2017 operating loss was due to a $16 million non-cash expense related to shares of stock granted to two executives of the Company. There will be no expense recognized in future periods for these share grants. The 2020 operating loss relates primarily to the Company reducing its revenue accrual rates and accounts receivable collection assumptions to be more in line with its current cash collection experience. The impact of this was approximately $20 million in 2020. Commencing September 30, 2020, the Company commenced updating its revenue accrual rates and accounts receivable collection assumptions on a quarterly basis. Previously this was done on a semi-annual basis. The quarterly updates should reduce the risk of volatile fluctuations like those experienced in 2020. While fluctuations in the revenue accrual rates and accounts receivable collection assumptions will occur in the future, the Company does not expect them to be as significant as those previously experienced.

Our plan is to grow our business through expansion and we anticipate that we will be required to raise additional funds to finance our operations; however, we may not be able to do so when necessary and/or on terms advantageous or acceptable to us.

We have financed our capital and cash requirements primarily from revenues generated from services, using a bank facility and line of credit, and issuing convertible debentures, common stock and warrants in private placement offerings. Our ability to maintain the carrying value of our assets and become profitable is dependent on successfully marketing our services, maintaining future profitable operations, improving our billing and collections processes, successfully negotiating pricing and payment arrangements with payors and maintaining our network of providers, the outcome of which cannot be predicted at this time. We intend to grow our operations by developing additional PE relationships and directly contracting with hospitals and surgery centers for services. In the future, we anticipate that it may be necessary for us to raise additional funds for the continuing development of our business strategy.

Our operations to date have consumed substantial amounts of cash and we have sustained negative cash flows from our operations for the last several years. We anticipate that we will require future additional capital, including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. However, there can be no assurances that we will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or product candidates that we would otherwise seek to develop or commercialize. Our failure to raise capital when needed could materially harm our business, financial condition and results of operations.

Our business strategy is to grow through expansion of our current business and acquisitions; however, our business is currently not highly diversified.

Our business strategy has been to grow through expansion. Although we operate in Colorado, Texas, Louisiana, Pennsylvania, Michigan, South Carolina, Arizona, Kansas, Missouri, Nebraska, Nevada and Utah, the majority of our case volume is currently concentrated in Colorado, Louisiana and Texas, where we are susceptible to local and regional fluctuations in demand for our service, downturns in the economy, adverse weather conditions, changes in local or state regulations, and other localized market changes.

Our efforts to expand and execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisition transactions. We may encounter numerous business risks in acquiring additional facilities, and may have difficulty operating and integrating these facilities. Further, the companies or assets we acquire in the future may not ultimately produce returns that justify our investment. If we are not able to execute our acquisition strategy, our ability to increase revenues and earnings through external growth will be impaired.

Our loan agreement subjects us to covenants that affect the conduct of business. In the event that our common shares do not maintain a sufficient valuation, or potential acquisition candidates are unwilling to accept our common shares as all or part of the purchase consideration, we may be required to use more of our cash resources, if available, or to rely solely on additional financing arrangements to pursue our acquisition and development strategy. We may not have sufficient capital resources or be able to obtain financing on terms acceptable to us for our acquisition and development strategy, which would limit our growth. Without sufficient capital resources to implement this strategy, our future growth could be limited and operations impaired. There can be no assurance that additional financing will be available to fund this growth strategy or that, if available, the financing will be on terms that are acceptable to us.

We face significant competition from other healthcare providers.

We compete with other IONM service providers for patients, surgeons, neurologist, and INPs. Some of our competitors have longstanding and well-established relationships with physicians and third-party payors in the community. Some of our competitors are hospitals that provide IONM services for surgeries occurring within their hospital facilities. Some of our competitors are also significantly larger than us, may have access to greater marketing, financial and other resources and may be better known in the general community.

The competition among service providers, facilities and hospitals for surgeons, neurologists, professional staff and patients has intensified in recent years. We face competition from other providers that perform similar services, both inside and outside of our primary service areas. Some of our competitors are owned by non-profit or governmental entities, which may be supported by endowments and charitable contributions or by public or governmental support. These competitors can make capital expenditures without paying sales tax, may hold the property without paying property taxes and may pay for the equipment out of earnings not burdened by income taxes. This competitive advantage may affect our ability to compete effectively with these non-profit or governmental entities.

There are several large, publicly traded companies, divisions or subsidiaries of large publicly held companies, and several private companies that develop and acquire specialty services, which may include neuromonitoring, and these companies compete with us in the acquisition of additional businesses. Further, many surgeon groups develop groups that provide ancillary services, using consultants who typically perform these services for a fee and who may take a small equity interest in the ongoing operations of a business. We can give no assurance that we can compete effectively in these areas. If we are unable to compete effectively to recruit new surgeons, neurologists, attract patients, enter into arrangements with managed care payors or attract new facility-wide outsourcing agreements, our ability to implement our growth strategies successfully could be impaired. This may have an adverse effect on our business, results of operations and financial condition.

Reliance on key personnel, industry partners and our ability to hire experienced employees and professionals

Our development will depend on the efforts of key management, key personnel and our relationships with medical partners in the surgical industry and our ability to hire experienced employees and professionals. Loss of any of these people and partnerships, particularly to competitors, could have a material adverse effect on our business. Further, with respect to the future development of our business, it is necessary to attract additional partners and personnel for such development.

The marketplace for key skilled personnel is becoming more competitive, which means the cost of hiring, training and retaining such personnel may increase. Our business is dependent on our ability to hire and retain employees who have advanced clinical and other technical skills. Employees who meet these high standards are in great demand and are likely to remain a limited resource in the foreseeable future. If we are unable to recruit and retain a sufficient number of these employees, the ability to maintain and grow the business could be negatively impacted. A limited supply of qualified applicants may also contribute to wage increases which outpace the rate of inflation

Factors outside our control, including competition for human capital and the high level of technical expertise and experience required to execute this development, will affect our ability to employ the specific personnel required. Due to our relatively small size, the failure to retain or attract a sufficient number of key skilled personnel and partnerships could have a material adverse effect on our business, results of future operations and financial condition.

The intraoperative neuromonitoring industry is relatively new and is subject to risk associated with public scrutiny and gaps in technician oversight and formal board reviews.

The intraoperative neuromonitoring industry is relatively new and many of service providers are small privately held providers of intraoperative neuromonitoring that lack quality assurance programs. Our competitors may be more susceptible to adverse patient outcomes, thus raising public scrutiny of the industry as a whole. Such public scrutiny could impact our ability to maintain and grow the business.

Technicians within the intraoperative neuromonitoring industry are not subject to oversight or formal board reviews. Lack of oversight and reviews could lead to declining quality among providers who lack self-governed internal programs designed to ensure high-quality standards. Given the fragmented competitive landscape of the neuromonitoring industry, such gaps in appropriate clinical oversight could impact our ability to maintain or grow the business.

We are subject to fluctuations in revenues and payor mix.

We depend on payments from third-party payors, including private insurers, managed care organizations and government healthcare programs. We are dependent on private and, to a lesser extent, governmental third- party sources of payment for the procedures performed in Procedure Facilities. Our competitive position has been, and will continue to be, affected by reimbursement and co-payment initiatives undertaken by third-party payors, including insurance companies, and, to a lesser extent, employers, and Medicare and Medicaid.

As an increasing percentage of patients become subject to healthcare coverage arrangements with managed care payors, our success may depend in part on our ability to negotiate favorable contracts on behalf of Procedure Facilities with managed care organizations, employer groups and other private third-party payors. There can be no assurances that we will be able to enter into these arrangements on satisfactory terms in the future. Also, to the extent that Procedure Facilities have managed care contracts currently in place, there can be no assurance that such contracts will be renewed, or the rates of reimbursement held at current levels.

Managed care plans often set their reimbursement rates based on Medicare and Medicaid rates and consequently, although only a small portion of our revenues are from Medicare and Medicaid, the rates established by these payors may influence our revenues from private payors. As with most government reimbursement programs, the Medicare and Medicaid programs are subject to statutory and regulatory changes, possible retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect our revenues and results of operations.

The Centers for Medicare and Medicaid Services introduced substantial changes to reimbursement and coverage related to ambulatory surgical centers (“ASC”). Under these ASC rules, reimbursement levels decreased and remain subject to change. Consequently, our operating margins may continue to be under pressure as a result of changes in payor mix and growth in operating expenses in excess of increases in payments by third-party payors. In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to privately insured patients is limited. This could have a material adverse effect on our business, operating results and financial condition.

We currently do not bill for Medicare or Medicaid procedures.

Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered and is recognized upon performance of the patient service. In determining net patient service revenue, management periodically reviews and evaluates historical payment data, payor mix and current economic conditions and adjusts, as required, the estimated collections as a percentage of gross billings in subsequent periods based on final settlements and collections. Management continues to monitor historical collections and market conditions to manage and report the effects of a change in estimates. While we believe that the current reporting and trending software provides us with an accurate estimate of net patient service revenues, any changes in collections or market conditions that we fail to accurately estimate or predict could have a material adverse effect on our operating results and financial condition.

We depend on reimbursement from a small group of third-party payers which could lead to delays and uncertainties in the reimbursement rate and process.

Approximately 60% of our accrued revenue for the twelve months ended December 31, 2020 relates to 24 third-party payors. The loss or disruption of any one of these payors could have an adverse effect on our business, results of operations and financial condition. Additionally, about 90% of our cash collections during the twelve months ended December 31, 2020 was concentrated among these same third party payors. Greater diversification of payors is dependent on expansion into new markets.

Our performance is greatly dependent on decisions that third-party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third-Party Payors.

One of the complexities of our business is navigating the increasingly hostile environment for entities that are not participants in the health insurance companies’ (“Third-Party Payors”) provider networks (also referred to as an out-of-network provider or facility). Third-Party Payors negotiate discounted fees with providers and facilities in return for access to the patient populations which those Third-Party Payors cover. The providers and facilities that contractually agree to these rates become part of the Third-Party Payor’s “network”. We are currently out-of-network as to most Third-Party Payors.

There are several risks associated with not participating in Third-Party Payor networks. First, not all Third- Party Payors offer coverage to their patients for services rendered by non-participants in that Third-Party Payor’s network. Further, it is typically the case that patients with so-called “out-of-network benefits” will be obliged to pay higher co-pays, higher deductibles, and a larger percentage of co-insurance payments. In addition, because the out-of-network coverage often mandates payment at a “usual and customary rate”, the determination of the amounts payable by the Third-Party Payor can fluctuate.

Healthcare providers and facilities that choose not to participate in a Third-Party Payor’s network often face longer times for their claims to be processed and paid. Further, many Third-Party Payors aggressively audit claims from out-of-network providers and facilities and continuously change their benefit policies in various ways that restrict the ability of beneficiaries to access out of network benefits, and to restrict out-of-network providers from treating their beneficiaries. Consequently, it may become necessary for us to change our out-of-network strategy and join Third-Party Payor networks. This may require us to negotiate and maintain numerous contracts with various

Third-Party Payors. In either case, our performance is greatly dependent upon decisions that Third-Party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third-Party Payors.

If it becomes necessary for us to convert entirely to in-network, there is no guarantee that we will be able to successfully negotiate these contracts. Further, we may experience difficulty in establishing and maintaining relationships with health maintenance organizations, preferred provider organizations, and other Third-Party Payors. Out-of-network reimbursement rates are typically higher than in network reimbursement rates, so our revenue would likely decline if we move to an in-network provider strategy and fail to increase our volume of business sufficiently to offset reduced in-network reimbursement rates. These factors could adversely affect our revenues and our business.

Historically, all privately insured cases were billed on an out-of-network basis. Over the past eighteen months the Company has shifted some of the business to direct and indirect contracts with the payors and related parties. However, as of September 30, 2021, approximately 70% of our privately insured cases remain out of network basis, without any reimbursement rate protection or consistent in-network patient enrollments typically seen from an in-network agreement. Accordingly, we are susceptible to changes in reimbursement policies and procedures by third-party insurers and patients’ preference of using their out of network benefits which could have an adverse effect on our business, results of operations and financial condition.

The industry trend toward value-based purchasing may negatively impact our revenues.

We believe that value-based purchasing initiatives of both governmental and private payors tying financial incentives to quality and efficiency of care will increasingly affect the results of operations of Procedure Facilities and may negatively impact our revenues if we are unable to meet expected quality standards.

We may be affected by the Patient Protection and Affordable Care Act (“ACA”), which contains several provisions intended to promote value-based purchasing in federal health care programs. Medicare now requires providers to report certain quality measures in order to receive full reimbursement increases for inpatient and outpatient procedures that were previously awarded automatically. In addition, hospitals that meet or exceed certain quality performance standards will receive increased reimbursement payments, while hospitals that have “excess readmissions” for specified conditions will receive reduced reimbursement. There is a trend among private payors toward value-based purchasing of health care services, as well. Many large commercial health insurance payors require hospitals to report quality data, and several of these payors will not reimburse hospitals for certain preventable adverse events.

We expect value based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common, to involve a higher percentage of reimbursement amounts and to spread to reimbursement for ancillary services. Although we are unable to predict how this trend will affect our future results of operations, it could negatively impact our revenues if we are unable to meet quality standards established by both governmental and private payors.

State and Federal surprise billing legislation could lead to lower reimbursement rates.

The majority of U.S. states have laws protecting consumers against out-of-network balance billing or “surprise billing”. U.S. congressional committees have also proposed federal legislation to prohibit surprise billing. While consumer collections represent a negligible amount of our total revenue, most state surprise billing laws have established payment standards based on the median in-network rate or a multiplier of what Medicare would pay. These payment standards are often less than the average out-of-network payment and could therefore have an adverse effect on reimbursement rates. Although we have already experienced lower reimbursement rates from such laws, additional impact may be experienced as more states and/or federal legislation is adopted. Today, approximately 20% of our third-party payor revenue is contracted with in-network rate agreements and we are actively pursuing more in-network agreements to further mitigate this risk.

Our revenues will depend on our customers’ continued receipt of adequate reimbursement from private insurers and government sponsored healthcare programs.

Political, economic, and regulatory influences continue to change the healthcare industry in the United States. The ability of hospitals to pay fees for our products partially depends on the extent to which reimbursement for the costs of such materials and related treatments will continue to be available from private health coverage insurers and other similar organizations. We may have difficulty gaining market acceptance for the products we sell if third-party payors do not provide adequate coverage and reimbursement to hospitals. Major third- party payors of hospitals, such as private healthcare insurers, periodically revise their payment methodologies based, in part, upon changes in government sponsored healthcare programs. We cannot predict these periodic revisions with certainty, and such revisions may result in stricter standards for reimbursement of hospital charges for certain specified products, potentially adversely impacting our business, results of operations, and financial conditions.

Accounting adjustments due to changes in circumstances or estimates may require us to write off accounts receivables or write down intangible assets, such as goodwill, may have a material impact on our financial reporting and results of operations.

We have made accounting adjustments due to changes in circumstances or estimates. For example, we made adjustments by writing off accounts receivable due to changes in accounting estimates for collections and we may write off additional accounts receivable, intangible assets, such as goodwill, or may be required to make adjustments to our financial statements based on changes in circumstances.

Accounts Receivable

When commencing operations in 2016, the Company was provided with collection experience from its then third-party billing and collection company who billed on behalf of other neuromonitoring companies in the United States. The Company used this third-party collection experience to accrue revenue for its technical and professional neuromonitoring services. This practice continued until the end of 2018. At the end of 2018, the Company reviewed its own collection experience and determined that its collections for 2016 - 2017 technical and professional cases were lower than the amounts previously accrued. Accordingly, the Company reserved all its open accounts receivables to the amount determine from our actual historical collection experience. The Company then used its own collection experience to record technical and professional revenue for all subsequent services provided. In conjunction with the reserves recorded at the end of 2018, the Company instituted an accounting policy to update its technical and professional collection experience on a semi-annual basis based upon the average collection per procedure for the billings twenty-four months prior.

The Company updated its technical and professional collection experience at the end of June 2019, December 2019 and June 2020. For each of these periods, the collection experience deteriorated from the previous semi-annual period estimates and additional reserves were recorded. In addition, at the end of December 2019 the Company reserved all of the previously recorded revenue amounts from a commercial insurance provider that refused to pay the Company for technical neuromonitoring cases.

In order to more precisely estimate and our accounts receivable reserves, in September 2020 the Company changed its accounting policy to update its technical and professional collection experience quarterly. This change in policy will not eliminate additional reserves being recorded for fluctuation in the technical and professional collection experience in future periods. However our change in policy is expected to reduce the magnitude of future reserves that are recorded as a result of fluctuations in the Company’s collection experience.

Goodwill and Intangible Assets

As a result of purchase accounting for our acquisition transactions, our consolidated balance sheet at December 31, 2020 contained intangible assets designated as either goodwill or intangibles totaling approximately $2.85 million in goodwill and approximately $4.1 million in intangibles. Additional acquisitions that result in the recognition of additional intangible assets would cause an increase in these intangible assets. On an ongoing basis, we evaluate whether facts and circumstances indicate any impairment of the value of intangible assets. As circumstances change, we cannot assure you that the value of these intangible assets will be realized. If we determine that a significant impairment has occurred, we will be required to write-off the impaired portion of goodwill or other intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs.

We depend on referrals.

Our success, in large part, is dependent upon referrals to our physicians from other physicians, systems, health plans and others in the communities in which we operate, and upon our medical staff’s ability to maintain good relations with these referral sources. Physicians who use Procedure Facilities and those who refer patients are not our employees and, in many cases, most physicians have admitting privileges at other hospitals and (subject to any applicable non-competition arrangements) may refer patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with our physicians and their referral sources, the number of procedures performed at Procedure Facilities may decrease and cause revenues to decline. This could adversely affect our business, results of operations and financial condition.

We may be subject to professional liability claims.

As a healthcare provider, we are subject to professional liability claims both directly and indirectly through the malpractice of members of our medical staff. We are responsible for the standard of care provided in Procedure Facilities by staff working in those facilities. We have legal responsibility for the physical environment and appropriate operation of our equipment used during surgical procedures. In addition, we are subject to various liability for the negligence of its credentialed medical staff under circumstances where we either knew or should have known of a problem leading to a patient injury. The physicians credentialed at Procedure Facilities are involved in the delivery of healthcare services to the public and are exposed to the risk of professional liability claims. Although we neither control the practice of medicine by physicians nor have responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and their services, as a result of the relationship between us and the physicians providing services to patients in Procedure Facilities, we or our subsidiaries may become subject to medical malpractice claims under various legal theories. Claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of available insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. We maintain and require the physicians on the medical staff of Procedure Facilities to maintain liability insurance in amounts and coverages believed to be adequate, presently $1 million per claim to an aggregate of $3 million per year.

Most malpractice liability insurance policies do not extend coverage for punitive damages. While extremely rare in the medical area, punitive damages are those damages assessed by a jury with the intent to “punish” a tortfeasor rather than pay for a material loss resulting from the alleged injury. We cannot assure you that we will not incur liability for punitive damage awards even where adequate insurance limits are maintained. We also believe that there has been, and will continue to be, an increase in governmental investigations of physician-owned facilities, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Investigation activity by private third-party payors has also increased with, in some cases, intervention by the states’ attorneys general. Also possible are potential non-covered claims, or “qui tam” or “whistleblower” suits. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on our financial condition.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

Our operations may subject us, as well as our officers and directors to whom we owe certain defense and indemnity obligations, to litigation and liability for damages. Our business, profitability and growth prospects could suffer if we face negative publicity or we pay damages or defense costs in connection with a claim that is outside the scope or limits of coverage of any applicable insurance coverage, including claims related to adverse patient events, contractual disputes, professional and general liability, and directors’ and officers’ duties. We currently maintain insurance coverage for those risks we deem are appropriate. However, a successful claim, including a professional liability, malpractice or negligence claim which is in excess of any applicable insurance coverage, or not covered by insurance, could have a material adverse effect on our earnings and cash flows. In addition, if our costs of insurance and claims increase, then our earnings could decline. Market rates for insurance premiums and deductibles have been steadily increasing. Our earnings and cash flows could be materially and adversely affected by any of these:

We are subject to rising costs, including malpractice insurance premiums or claims may adversely affect our business

The costs of providing our services have been rising and are expected to continue to rise at a rate higher than that anticipated for consumer goods as a whole. These increased costs may arise from adverse risk management claims against us or increases in the rates for medical malpractice insurance. As a result, our business, operating results or financial condition could be adversely affected if we are unable to implement annual private pay increases due to changing market conditions or otherwise increase our revenues to cover increases in labor and other costs.

We may incur unexpected, material liabilities as a result of acquisitions.

Although we intend to conduct due diligence on any future acquisition, we may inadvertently invest in acquisitions that have material liabilities arising from, for example, the failure to comply with government regulations or other past activities. Although we have professional and general liability insurance, we do not currently maintain and are unlikely to acquire insurance specifically covering every unknown or contingent liability that may have occurred prior to our investment in Procedure Facilities, particularly those involving prior civil or criminal misconduct (for which there is no insurance). Incurring such liabilities as a result of future acquisitions could have an adverse effect on our business, operations and financial condition.

If we fail to successfully maintain an effective internal control over financial reporting, the integrity of our financial reporting could be compromised, which could result in a material adverse effect on our reported financial results.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Our reliance on software-as-a-service (“SaaS”) technologies from third parties may adversely affect our business and results of operations.

We rely on SaaS technologies from third parties in order to operate critical functions of our business, including financial management services, customer relationship management services, supply chain services and data storage services. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices, or for any other reason, our expenses could increase, our ability to manage our finances could be interrupted, our processes for managing sales of our offerings and supporting our customers could be impaired, our ability to communicate with our suppliers could be weakened and our ability to access or save data stored to the cloud may be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could harm our business, financial condition, and results of operations.

Our business depends on network and mobile infrastructure developed and maintained by third-party providers. Any significant interruptions in service could result in limited capacity, processing delays and loss of customers.

We depend on the development and maintenance of the Internet and mobile infrastructure. This includes maintenance of reliable Internet and mobile infrastructure with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet and mobile access. We also use and rely on services from other third parties, such as our telecommunications services and credit card processors, and those services may be subject to outages and interruptions that are not within our control. Failures by our telecommunications providers may interrupt our ability to provide phone support to our customers and Distributed denial-of-service (“DDoS”) attacks directed at our telecommunication service providers could prevent customers from accessing our website. In addition, we have in the past and may in the future experience down periods where our third-party credit card processors are unable to process the online payments of our customers, disrupting our ability to receive customer orders. Our business, financial condition, and results of operations could be materially and adversely affected if for any reason the reliability of our Internet, telecommunications, payment systems and mobile infrastructure is compromised.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

We are dependent on the proper function, availability and security of our information systems, including without limitation those systems utilized in our scheduling and collection operations. We have undertaken measures to protect the safety and security of our information systems and the data maintained within those systems. As part of our efforts, we may be required to expend significant capital to protect against the threat of security breaches or to alleviate problems caused by breaches, including unauthorized access to patient data and personally identifiable information stored in our information systems and the introduction of computer malware to our systems. However, there can be no assurance our safety and security measures will detect and prevent security breaches in a timely manner or otherwise prevent damage or interruption of our systems and operations. We may be vulnerable to losses associated with the improper functioning, security breach or unavailability of our information systems.

We have identified and disclosed in our Form 10-K for the year ended December 31, 2020, material weaknesses in our internal control over financial reporting. If we are not able to remediate these material weaknesses and maintain an effective system of internal controls, we may not be able to accurately or timely report our financial results, which could cause our stock price to fall or result in our stock being delisted.

We need to devote significant resources and time to comply with the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) with respect to internal control over financial reporting. In addition, Section 404 under Sarbanes-Oxley requires that we assess the design and operating effectiveness of our controls over financial reporting, which are necessary for us to provide reliable and accurate financial reports.

As reported in our Form 10-K for the year ended December 31, 2020, there were material weaknesses in our internal controls over financial reporting at December 31, 2020. Specifically, management’s assessment concluded that the Company has the following material weaknesses: (a) lack of review of accounting for complex transactions and (b) lack of proper segregation of duties.

We expect our systems and controls to become increasingly complex to the extent that we integrate acquisitions and as our business grows. To effectively manage our company today and this anticipated complexity, we need to remediate these material weaknesses and continue to improve our operational, financial, and management controls and our reporting systems and procedures. Any failure to remediate these material weaknesses and implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results, cause us to fail to meet our financial reporting obligations, or make it more difficult to raise capital (or, if we are able to raise such capital, make such capital more expensive), one or more of which could adversely affect our business and/or jeopardize our listing on the NASDAQ, any of which would harm our stock price.

Risks Related to Regulation of the Healthcare Industry

Our business is subject to intense government regulation

The health care industry is heavily regulated and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels. A number of these laws only relate to the provision of Medicare and Medicaid billing. We currently do not bill for Medicare or Medicaid procedures. However, we are cognizant of these laws and regulations as we consider billing Medicare or Medicaid directly in the future.

Anti-Kickback Statutes

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of healthcare items or services paid for by federal healthcare programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal anti-kickback statute could result in felony conviction, administrative penalties, civil liability (including penalties) under the False Claims Act and/or exclusion from federal healthcare programs.

A number of states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored healthcare programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law. Enforcement of state anti-kickback laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of such anti-kickback laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self- Referral (“Stark”) Laws

The federal Stark Law, 42 U.S.C. 1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential civil liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by a physician to a health care entity in which the physician has an ownership interest). Such physician self-referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state. Enforcement of state physician self-referral laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of physician self-referral laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment to a government-sponsored program, such as Medicare and Medicaid. Violations of the False Claims Act present civil liability of treble damages plus a penalty of at least $11,181 per false claim. The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and qui tam plaintiffs to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

Our management carefully considers the importance of compliance will all applicable laws and when structuring company operations. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

State Licensure and Accreditation

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. For example: (1) many states have implemented laws and regulations related to so-called “tele-health,” but whether those laws apply to our operations, and the obligations they impose, vary wildly; (2) some states have so-called corporate practice of medicine prohibitions, and such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies; and (3) some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have a material adverse effect on our business, financial condition or results of operations.

In addition, our partners’ healthcare facilities and professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Health Information Privacy and Security Standards

The privacy and data security regulations under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable patient health information (“PHI”); (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities and business associates must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties, including a tiered system of civil money penalties that range from $100 to $50,000 per violation, with a cap of $1.5 million per year for identical violations. In the event of a breach, a HIPAA covered entity must promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.

Our management carefully considers the importance of compliance with patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

Our operations are subject to the nation’s healthcare laws, as amended, repealed, or replaced from time to time.

The ACA and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Care Reform Acts”) mandated changes specific to benefits under Medicare. In 2012, the U.S. Supreme Court upheld the constitutionality of the ACA, including the “individual mandate” provisions of the ACA that generally require all individuals to obtain healthcare insurance or pay a penalty. However, the U.S. Supreme Court also held that the provision of the ACA that authorized the Secretary of the U.S. Department of Health and Human Services (“HHS”) to penalize states that choose not to participate in the expansion of the Medicaid program by removing all of its existing Medicaid funding was unconstitutional. In response to the ruling, a number of state governors opposed its state’s participation in the expanded Medicaid program, which resulted in the ACA not providing coverage to some low-income persons in those states. In addition, several bills have been, and are continuing to be, introduced in U.S. Congress to amend all or significant provisions of the ACA, or repeal and replace the ACA with another law. In December 2017, the individual mandate was repealed via the Tax Cuts and Jobs Act of 2017. Afterwards, legal and political challenges as to the constitutionality of the remaining provisions of the ACA resumed.

The effect of these laws is subject to numerous variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, gradual and potentially delayed implementation or possible amendment, as well as the uncertainty as to the extent to which states will choose to participate in the expanded Medicaid program. The continued implementation of provisions of the ACA, the adoption of new regulations thereunder and ongoing challenges thereto, also added uncertainty about the current state of U.S. healthcare laws and could negatively impact our business, results of operations and financial condition. Healthcare providers could be subject to federal and state investigations and payor audits.

A cyber security incident could cause a violation of HIPAA, breach of customer and patient privacy, or other negative impacts.

We rely extensively on our information technology (or IT) systems to manage scheduling and financial data, communicate with customers and their patients, vendors, and other third parties, and summarize and analyze operating results. In addition, we have made significant investments in technology, including the engagement of a third-party IT provider. A cyber-attack that bypasses our IT security systems could cause an IT security breach, a loss of protected health information, or other data subject to privacy laws, a loss of proprietary business information, or a material disruption of our IT business systems. This in turn could have a material adverse impact on our business and result of operations. In addition, our future results of operations, as well as our reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data, or proprietary business information. Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in our industry and may occur on our systems in the future. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

As cyber-security threats develop and grow, it may be necessary to make significant further investments to protect data and infrastructure. If an actual or perceived breach of our security occurs, (i) we could suffer severe reputational damage adversely affecting customer or investor confidence, (ii) the market perception of the effectiveness of our security measures could be harmed, (iii) we could lose potential sales and existing customers, our ability to deliver our services or operate our business may be impaired, (iv) we may be subject to litigation or regulatory investigations or orders, and (v) we may incur significant liabilities. Our insurance coverage may not be adequate to cover the potentially significant losses that may result from security breaches.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to among other things:

●	Insurance: the collapse or insolvency of our insurance carriers; further increases in premiums and deductibles; increases in the number of liability claims against us or the cost of settling or trying cases related to those claims; an inability to obtain one or more types of insurance on acceptable terms, if at all; insurance carriers deny coverage of our claims; or our insurance coverage is not adequate.
●	Billing and Collections: billing and coding for services, including documentation of care, appropriate treatment of overpayments and credit balances, and the submission of false statements or claims; relationships and arrangements with physicians and other referral sources and referral recipients, including self-referral restrictions, and prohibitions on kickbacks and other non-permitted forms of remuneration and prohibitions on the payment of inducements to Medicare and Medicaid beneficiaries in order to influence their selection of a provider.
●	Governmental Regulation: licensure, certification, enrollment in government programs and certificate of need approval, including requirements affecting the operation, establishment and addition of services and facilities; the necessity, appropriateness, and adequacy of medical care, equipment, and personnel and conditions of coverage and payment for services; quality of care and data reporting; restrictions on ownership of surgery centers; operating policies and procedures; qualifications, training and supervision of medical and support personnel; and fee-splitting and the corporate practice of medicine;
●	Patient Care: screening of individuals who have emergency medical conditions; workplace health and safety; consumer protection; anti-competitive conduct; and confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and other personal information and medical records.

Because of the breadth of these laws and the narrowness of available exceptions and safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of these laws. For example, failure to bill properly for services or return overpayments and violations of other statutes, such as the federal Anti-Kickback Statute or the federal Stark Law, may be the basis for actions under similar state laws. Under HIPAA, criminal penalties may be imposed for healthcare fraud offenses involving not just federal healthcare programs but also private health benefit programs. Enforcement actions under some statutes may be brought by the government as well as by a private person under a qui tam or “whistleblower” lawsuit. Federal enforcement officials have numerous enforcement mechanisms to combat fraud and abuse, including bringing civil actions under the Civil Monetary Penalty Law, which has a lower burden of proof than criminal statutes.

If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including fines, damages, recoupment of overpayments, loss of licenses needed to operate, and loss of enrollment and approvals necessary to participate in Medicare, Medicaid and other government sponsored and third-party healthcare programs. Federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed healthcare fraud. Many of these laws and regulations have not been fully interpreted by regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or require us to make changes in our operations, facilities, equipment, personnel, services, capital expenditure programs or operating expenses to comply with the evolving rules. Any enforcement action against us, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The laws and regulations governing the provision of healthcare services are frequently subject to change and may change significantly in the future. We cannot assure you that current or future legislative initiatives, government regulation or judicial or regulatory interpretations thereof will not have a material adverse effect on us. We cannot assure you that a review of our business by judicial, regulatory or accreditation authorities will not subject us to fines or penalties, require us to expend significant amounts, reduce the demand for our services or otherwise adversely affect our operations.

Risks Related to Our Debenture

Restrictive covenants in our loan agreements with Centurion Financial Trust may restrict our ability to pursue our business strategies.

The operating and financial restrictions and covenants in our loan agreements with Centurion Financial Trust may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Such agreements limit our ability, among other things, to:

●	incur additional indebtedness or encumber our assets;
●	sell, assign or otherwise dispose of our assets;
●	sell shares of our subsidiaries;
●	change our collection practices;
●	change the nature of our business or re-organize our corporate structure;
●	make loans to third parties;
●	engage in sale-leaseback transactions;
●	engage in certain related party transactions;
●	create or adopt a defined benefit pension plan;
●	make or commit to any form of distribution or reduction in profits, including declaring dividends, share buy backs or redemptions, payment on account loans or payment of management bonuses (other than in the ordinary course); and
●	make or commit to capital expenditures in excess of 110% of the budget approved by Centurion Financial Trust.

Additionally, we have agree to financial covenants whereby, beginning with the fiscal quarter ended December 31, 2021, we will maintain:

●	a minimum working capital ratio of 1.20:1 (defined as current assets to current liabilities);
●	a fixed change coverage of 1.25:1 (defined as the ratio of EBITDA less cash taxes and unfunded capital expenditures divided by all scheduled lease payments and payments on all debt including funded debt); and
●	a maximum funded debt to EBITDA Ratio of 4.50:1 (defined as the ratio of the total outstanding balances of all indebtedness including the outstanding balances all credit facilities including capital leases, term loans, bank indebtedness etc. plus the balances of any non-postponed related party credit facilities, if applicable, divided by EBITDA).

A breach of any of these covenants could result in an event of default under our loan agreements and permits the lender to cease making loans to us, demand immediate payment of all amounts due and payable under the loan agreements and to seek to foreclose on our assets if we can’t make such payments.

If our operating performance declines, we may be required to obtain waivers from the lender under the loan agreements to avoid defaults thereunder. If we are not able to obtain such waivers, our creditors could exercise their rights upon default.

Our obligations to Centurion Financial Trust are secured by a security interest in substantially all of our assets, if we default on those obligations, the lender could foreclose on our assets.

Our obligations under the loan agreements with Centurion Financial Trust and the related transaction documents are secured by a security interest in substantially all of our (the Company and all its subsidiaries) assets. As a result, if we default on our obligations under such loan agreements, the collateral agent on behalf of the lender could foreclose on the security interests and liquidate some or all of our assets, which would harm our business, financial condition and results of operations and could require us to reduce or cease operations and investors may lose all or part of their investment.

Events of default under the loan agreements include: (a) if default occurs in payment when due of any principal amount payable under the debenture; (b) if default occurs in payment when due of any interest, fees or other amounts payable under the debenture and remains unremedied for a period of five business days after the receipt by the Company of notice of such default; (c) if default occurs in payment or performance of any other obligation (whether arising herein or otherwise) and remains unremedied for a period of sixty days after the receipt by the Company of notice of such default; (d) if default occurs in performance of any other covenant of the Company or any guaranteeing subsidiary (a “Guarantor”) in favor of the lender under the debenture and remains unremedied for a period of sixty days after the receipt by the Company of notice of such default; (e) if an event of default occurs in payment or performance of any obligation in favor of any person from whom the Company or any Guarantor has borrowed in excess of $250,000 which would entitle the holder to accelerate repayment of the borrowed money, and such default is not remedied or waived in writing within sixty days of the occurrence of such default; (f) if the Company or any Guarantor commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Company or any Guarantor is filed or instituted and remains undismissed or unstayed for a period of sixty days or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; (g) if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Company, or any Guarantor, whether by winding‒up, surrender of charter or otherwise; (h) if the Company or any Guarantor ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business unless expressly permitted herein or otherwise by the lender in writing; (i) if any proposal is made or any petition is filed by or against the Company or any Guarantor under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of such Company or any Guarantor or other reorganization or arrangement respecting its or any Guarantor’s liabilities or if the Company or any Guarantor gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition; (j) if any receiver, administrator or manager of the property, assets or undertaking of the Company or any Guarantor or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court; (k) if any balance sheet or other financial statement provided by the Company to the lender pursuant to the provisions hereof is false or misleading in any material respect; (l) if any proceedings are taken to enforce any encumbrance affecting any of the secured property or if a distress or any similar process be levied or enforced against any of the secured property; (m) if any judgment or order for the payment of money in excess of $250,000 shall be rendered against the Company or any Guarantor and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (B) there shall be any period of sixty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (n) if any action is taken or power or right be exercised by any governmental body which would have a material adverse effect; (o) if any representation or warranty made by the Company or any Guarantor herein or in any other instrument to which it is a party or in any certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; (p) if a change of control occurs with respect to the Company, without the lender’s prior written consent; or (q) if there shall occur or arise any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of the Company or any Guarantor which, in the judgment of the lender, acting reasonably, would have a material adverse effect.

Risk Related to Our Stock

Our Founder and Director, Preston Parsons, has a controlling interest in Assure.

As of the date of this prospectus, our founder and director, Preston Parsons, directly or indirectly, owns 4,102,848 shares of common stock and 31,250 warrants and options exercisable to acquire 200,000 shares of common stock, which in aggregate totals 4,344,098 shares of common stock (assuming full exercise of his warrants and options) or beneficial ownership of 33.2% of our issued and outstanding shares of common stock. Of the shares of common stock beneficially owned by Mr. Parsons, 660,000 shares were issued under a restricted stock grant agreement and are subject to forfeiture; which shares with an original vest on December 31, 2021 or earlier upon satisfaction of certain conditions, however, the Company is currently renegotiating the vesting terms with Mr. Parsons. Mr. Parsons is our single largest shareholder and a control person for the purposes of Canadian and U.S. securities law. As a result, Mr. Parsons has the ability to influence the outcome of matters submitted to our shareholders for approval, which could include the election and removal of directors, amendments to our corporate governing documents and business combinations. In addition to his ability to influence matters submitted to our shareholders, the concentration of ownership in the hands of a single shareholder may discourage an unsolicited bid for our common stock and this may adversely impact the value and trading price of our common stock. In addition, sales of common stock by Mr. Parsons may adversely affect the trading price of our common stock.

Institutional investors beneficially own more than 5% of our issued and outstanding shares of common stock and may be able to influence the outcome of matters submitted to our shareholders for approval or propose changes that may disrupt our business.

As of the date of this prospectus, certain institutional investors beneficially own more than 5% of our issued and outstanding shares of common stock, including the following Selling Shareholders named in this prospectus Manchester Explorer, L.P., 1,875,000 shares of common stock (assuming exercise of the warrants); Special Situations Fund III QP, L.P., 1,316,269 shares of common stock (assuming exercise of the warrants); Special Situations Cayman Find, L.P., 436,514 shares of common stock (assuming exercise of warrants); Special Situations Life Sciences Fund, L.P., 747,217 shares of common stock (assuming exercise of the warrants); and Special Situations Private Equity Fund, L.P., 625,000 shares of common stock (assuming exercise of the warrants). As a result, these institutional investors have the ability to influence the outcome of matters submitted to our shareholders for approval or may propose changes that may disrupt our business.

The price of our common shares is subject to volatility.

Broad market and industry factors may affect the price of our common shares, regardless of our actual operating performance. Factors unrelated to our performance that may have an effect on the price of our securities include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; speculation about our business in the press or the investment community; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our securities; additions or departures of key personnel; sales of our common shares, including sales by our directors, officers or significant stockholders; announcements by us or our competitors of significant acquisitions, strategic partnerships of divestitures; and a substantial decline in the price of our securities that persists for a significant period of time could cause our securities to be delisted from an exchange, further reducing market liquidity. If an active market for our securities does not continue, the liquidity of an investor’s investment may be limited and the price of our securities may decline. If an active market does not exist, investors may lose their entire investment. As a result of these factors, the market price of our securities at any given point in time may not accurately reflect our long-term value. Securities class-action litigation often has been brought against companies in periods of volatility in the market price of their securities and following major corporate transactions or mergers and acquisitions. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Our bylaws designate the state and federal courts located in Denver, Colorado as the exclusive forum for certain types of actions and proceedings, which could limit a shareholder’s ability to choose the judicial forum for disputes arising with Assure Holdings Corp.

Our bylaws provides that unless we consent in writing to the selection of an alternative forum, the applicable court of competent jurisdiction shall be the state and federal courts located in Denver, Colorado (the “Colorado Court”), which Colorado Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for actions or other proceedings relating to:

(i)	a derivative action;
(ii)	an application for an oppression remedy, including an application for leave to commence such a proceeding;

(iii)	an action asserting a claim of breach of the duty of care owed by us; any director, officer or other employee or any shareholder;
(iv)	an action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or any shareholder;
(v)	an action or other proceeding asserting a claim or seeking a remedy pursuant to any provision of the Nevada Revised Statute or our articles or bylaws; and
(vi)	an action or other proceeding asserting a claim against us or any director or officer or other employee of the Corporation regarding a matter of the regulation of our business and affairs.

There is uncertainty as to whether a Court will enforce these forum selection clauses. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our bylaws to be limited to the specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the U.S. Securities Act or the rules and regulations thereunder.

If a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, and results of operations.

There is a limited trading market for our common stock.

Our common stock is listed in on the Nasdaq Capital Market and in Canada on the TSX-V. Historically, the trading volume for our common stock has been limited. Accordingly, investors may find it more difficult to buy and sell our shares. These factors may have an adverse impact on the trading and price of our common stock.

Our issuance of common stock upon exercise of warrants or options or conversion of convertible notes may depress the price of our common stock.

As of December 24, 2021, Assure had 12,818,866 shares of common stock issued and outstanding, outstanding warrants to purchase 3,940,006 shares of common stock; outstanding options to purchase 1,211,100 shares of common stock; outstanding convertible notes convertible into 1,744,068 shares of common stock; and 100,000 shares to be issued associated with the Neuro-Pro acquisition. The issuance of shares of common stock in connection with convertible securities and obligations could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

In addition, our articles authorize the issuance of 180,000,000 of shares of common stock. We may issue additional common stock in the future in connection with a future financing or acquisition.

We qualify as an “emerging growth company” under the JOBS Act.

As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm;
●	rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on- frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period or (iv) the last day of the fiscal year in which we celebrate the fifth anniversary of our first sale of registered common equity securities pursuant to the Securities Act of 1933, as amended. Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.

MARKET PRICE AND DIVIDENDS

Market Price for our Common Stock

Our common stock has been traded on the TSX-V under the symbol “IOM” since July 2017. Our common stock commenced quotation on the OTCQB under the symbol “ARHH” on February 25, 2019. On September 29, 2021, our common stock ceased trading on the OTCQB and commenced trading on the NASDAQ under the symbol “IONM.”

Holders

As of December 24, 2021 there were approximately 62 stockholders of record. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name through depositaries, including CDS & Co and CEDE & Co. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Dividend Policy

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors (the “Board”) and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law.

OUR BUSINESS

Overview of Our Business

Assure is a best-in-class provider of outsourced intraoperative neurophysiological monitoring (“IONM”) and an emerging provider of remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures. IONM has been well established as a standard of care and risk mitigation tool for various surgical verticals such as neurosurgery, spine, ear, nose, and throat, cardiovascular, orthopedic and other surgical procures that place the nervous system at risk.

Assure employs highly trained IONM technologists, which provide a direct point of contact in the operating room to relay critical information to the surgical team while Company physicians deliver remote neurology services in support of the surgical team. Assure technologists and physicians monitor the surgical procedure using state of the art, commercially available, diagnostic medical equipment. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience.

Assure offers a comprehensive suite of IONM services from scheduling of the Interoperative Neurophysiologist (“INP”) and supervising practitioner, real time monitoring, patient advocacy and subsequent billing for the services. Assure strives to pair a surgeon with a team of Intraoperative Neurophysiologists in order to promote a level of familiarity, comfort and efficiency between the Surgeon and the INP. During each procedure Assure provides two types of services, technical and professional IONM. Our in-house intraoperative neurophysiologists provide technical IONM services during the procedure in the operating room, while the telehealth-oriented professional IONM component is provided by a combination of Company physicians and third- party neurologists/readers. A portion of Assure’s professional IONM services are provided via Managed Service Agreements (“MSAs”) with surgeons or through agreements with Professional Entities (“PEs”). Neurologists/readers provide IONM coverage in a telehealth capacity as a level of redundancy and risk mitigation in support of the onsite technical services. All IONM procedures include both professional services (neurologist) and technical services (intraoperative monitoring). Collectively, support from Assure’s high quality technical and professional IONM services results in decreased hospital and surgeon liability, abbreviated patient stays, fewer readmissions, reduced hospital costs, enhanced overall patient satisfaction and the efficient achievement of better clinical outcomes.

We primarily engage in the neuromonitoring of neurosurgeries, spinal procedures, ear, nose and throat (“ENT”), orthopedic and cardiovascular surgeries. Assure provides IONM services for approximately 191 surgeons in 127 hospitals and surgery centers (which we refer to as “Procedure Facilities”) located in: Colorado, Texas, Louisiana, Pennsylvania, Michigan, South Carolina, Arizona, Kansas, Missouri, Nebraska, Nevada and Utah. Our continued geographic expansion initiatives, including facility-wide outsourcing agreements with medical facilities and hospital networks, coupled with the surgical vertical expansion efforts, extending the Company’s reach into remote neurology services and selective acquisitions are expected to generate substantial growth opportunities going forward. In the future, it may be necessary for us to raise additional funds for the continuing development of our business plan.

About IONM

According to the American Society of Neurophysiological Monitoring:

Intraoperative neurophysiological monitoring has been utilized in attempts to minimize neurological morbidity from operative manipulations. The goal of such monitoring is to identify changes in brain, spinal cord, and peripheral nerve function prior to irreversible damage. Intraoperative monitoring also has been effective in localizing anatomical structures, including peripheral nerves and sensorimotor cortex, which helps guide the surgeon during dissection.

Intraoperative neurophysiologic monitoring (IONM) is a technique that is directly aimed at reducing the risk of neurological deficits after operations that involve the nervous system. IONM is a technique that has evolved during the last two decades; it makes use of recordings of electrical potentials from the nervous system during surgical operations.

The use of IONM offers a possibility to detect injuries before they become so severe, they cause deficits after the operation. Introduction of IONM has reduced the risk of debilitating deficits such as muscle weakness, paralysis, hearing loss, and other loss of normal body functions. IONM is normally performed by technologists supervised by a physiologist, or a neurologist. Similar techniques as used in IONM are now used in a few kinds of operations for guiding the surgeon in an operation to help obtain the best results.

See, https://www.asnm.org/page/NewIONM

IONM technology helps assess the function of the central and peripheral nervous system during vascular, ear, nose, and throat, orthopedic, cardiac, neurosurgery, interventional radiological procedures, and other general surgeries that places one aspect of the nervous system at risk. The technology provides immediate feedback and warning to surgeons reducing the risk of permanent neurological injuries, helping to improve patient surgical outcomes. IONM employs modalities (tests) such as Somatosensory evoked potentials (SSEP), Transcranial evoked potentials (TcMEP), Electroencephalogram (EEG) and Electromyography (EMG) to monitor the function of peripheral nerves, spinal cord and brain. Surgeons widely use SSEP to measure the transmission of sensory information below and above the area of surgery. TcMEP helps measure motor impulses moving from the brain going out to the muscles throughout the body. EMG helps detect the electrical activity produced by the activation of the muscle by the nerve. EEG helps detect defects associated with the electrical activity of the brain. IONM confers possible benefits at many levels including: (i) improved patient care; (ii) reduced patient neurological mortality; (iii) reduced hospital stay and medical costs; and (iv) reduced overall insurance burden.

For IONM, our Intraoperative Neurophysiologist sets up multiple electrodes including needle electrodes on the patient’s hands, wrists, arms, shoulders, ankles, legs, feet and scalp. Peripheral nerves are stimulated with small electrical pulses during surgery and monitoring devices track how the resultant nerve impulses are transmitted through the nerve pathways, in the format of waveforms which appear on the equipment screen. These waveforms are tracked by the intraoperative neurophysiologist and a supervising practitioner. If abnormalities are detected, the surgeon is notified in real-time and can adjust their surgical approach, thus avoiding more serious and permanent nerve damage. IONM offers reduction in surgical risk by providing real time critical information and alerts to surgeons indicating potential harm or compromise to the monitored neural structures. Our INP and supervising remote neurology practitioners communicate their findings to the surgeon allowing repair to the damaged nerve during the procedure which must be completed timely to save the neural structure.

IONM is considered standard of care for surgeries with a high risk of neural injury such spine and brain surgery. Through research that Assure is undertaking, we aim to show IONM should be standard of care on all surgeries that place one or more aspects of the nervous system at risk.

There are several advantages to IONM during surgery: (i) IONM is minimally invasive and cost effective method considered not only to prevent injury during surgeries but also to decrease surgeon liability; (ii) real-time IONM helps improve patient outcome by providing the operative team with actionable information regarding the function of the patients monitored nervous structures; (iii) skilled intraoperative neurophysiologists perform IONM that use specialized analog and digital equipment to monitor electrical signals coming from the spinal cord, brain, muscle and cranial or peripheral nerves; (iv) licensed surgeons manage the surgical procedure. If serious or minor complications occur, the monitoring team alerts the surgical team whom can take corrective measures reducing the likely hood of permanent neurological injury.

Although there are numerous practical benefits to patients, as with any medical procedure there are also potential risks and complications. Risks associated with neuromonitoring are minimal especially with reference to the overall surgical procedure as a whole.

Modalities (Clinical Tests) Used in IONM Procedures

Electroencephalography Monitoring (EEG)

EEG monitoring was first used for IONM in the 1960s for the safe performance of carotid endarterectomy (“CEA”). EEG records and tracks brain wave patterns. EEG monitoring helps detect defects associated with the electrical activities of the brain. It also helps monitor cortical structures and evaluates perfusion (blood flow) to the cerebral cortex of the brain. Electrodes are placed on/in the patients scalp and brain wave activity is recorded from these electrodes. Raw EEG activity as well as digital processed EEG, such as compressed spectral array, provide a holistic view of the cortical activity allowing for a full interpretation. EEG is used in many surgical procedures as a monitoring and a mapping tool. It is used to monitor the cerebral activity, allowing the detection of early dysfunction caused by cerebral ischemia. EEG is commonly used for IONM during CEA, this procedure reduces blood flow to the brain. During the CEA, if the reduced blood flow to the brain causes a reduction in the EEG activity, the Interoperative Neurophysiologist alerts the surgeon immediately, allowing the surgeon to modify his/her technique, restore blood flow by placing a shunt and reducing the potential for stroke. The technology guides surgeons regarding the changes in the cerebral blood flow. EEG is also used in intracranial aneurysm repair, intracranial arteriovenous malformations, brain tumor resections and other procedures that place the cerebral cortex of the brain at risk.

Electromyography Monitoring (EMG)

EMG monitoring helps detect electrical potentials produced by muscle cells when these cells are neurologically or electrically activated. EMG helps monitor nerve damage, unnecessary traction, and other impairments of the nerves during cranial nerve, peripheral nerve, and spinal nerve root surgeries. During cranial nerve surgeries, the endings of nerves are electrically stimulated and the response in the neck or facial muscles is recorded. Our intraoperative neurophysiologists constantly record EMG and display the data visually or transmit to a speaker for auditory feedback. Basic EMG techniques include free-running EMG, stimulated EMG, and intraoperative Nerve Conduction Studies (NCS). Free-running EMG detects mechanical irritation of the nerve. It can be passively recorded from the muscles without the electrical stimulation of the nerve. Stimulated EMG is performed by electrically stimulating the nerves and recording the resulting contraction of the innervated muscle. Stimulated EMG is used by the surgeon to help identify neural tissue and map the path of the nerve.

The impulsive activity of the muscles offers valuable data to surgeons about the function of the skeletal motor system and the motor function of the cranial nerves. EMG is used for IONM during spine, cranial and peripheral nerve surgeries.

Evoked Potential Monitoring

Evoked Potential Monitoring is when an external stimulus is applied to a neural structure and the resultant nervous system response is recorded.

Somatosensory Evoked Potential (SSEP)

SSEP monitoring allows for the assessment of the sensory aspects of the nervous system. SSEPs are utilized to monitor the sensory function of peripheral nerves, spinal cord, brainstem and cerebral cortex.

For SSEP monitoring, an electrical stimulation is applied to a peripheral nerve, and the resulting neural activation is recorded along the nerve, spinal cord and finally in the brain. Surgeons use this technology during neurological and orthopedic surgeries to reduce the potential for surgical injury to the sensory systems.

SSEP monitoring is commonly used for neural protection in surgeries associated with: spinal cord, brain, vasculature of the brain/spinal cord and peripheral nerves.

Brainstem Auditory Evoked Potentials (BAEP)

BAEP are small electrical voltage potentials generated in response to auditory stimuli recorded from electrodes located on the scalp and depict the functional status of the auditory nerve and auditory pathway in the brainstem. Surgeons use this technology during surgeries for the treatment of acoustic neuromas, brainstem tumors, and other procedures that place the brainstem or blood flow to the brainstem at risk. Successful monitoring of BAEP during an acoustic neuroma allow for hearing preservation.

Transcranial Motor Evoked Potential (TcMEP)

TcMEP monitoring allows for the assessment of the volitional motor pathways of the nervous system. TcMEPs are utilized to monitor the motor aspect of peripheral nerves, spinal cord, and cerebral cortex.

For TcMEP monitoring, electrical stimulation is applied to the cerebral cortex and the resulting neural activation can be recorded from the spinal cord in the form of a neuronal potential (D-wave) and from the peripheral muscles in the form of a muscle potential (CMAP). Surgeons use this technology during neurological and orthopedic surgeries to reduce the potential for surgical injuries associated with motor systems.

TcMEP monitoring is commonly used for neural protection in surgeries associated with spinal cord, brain, vasculature of the brain/spinal cord, and peripheral nerves.

Quality of Care

Over the past 20 years, research has been done within the industry to prove that IONM is not only effective at reducing post-operative neurological deficits but is also cost effective.

In 2007 Sala et al concluded: “Multimodal intraoperative monitoring can only reduce the likelihood of neurological complications during spine and spinal cord surgery. The rate of these complications remains very low. Still, considering the enormous costs of health care and the human suffering related to a severe injury to the spinal cord that results in paraplegia/paraparesis or quadriplegia/quadriparesis, there is enough evidence to prove that costs of performing IOM surely do not exceed those of health care for the injured patients.” (Eur Spine J, 2007 Nov; 16(suppl2):229-231)

In 2010 Ayoub, Zreik et al concluded: “Intraoperative SSEP monitoring, in our surgical population, proved to be a reliable method for preventing postoperative neurological deficit by the early detection of vascular or mechanical compromise, and the immediate alteration of the anesthetic or surgical technique. Moreover, it was found to be cost-effective since our tertiary care center saves a total cost ranging from $64,074 to $102,192 per patient injured per year for an additional expense of $31,546 per year on SSEP monitoring.” (Neurol India, 2010, 58: 424-428)

In 2016 Martinelli et all concluded: “Multimodal intraoperative neurophysiological monitoring (IOM) during spine surgery was introduced in clinical practice to reduce the risk of permanent neurological deficit post-surgery. The early detection of changes in neurophysiological parameters during surgical procedure, makes it possible to reverse the damage before it becomes permanent. Even if the rate of complications during IOM remains very low (about 1%), the costs of performing IOM surely do not exceed those of health care for the injured patients, so that the economic burden of neurological damage justifies widely the cost of the procedure. Moreover, indirect costs are often underestimated: loss of job, career setbacks of the patient or a family member close to him. One aspect that cannot be measured is the impact of a possible psychological and social permanent deficit, especially when the affection of a specific function limits the chances of social relationship.” (C. Martinelli et al, Journal of Clinical Neurophysiology volume 127, issue 4. April 2016).

Insurance Coverage and IONM

IONM is now recognized and reimbursed by most insurers. Billing codes were adopted for IONM usage in the 1970’s when most IONM equipment could acquire only two or four channels of information. Current technology allows for sixteen to thirty-two channels of data to be monitored concurrently during each procedure.

Billing codes are known as CPT codes, or Current Procedural Terminology codes (“CPT’’) which are medical codes maintained by the American Medical Association that are designed to communicate uniform information about medical services among physicians, patients and payors. Actual reimbursement may vary under different modes of insurance applicable in the United States. However, the reimbursement depends on the type of modality/tests used including the services and disposables consumed.

Each IONM modality utilized during IONM is associated with a specific CPT code, there are also two additional codes that help to capture the continuous monitoring that occurs in the operating room as in comparison to a clinical neurodiagnostic procedures. These two codes used to capture the continuous monitoring time are: 95940- continuous IONM in the operating room, with one-on-one attendance, per 15 minutes; 95941- Continuous intraoperative neurophysiology monitoring from outside the operating room (remote or nearby) or for monitoring of more than one case while in the operating room, per hour. The combination of the individual modality CPT codes along with the continuous monitoring codes allows for complete billing of IONM services to private insurance companies. At this time CMS does not recognize the purely technical component of the IONM service, therefore the technical component is billed directly to the facility where the procedure is occurring.

Our Services

Assure offers a turnkey full suite of IONM services from scheduling of the Intraoperative Neurophysiologist and supervising practitioner, real time monitoring and subsequent billing for the services. Assure strives to pair a surgeon with a team of INPs in order to promote a level of familiarity, comfort and efficiency between the surgeon and the INP. Assure core business provides IONM services for approximately 191 surgeons in 127 hospitals and surgery centers (which we refer to as “Procedure Facilities”) located in: Colorado, Texas, Louisiana, Pennsylvania, Michigan, South Carolina, Arizona, Kansas, Missouri, Nebraska, Nevada and Utah.

Prior to the IONM procedure, Assure Neuromonitoring will coordinate with the surgeon’s office to obtain the necessary information and documentation to provide IONM services, such as the patients insurance information, patients demographic information and office/clinic notes. Assure Neuromonitoring provides educational materials to the surgeons office for inclusion in each surgical patient’s pre-operative packets, in order to educate and provide comfort to the patient about IONM services. Prior to the surgery, an Assure Patient Advocate Professional connects with the patient to explain our role during the surgery, the benefits of IONM and billing issues that may affect the patient. Assure’s INP will arrive at the hospital with an IONM unit and disposable supplies and electrodes. The INP will meet with the patient to explain their role during the surgery, discuss the patients pertinent past medical history, explain the risks and benefits associated with IONM and have the patient sign consenting forms for IONM to be utilized on their procedure.

During the surgery, the INP will continuously monitor the functional integrity of the monitored nervous structures by recording, reading and interpreting electrical activity arising from the brain, spinal cord, peripheral nerves, somatosensory or motor nerve systems using the IONM Unit and communicating results in real-time to the surgeon. Following the procedure, assuming the patient has health care insurance under a commercial health care policy, we will invoice the insurance company directly for Interoperative Neurophysiologist services. The invoice provided to the insurance company will detail each modality monitored by the INP for the neural protection of the patient during the procedure. After we have submitted the claim to the private insurance company, our Patient Advocate Professional will contact the patient to further explain the details on the explanation of benefits insurance form and to ensure the patient was satisfied with the level of service provided by us. In the event a patient is uninsured, or has insurance coverage under a government health care policy (Medicare, Medicaid, Tricare or Veterans Administration) the facility where the procedure took place will be billed for the IONM services for the patient, as agreed to in each facility service contract. After we have submitted the claim to the private insurance company, our Patient Advocate Professional will contact the patient to further explain the details on the explanation of benefits and to ensure that the patient was satisfied with the level of service provided by us.

Our current suite of services includes supporting predominately neurosurgeries, spinal surgeries nationally, as well as vascular surgeries and ENT surgeries in a more regional basis. Through organic growth and anticipated business acquisitions, we plan to expand our suite of services to include orthopedic, genitourinary, ENT and vascular surgeries nationally. We plan to expand in additional procedural verticals to further diversify the suite of services it provides to our surgeon and hospital partners. We will also be participating in clinical research opportunities, furthering the field of IONM and standing out as an industry leader.

Assure Interoperative Neurophysiologists

Assure currently employs 80 specialized IONM INPs that are board certified CNIM or board eligible CNIM by ABRET. ABRET seeks to encourage, establish and maintain standards of clinical EEG, Evoked Potential Technology, and Neurophysiologic Intraoperative and long-term monitoring, by offering credentialing exams to evaluate the skills and knowledge of technologists, and by supporting lab accreditation. ABRET is an internationally recognized credentialing and accreditation institution.

Assure has developed an Intraoperative Neurophysiologist Fellowship program. This Fellowship program will train new INPs from start to board certification, allowing for consistently high caliber well trained professional INPs for placement into emerging and growing markets. Training and developing our own talent pool allow for more flexible scalability.

Hospital Agreements

Assure Neuromonitoring must enter into a contracted services agreement with each Procedure Facility it provides IONM services prior to initiating IONM services. The purpose of these agreements is to ensure that Assure Neuromonitoring provide all of its services in accordance with all regulatory and accreditation standards, including those requirements imposed by the Joint Commission, the CMS and all applicable federal, state and local laws.

Pursuant to these agreements, Assure Neuromonitoring has agreed to provide IONM services and shall ensure the real-time interpretation of such monitoring to patients. During the surgery, the INP will be monitoring the functional integrity of the peripheral or central nervous system by recording, troubleshooting, documenting and communicating activity arising from the brain, spinal cord, peripheral nerves, using the equipment provided by us and relaying all results, in real-time to the supervising surgeon.

Each INP is required to be approved and decreed privileges to practice IONM by each of the contracted facilities. All INP who are performing onsite monitoring must be certified or board eligible from one of the following organizations (i) American Board of Neurophysiologic Monitoring; (ii) American Board of Electrodiagnostic Technologists; or (iii) ABRET.

Our Patients

We service patients across multiple verticals (spine, neurosurgery, orthopedic, cardiovascular, ear, nose, and throat) and geographic areas (majority in Texas and Colorado). Over half our patients commonly have commercial health insurance coverage (“Commercial Payor”) and we are compensated via their health insurance plan. The remainder of our patients, who do not have insurance coverage, compensate us via hospital agreements. Regardless of type of payment and whether the patient has insurance coverage, Assure provides the same high level of service and quality of care. The majority of our Commercial Payors are billed out of network and we negotiate payment for each claim. The remainder of Commercial Payors utilize a contracted rate. The majority of contracted rates are via indirect agreements with third-party organizations or related entities of the Commercial Payor with a smaller portion in direct agreements with contracted rates.

Assure Equipment

Assure Neuromonitoring acquires IONM equipment and enters into equipment purchase loan agreements with lenders to finance the purchase. The terms of the agreements are typically for 60 months and provide a bargain purchase option at the end of the lease to acquire the equipment. The IONM units are manufactured by Cadwell Industries, Inc., a U.S. based medical device company. We purchase our equipment under purchase orders and have no agreements or obligations to purchase IONM equipment from Cadwell Industries, Inc. IONM equipment is also available from other manufacturers.

Operational Subsidiaries

Assure Neuromonitoring LLC (Technical Services)

Assure Neuromonitoring is the operational subsidiary of Assure that works with Surgeons and Facilities to provide the neurophysiological services of IONM. The neurophysiological services include the INP, monitoring equipment and is the entity to maintain the contracted relationships with the facilities.

Assure Networks, LLC (Professional Services)

Assure Networks exist for the purpose of facilitating the performance of the professional component of IONM. Assure Networks, either directly or by and through the Assure Networks subsidiaries ownership interest in entities that either (i) directly perform the professional component through third-party contracted neurologists or oversight reading physicians, or (ii) provide management services for entities owned by licensed physicians.

In the instances where Assure Networks or the applicable Assure Networks subsidiary owns an interest in the entity performing the professional component of IONM, we structure our ownership to satisfy state law requirements with respect to the corporate practice of medicine.

In the instances where Assure Networks or the applicable Assure Networks subsidiary is unable to own an interest in the entity performing the professional component due to state specific regulations, Assure Networks or the applicable Assure Networks subsidiaries enters into a management services agreement whereby Assure Networks or the applicable Assure Networks subsidiaries agrees to perform management services on behalf of a third-party unrelated entity performing the professional component of IONM and is paid fair market value compensation for such services. The fair market value compensation is based on a third-party fair market value valuation prepared by a professional valuation firm engaged by Assure Networks or the applicable Assure Networks subsidiary.

Privacy

Assure is committed to protecting the privacy of its patients by safeguarding all medical information in compliance with the HIPAA. Assure’s processes are also fully compliant with the Health Information Technology for Economics and Clinical Health Act (Hitech). Assure currently relies on its data security by storing all confidential information including patient information with a third-party company called ShareFile, which is owned and operated by Citrix Systems, Inc. ShareFile has, among other security measures, a third- party validated application and datacenter control from SOC 2 and SSAE 18 audits, bank-level encryption technology, multiple data storage locations around the globe and disaster recovery centers in the United States and Europe. We rely upon these this party Companies and their cloud-based services to ensure all confidential information is safeguarded. Assure’s privacy policy is located on its website at www.assureneuromonitoring.com. The information on our website or filed on SEDAR is not incorporated by reference into this prospectus.

IONM Market in the United States

Overview

Allied Market Research reported that the overall intraoperative neuromonitoring market in the US is expected to post a compound annual growth rate (“CAGR’’) of 6.6% by 2022 and generate $1.94 billion. The outsourced component of the IONM market in the US is expected to post a CAGR of 10.6% and reach $1.07 billion by 2022.

A key factor driving the growth of the market is the increasing number of surgeries for which IONM is required. IONM has been well established as a standard of care as a risk mitigation tool during invasive surgeries such as neurosurgery, spine, ear, nose, and throat, cardiovascular, orthopedic and other surgical procures that place the nervous system at risk. Advances in technology and the growth of the geriatric population in the US are other factors increasing the number of spinal, musculoskeletal, and cardiovascular surgeries, which in turn is expected to drive market growth. Renowned medical institutions such as the Mayo Clinic are advocating greater adoption of IONM including requiring medical professionals to complete comprehensive neurophysiology training courses and hosting international IONM conferences.

Market Landscape

The IONM market is bifurcated into insourced and outsourced monitoring. The end user segment is categorized into hospital and ambulatory surgical centers. IONM finds its application in spinal surgery, neurosurgery, vascular surgery, ENT surgery, orthopedic surgery, and other surgeries related to the central or peripheral nervous system. IONM modalities include motor evoked potential, somatosensory evoked potential, electroencephalography, electromyography, brainstem auditory evoked potential, and visual evoked potential.

There has been a substantial increase in the use of IONM devices by hospitals and ambulatory surgical centers during complex surgeries. Moreover, the market is moving toward outsourced monitoring to provide advanced treatment options for patients suffering from chronic diseases.

With no dominant players in the industry, the intraoperative neuromonitoring market in the US is highly fragmented. Providers can generally be categorized into three groups: 1) Intraoperative neuromonitoring composed of hundreds of local and regional providers, including Assure, Medsurant, and Power Health 2) In-sourced providers such as hospitals and 3) Bundled product companies offering neuromonitoring as part of a broader suite of services including Specialty Care and NuVasive. These bundled product companies are believed to be the largest IONM providers in the US, although each is estimated to individually comprise less than 10% of the overall US IONM market.

Market Size and Forecast

The combined US outsourced and insourced IONM market generated $1.24 billion in 2015 and is projected to reach $1.94 billion by 2022, growing at a CAGR of 6.6% from 2016 to 2022.

Market Segmentation by Application

During December 2020, market breakdown as relating to the current IONM utilization by procedure classification were approximately:

●	73% Spinal Surgery
●	12% Neurosurgery
●	10% Vascular Surgery
●	5% ENT, Orthopedic and Other

Surgical neurophysiology keeps on progressing, with the improvement of new applications such as brainstem mapping, spinal cord mapping, and proving the utilization of IONM in surgeries where the nervous system is not at primary risk but a secondary risk of the surgery (such as reducing post-operative deficits caused by malposition).

IONM utilization is also highly regional, with the eastern portions of the United States having higher utilization of IONM as compared to the central and western portions of the country, especially for orthopedic and vascular surgery verticals. This regional nature is partly to do with the regional medico-legal issues but also the training of the surgeons. If surgeons train with effective IONM they are more likely to continue to use it in their practice in comparison to surgeons who either were not exposed to IONM or who were exposed to ineffective IONM. Assure currently capitalizes on a key relationship in supporting and working with a neurosurgery residency program.

There are large opportunities that Assure is working to capitalize on with respect to growing the use of IONM monitoring in the underutilized verticals. Assure aims to capture this market by investing in research, correlating improved outcomes in procedures that are not traditionally monitored or where IONM is underutilized. There are also many surgical disciplines that have not been explored with respect to if IONM could be function saving to the patient.

Drivers of the IONM Market

The US IONM market is expected to expand, driven by growth in procedures related to an aging population, increase in prevalence of chronic disorders, adoption of IONM in new surgeries, and increased interest in risk mitigation.

High volume of surgeries

Physicians use IONM during many surgeries. IONM is vital in obtaining real-time status of the nervous system. An increase in the volume of neurosurgeries, spinal surgeries, and orthopedic surgeries has fueled the demand for IONM services.

Advances in technology

With the improvement in healthcare facilities and advances in technology, vendors are developing innovative and efficient IONM devices. Companies such as Medtronic, Cadwell and Natus Medical extensively invest in R&D to develop advanced IONM devices.

Service providers such as SpecialtyCare, Neuro Alert, and IntraNerve Neuroscience offer advanced IONM services for various surgeries including neurosurgeries and ENT, cardiovascular, orthopedic, and spinal surgeries. These companies provide IONM devices such as EEG systems for real time monitoring of the nervous system. Advanced IONM devices help physicians to monitor and record complex patterns of neural activities.

Focus on patient safety

Surgeons use IONM as an additional line of safety during surgeries. IONM systems are used to monitor the nervous system and alert the surgeons prior to the threshold for injury. The IONM systems play a vital role during critical surgeries such as spinal surgeries that involve the insertion of instruments near the nerves or the spinal area and may cause damage to the nervous system. IONM also helps surgeons avoid or minimize common complications such as paraparesis, quadriplegia, and paraplegia that occur during surgeries.

Some of the reasons for the rising popularity of IONM are:

●	Safety: IONM helps decrease the risk of surgeries by about 90%. IONM systems are also widely accepted, as they are devices approved by the FDA.
●	Medico-legal obligations: End-users and hospitals use IONM systems to reduce medico- legal lawsuits from people that have undergone surgeries.
●	Growth in surgeries: Rising volume of technically demanding surgeries increases the need for advanced IONM tools.

Cost savings: High quality IONM support results in decreased hospital and surgeon liability, abbreviated patient stays, fewer readmissions, reduced hospital costs, elevated overall patient satisfaction and the efficient achievement of better outcomes.

Market Challenges

Cost of surgery with IONM

The cost of surgeries with IONM is more than those without IONM. Surgeries with IONM involve the expenses on IONM devices, intraoperative neurophysiologists, supervising practitioners, and disposable materials. The cost of surgeries restricts the adoption of IONM. Though IONM systems play a crucial role in invasive surgeries such as spinal, neurological and cardiovascular surgeries, it has not been proven to be a cost effective therapy in all procedures.

Limited interoperative neurophysiologists

Though the number of surgeries that need IONM is increasing rapidly in the US, only a limited number of interoperative neurophysiologists with expertise in IONM are available. Industry studies estimate that approximately 6,000 board certified interoperative neurophysiologists are currently working in the United States. Interoperative neurophysiologists with high levels of expertise are required to effectively use IONM devices to record data and diagnose patient alerts. There is also the risk of false recordings due to physiological artifacts arising from other sites. Only highly skilled interoperative neurophysiologists can perform IONM in hospitals, surgical centers, and neurophysiological laboratories and provide the greatest levels of service to the surgeons they support.

Competitive Environment

The market in the United States is highly fragmented, with the presence of national and local players. Large companies such as Specialty Care, and NuVasive occupy the market along with medium- and small-sized vendors such as Accurate Neuromonitoring, Axis Neuromonitoring and Neuromonitoring Associates.

Service providers including Assure collaborate with doctors and medical facilities to offer IONM service support and solutions.

Complications of IONM

Though the popularity of IONM is growing rapidly, there still risks and complications associated with IONM, as there is for any medical procedure.

●	Types of injuries induced by electrical current: Burns may occur at the contact of stimulating electrodes with tissue, when the current density is high. The leakage of high-frequency current through alternate pathways can also cause burns. As well as, high current flow can cause macroshock.
●	Use of needle electrodes: risk of infection at the electrode site.

●	Electrical cortical stimulation: Transcranial electrical cortical stimulation during MEP monitoring can cause tongue lacerations, oral injuries, and even mandibular fractures. These adverse effects occur due to forceful contraction of the biting muscles as a result of the stimulation. This risk is largely mitigated by appropriate use of bite blocks.

Market Trends

Increase in acquisitions

Companies undergo acquisitions to expand their geographical presence, multiply their product portfolio, and attain economies of scale. For these reasons, there is expectation that the IONM industry may see increased consolidation via acquisitions. Industry consolidation will contribute to the standardization of patient care and could increase profit margins for companies in the space.

Accreditation

In 2019, Assure earned The Joint Commission’s Surgical Ambulatory Health Care Accreditation. Only the premier providers of IONM companies have achieved this nationally recognized quality indicator. It is expected that more will aspire to achieve this designation by demonstrating continuous compliance with the performance standards of The Joint Commission.

Marketing Plans and Strategies

Assure plans to continue to execute its strategic sales growth strategy using organic growth, channel platform, hospital outreach, and mergers & acquisitions.

1.	Organic Growth

Since its establishment in August 2015, Assure has focused primarily on organic growth. Assure Neuromonitoring introduced its platform to multiple clients across eight US states and plans to continue to leverage its success by establishing new client relationships elsewhere in the United States as opportunities arise.

2.	Channel Platform

In addition to organic growth, Assure is also employing a channel sales strategy model whereas it will grow through marketing and partnering directly with medical device distributors that have an existing relationships with surgeon targets. Assure will compensate these distributors with a fee for driving more business onto our platform.

3.	Hospital Outreach

Assure will market directly to hospitals and ambulatory surgery centers interested in outsourcing their IONM services.

4.	Mergers & Acquisitions

Assure also plans to expand through acquisitions and collaborative partnerships in the current economic environment. We intend to capitalize on the marketing being fragmented and many competitors lacking RCM experience, diversification of service offerings and operating efficiencies.

Marketing Strategy

Our primary marketing strategy compliments the three growth strategies to drive more volume into the business. Our intent is to facilitate direct meetings with prospective partners and clients in strategic states that can benefit from Assure’s offering. Targeted marketing campaigns are ongoing or planned for stakeholder groups including surgeons and medical device distributors as well as for hospitals seeking to outsource their IONM service needs facility wide.

Seasonality

The surgical segment of the healthcare industry tends to be impacted by seasonality due to the nature of most benefit plans resetting on a calendar year basis. As patients utilize and reduce their remaining deductible throughout the year, we typically see an increase in volume throughout the year with the biggest impact coming in the fourth quarter. Historically, our annual revenues are overweighted in the fourth quarter.

Corporate Structure

Assure Holdings Corp:

Assure Holding Corp., formerly Montreux Capital Corp, a Canadian Capital Pool Company (“Montreux”), formed under the British Columbia Business Corporations Act in British Columbia, Canada on September 24, 2007, is a Nevada corporation, existing under the laws of the State of Nevada pursuant to its Articles of Domestication filed with the Nevada Secretary of State on May 15, 2017. Assure Holdings Corp. and its subsidiaries core business is to provide physicians with a comprehensive suite of services for Intraoperative Neurophysiological Monitoring. A Canadian Capital Pool Company is a special purpose acquisition company organized for the purposes of completing acquisition transactions, known as “qualifying transactions,” with operating companies for the purposes of taking the operating companies public in Canada. Qualifying transactions are subject to Canadian securities laws and exchange listing requirements.

Assure Holdings, Inc:

Our direct subsidiary is Assure Holdings, Inc., a Colorado corporation, formed under the laws of the State of Colorado on November 7, 2016. Assure Holdings, Inc. became a wholly owned subsidiary of Assure Holdings Corp on May 15, 2017 when Assure Holdings Inc. and its shareholders and Montreux, and its shareholders, entered into a Share Exchange Agreement pursuant to which the shareholders of Assure Holdings Inc. received shares of Montreux as consideration for their assignment of their shares in Assure Holdings, Inc. to Montreux in the “Qualifying Transaction” under the rules of the TSX Venture Exchange (“TSX-V”). One of the primary objectives of the Qualifying Transactions was to facilitate our going public and listing on the TSX-V. Concurrent with the closing of the Qualifying Transaction, 1,278,412 subscription receipts issued by Assure Holding, Inc. at a purchase price of Cdn$2.50 per subscription receipt, for gross proceeds of Cdn$3,196,030, were automatically converted into 1,278,412 shares of common stock of Montreux.

Assure Holdings, Inc. is the sole member of Assure Neuromonitoring, LLC (“Assure Neuromonitoring”), a Colorado limited liability company formed under the laws of the state of Colorado on August 25, 2015. Prior to the Qualifying Transaction, Preston Parsons owned a controlling ownership interest in Assure Neuromonitoring. Upon closing of the Qualifying Transaction, Preston Parsons was appointed as a member of the Board of Directors and Chief Executive Officer and held a controlling interest in Assure Holdings Corp. On May 15, 2018, Mr. Parsons resigned as Chief Executive Officer and was appointed as Founder. Mr. Parsons continues to serve as a member of the Board of Directors of Assure Holdings Corp. and is employed by the entity to focus on growth initiatives. Assure Neuromonitoring became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Neuromonitoring to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Networks, LLC (“Assure Networks”), a Colorado limited liability company formed under the laws of the state of Colorado on November 2, 2016. Prior to the Reorganization and Qualifying Transaction, Preston Parsons owned a controlling ownership interest in Assure Networks. Assure Networks became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Networks to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Equipment Leasing, LLC (“Assure Equipment Leasing”), a Colorado limited liability company formed under the laws of the state of Colorado on April 20, 2020.

Assure Neuromonitoring:

Assure Neuromonitoring exists for the purpose of facilitating the performance of the technical component of IONM (the “Technical Component”). Assure Neuromonitoring, either directly or by and through the Assure Neuromonitoring subsidiaries, employs interoperative neurophysiologists who utilize technical equipment and technical training to monitor EEG and EMG and a number of complex modalities during surgical procedures and to pre-emptively notify the underlying surgeon of any nerve related issues that are identified. The neurophysiologists perform their services in the operating room during the surgeries. The neurophysiologists are certified by a third-party credentialing agency.

Assure Networks:

Assure Networks exist for the purpose of facilitating the performance of the professional component of IONM (the “Professional Component”). Assure Networks, either directly or by and through the Assure Networks subsidiaries, owns interest in entities that either (i) directly perform the Professional Component through third-party contracted neurologists or oversight reading physicians, or (ii) provide management services for entities owned by licensed physicians.

Ownership Model:

In the instances where Assure Networks, or the applicable subsidiaries, own an interest in the entity performing the Professional Component, such structure is based on a legal analysis that is completed by a third-party law firm to determine the specific state law requirements with respect to the corporate practice of medicine. Once Assure Networks or the applicable Assure Networks Subsidiaries obtains a legal option regarding the recommended legal structure, the applicable entity is established.

Management Services Model:

In the instances where Assure Networks or the applicable Assure Networks Subsidiaries is unable to own an interest in the entity performing the professional component due to state specific regulations, Assure Networks or the applicable Assure Networks Subsidiaries enters into a management services agreement whereby Assure Networks or the applicable Assure Networks Subsidiaries agrees to perform management services on behalf of a third-party unrelated entity performing the Professional Component and is paid fair market value compensation for such services. The fair market value compensation is based on a third-party fair market value valuation prepared by a professional valuation firm engaged by Assure Networks or the applicable Assure Networks Subsidiary.

Assure Networks Texas Holdings, LLC:

Assure Networks Texas Holdings, LLC (“Assure Networks Texas Holdings”) is a Texas limited liability company, formed under the laws of the State of Texas on November 12, 2019. On October 31, 2019, Assure Networks Texas Holdings, a wholly owned subsidiary of Assure Networks, acquired all of the assets of Neuro-Pro Series, LLC, Neuro-Pro Mgmt., LLC, Neuro-Pro Monitoring, LLC, MONRV, PLLC, NPJC, LLC, MONRVortho, PLLC, NPJCorto LLC and PRONRV, LLC (collectively, the “Neuro-Pro Asset Purchase”). The Neuro-Pro Asset Purchase increased the number of cases for both the Technical Component and the Professional Component and expanded the presence for Assure Neuromonitoring, the Assure Neuromonitoring Subsidiaries, Assure Networks and the Assure Networks Subsidiaries in the State of Texas.

Capital Raising Transactions

We have financed our cash requirements primarily from revenues generated from its services, by utilizing a bank promissory note and line of credit, a loan under the Paycheck Protection Program, from the issuances of convertible debentures, and from the sale of common stock.

Convertible Debt Financings

On November 22, 2019, we launched a non-brokered private placement of convertible debenture units. Each convertible debenture unit was offered at a price of $1,000 and consisted of one convertible debenture with a face value of $1,000, convertible into common stock at a conversion price of $7.00 per share for a period of four years, and 71 common share purchase warrants, each warrant exercisable by the holder to acquire one share of common stock at a price of $9.50 per share for a period of three years. The convertible debenture units carry a 9% annual coupon rate.

On December 13, 2019, we closed on the first tranche for gross proceeds of $965,000. In connection with the closing, we issued convertible debentures with a face value of $965,000 and 68,901 share purchase warrants. We paid finders a fee of $67,550 and 9,650 warrants to purchase shares of the Company’s common stock at a price of $7.00 per share for three years.

From January 2020 to April 2020, we closed on three separate tranches for total proceeds of $1,665,000. In connection with the closings, we issued convertible debentures with a face value of $1,665,000 and 118,167 share purchase warrants. We paid finders a fee of $78,820 and 11,260 warrants to purchase shares of the Company’s common stock at a price of $7.00 per share for three years.

At the end of April 2020, we launched a separate non-brokered private placement of convertible debenture units. Each convertible debenture unit consisted of one convertible debenture with a face value of $1,000, convertible into shares of common stock at a conversion price of $3.35 for a period of four years and 200 common share purchase warrants exercisable by the holder to purchase shares of common stock at a price of $5.00 per share for a period of three years. The convertible debenture carries a 9% annual coupon rate. On May 21, 2020, we closed the offering for proceeds of $830,000 and issued convertible debentures with a face value of $830,000 and 166,000 share purchase warrants. We paid finders a fee of $23,100 and 6,895 warrants exercisable to purchase shares of common stock at a price of $5.00 per share for four years.

The net proceeds from these tranches of the Offering are being utilized for working capital purposes.

Bank Loan Facility

Commencing in 2018, the Company utilized a line of credit provided by its bank to fund its operations. The line of credit provided up to $1,000,000 of borrowings and bore interest at the one-month London Inter-bank Offered Rate (LIBOR) rate plus 3.5% and was originally expected to mature on March 25, 2019.

During January 2019, the Company cancelled its existing line of credit and entered into a $2,000,000 promissory note and a $1,000,000 line of credit with its existing bank. The promissory note bore interest at 6% and required monthly principal and interest payment of $61,000 through maturity in January 2022. During March 2020, the Company amended the line of credit to extend the maturity date from March 2020 to September 2020. The Company made monthly payments of $167,000 from April 2020 through September 2020. The line of credit bore interest at an index rate that fluctuates with the one-month LIBOR rate plus 3.5%. The line of credit was secured by all the Company’s assets.

In August 12, 2020, the Company entered into a new $4,000,000 term loan and a $2,500,000 operating line of credit (together, the “Loan Facility”) with Central Bank & Trust, a part of Farmers & Stockmens Bank (“Central Bank”). Under the conditions of the agreement governing the Loan Facility, the Term Loan bears interest at the Wall Street Journal prime rate (“WSJ”) plus 2.0% and matures on August 12, 2024. Commencing on August 1, 2021, principal payments in the amount of $308,000, together with interest, shall be made quarterly on the Term Loan until maturity. In addition, the operating line bears interest at a rate of WSJ plus 2.0% and matures on August 12, 2022. Commencing on September 1, 2020 and continuing on the first calendar day of each month until maturity, interest on the Operating Line is due. Assure did not issue any shares, warrants, or options in connection with this transaction. The Loan Facility is secured by a first-ranking security interest in all of the present and future undertakings, property and assets of Assure Holdings Corp. and its subsidiaries.

A portion of the proceeds of the loan facility were used to pay off the existing outstanding bank indebtedness and the remaining indebtedness related to an acquisition and to fund working capital.

On September 10, 2020, Central Bank advised the Company additional reserves recorded by us against its accounts receivable constituted a material adverse change in our assets, which thereby triggered an event of default under the loan agreement. We and Central Bank have entered a forbearance agreement and have renegotiated the terms of the Loan Agreement. Under the terms of our renegotiation, we received a commitment letter to increase our operating line to $4.5 million and to repay approximately $2 million under our term loan. During June 2021, these loans were repaid with proceeds from the credit facility discussed below. As a result, the agreements with Central Bank were terminated.

On June 10, 2021, Assure entered into a definitive agreement with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. in respect of an $11,000,000 credit facility comprised of a $6,000,000 senior term loan (the “Senior Term Loan”), a $2,000,000 senior revolving loan (the “Senior Revolving Loan”) and a $3,000,000 senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan.

On November 24, 2021, the agreement with Centurion was amended enabling the Company to access the second tranche of the Senior Term Loan in the amount of $3,000,000, which was previously reserved solely for funding acquisition transactions, to fund organic growth and for general working capital purposes. The second tranche of the Senior Term Loan was previously reserved solely for funding acquisition transactions.

SBA Paycheck Protection Program

During April 2020, the Company received an unsecured loan under the United States Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) pursuant to the recently adopted Coronavirus Aid, Relief, and Economic Security Act (the “PPP Loan”) in the amount of $1,211,000. The two-year, SBA-administered PPP loan has an interest rate of 1.0% per annum, with principal and interest payments due on the first day of each month, with payments commencing on December 1, 2020. All or a portion of the PPP Loan may be forgiven if the Company maintains its employment and compensation within certain parameters following the loan origination date and the proceeds of the PPP Loan are spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020. On November 20, 2020, the PPP Loan was fully discharged and forgiven.

July 2020 Private Placement

On July 13, 2020, we issued 25,185 shares of common stock to two investors at $4.05 per share for gross proceeds of $120,000. The proceeds were used for general and administrative expense. The private placement was to two accredited investors and included the issuance of 12,592 warrants to purchase shares of the Company’s common stock at a price of $4.05 per share.

December 2020 Private Placement

On December 1, 2020, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we sold and issued to the investors an aggregate of 3,271,541 units of the Company at an issue price of $3.20 per Unit, for gross proceeds of $10,468,930. Each unit consisted of one share of common stock and one common stock warrant, each exercisable to acquire one share of common stock at $3.90 per share for a period of five years from the date of issuance. Accordingly, we issued the Investors 3,271,541 shares of common stock and 3,271,541 common stock warrants. Pursuant to the securities purchase agreement, we entered into a registration rights agreement, requiring us to register the shares of common stock issued under the units and the shares of common stock acquirable upon exercise of the warrants for resale under the Securities Act. See, “Description of Private Placement” for further details.

SBA Paycheck Protection Program - March 2021

During March 2021, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program in the amount of $1,664,770. Assure executed a PPP promissory note, which matures on February 25, 2026. The PPP Loan carries an interest rate of 1.0% per annum, with principal and interest payments due on the first day of each month, with payments commencing on the earlier of: (i) the day the amount of loan forgiveness granted to Assure is remitted by the SBA to the Bank of Oklahoma; and (ii) ten (10) months after the end of the twenty-four (24) week period following the grant of the Loan. All or a portion of the Loan may be forgiven if the Company maintains its employment and compensation within certain parameters during the twenty-four (24) week period following the loan origination date and the proceeds of the Loan are spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020.

November 2021 Private Placement

On November 15, 2021, Assure closed a brokered private placement whereby the Company issued approximately 900,000 shares generating gross proceeds of $4.75 million at an issue price of US$5.25 per share. There were no warrants issued in connection with the Offering.

Assure management and the board of directors participated in a subsequent private placement on November 30, 2021, for aggregate gross proceeds of $435,000, purchasing 70,300 shares at an issue price of US$6.19 per share

The net proceeds of the offerings are expected to be used to service the previously announced system-wide contract with Premier, Inc., expand our high-margin remote neurology services platform, extend our operational footprint into new states and continue to build infrastructure that supports the Company’s growth initiatives and for general working capital purposes.

Government Regulation

We are subject to numerous federal, state and local laws, rules and regulations. Government regulation affects our business by controlling our growth, requiring licensure and certification for our facilities and the physicians and other healthcare personnel who provide services in our facilities and regulating the use of our properties.

Licensure and Accreditation.

The healthcare facilities and our partner professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Anti-Kickback Statutes.

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of healthcare items or services paid for by federal healthcare programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal anti-kickback statute could result in felony conviction, administrative penalties, liability (including penalties) under the False Claims Act and/or exclusion from federal healthcare programs.

A number of states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored healthcare programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law.

Our management carefully considers the importance of anti-kickback laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self-Referral (“Stark”) Laws.

The federal Stark Law, 42 U.S.C. 1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by physicians to health care entities with whom the physician has a financial relationship). Such physician self-referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state.

Our management carefully considers the importance of physician self-referral laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment from a government-sponsored program, such as Medicare and Medicaid. Violations of the False Claims Act present civil liability of treble damages plus a penalty of at least $11,181 per false claim. The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and private whistleblowers to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

Our management carefully considers the importance of compliance with all applicable laws and when structuring company operations. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

Health Information Privacy and Security Standards.

The privacy regulations Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable patient health information (“PHI”) by entities like our affiliated medical groups; (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties, including a tiered system of civil money penalties that range from $100 to $50,000 per violation, with a cap of $1.5 million per year for identical violations. A HIPAA covered entity must also promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.

Our management carefully considers the importance of compliance will patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

Environmental and Occupational Safety and Health Administration Regulations.

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

Other Federal and State Healthcare Laws.

We are also subject to other federal and state healthcare laws that could have a material adverse effect on our business, financial condition or results of operations. The Health Care Fraud Statute, 18 U.S.C. § 1347, prohibits any person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, which can be either a government or private payor plan. Violation of this statute, even in the absence of actual knowledge of or specific intent to violate the statute, may be charged as a felony offense and may result in fines, imprisonment, or both. The Health Care False Statement Statute, 18 U.S.C. § 1035, prohibits, in any matter involving a federal health care program, anyone from knowingly and willfully falsifying, concealing or covering up, by any trick, scheme or device, a material fact, or making any materially false, fictitious or fraudulent statement or representation, or making or using any materially false writing or document knowing that it contains a materially false or fraudulent statement. A violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both. Under the Civil Monetary Penalties Law, a person (including an organization) is prohibited from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services where the person knows or should know (a) the items or services were not provided as described in the coding of the claim, (b) the claim is a false or fraudulent claim, (c) the claim is for a service furnished by an unlicensed physician, (d) the claim is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program, or (e) the items or services are medically unnecessary items or services. Violations of the law may result in penalties of up to $10,000 per claim, treble damages, and exclusion from federal healthcare programs. The Civil Monetary Penalties Law also prohibits a person from transferring any remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services.

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. Many states have implemented laws and regulations related to so-called “tele-health,” which govern the use of technology to provide health care services, including allowing patients and providers to be in different geographic locations. Tele-health laws may apply to our operations, and the obligations they impose, vary wildly and are in a state of flux. Some states have so-called corporate practice of medicine prohibitions, which govern how physicians are organized to practice medicine (including corporate structure, employment and management). Such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies and the obligations they impose vary. Some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have an adverse effect on our business. The obligations under “surprise billing” laws vary wildly, and many states are actively considering additional legislation and/or regulation in this area creating a state of flux in the law.

Many states have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws reach to all healthcare services and not just those covered under a governmental healthcare program. From time to time, private health plans attempt to use such laws as a basis to deny claims or recoup payments previously made to health care providers.

A determination of liability under any of the laws above could result in fines and penalties and restrictions on our ability to operate in these states. We cannot assure that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable laws

Other Regulations.

In addition to the regulatory initiatives described above, healthcare facilities, including our partner facilities, are subject to a wide variety of federal, state, and local environmental and occupational health and safety laws and regulations that may affect their operations, facilities, and properties. Violations of these laws could subject us to civil penalties and fines for not investigating and remedying any contamination by hazardous substances, as well as other liability from third parties.

Human Capital - Employees

Our human capital resources consists of employees and relationships that we maintain with third-party service providers, including surgeons and hospitals.

As of December 24, 2021, we had 136 full-time employee.

Our employees are employed to perform the following functions:

●	Management: 8 employees
●	Medical service professionals: Assure currently employs 82 specialized IONM INPs that are board certified CNIM or board eligible CNIM by ABRET, which also includes 4 professional readers, of which 3 are licensed neurologists and 1 is a licensed audiologist.
●	Billing and accounting: 33 employees
●	General and administrative: 9 employees
●	Sales: 4 employees

While we do not use any formal human capital measures or objectives, we focus our hiring efforts on offering competitive opportunities, which means recruitment, training and retaining personnel that demonstrate a high level of technical expertise and experience in the medical profession. We value diversity, professionalism, safety and collaboration within our organization.

None of our employees are represented by a labor union covered by a collective bargaining agreement. As of the date of this prospectus, we have not experienced any work stoppages.

DESCRIPTION OF PROPERTY

Assure currently leases approximately 12,500 square feet of office space for its corporate offices at 4600 South Ulster Street, Suite 1225 Denver, CO 80237.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company or any of our subsidiaries, nor are we involved as a plaintiff in any other material proceeding or pending litigation. There are no other proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on management’s current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of various factors, including the factors we describe in the section entitled “Risk Factors” and elsewhere in this prospectus.

COVID-19

Our business and results of operations have been, and continues to be, adversely affected by the global COVID-19 pandemic and related events and we expect its impact to continue. The impact to date has included periods of significant volatility in various markets and industries, including the healthcare industry. The volatility has had, and we anticipate it will continue to have, an adverse effect on our customers and on our business, financial condition and results of operations, and may result in an impairment of our long-lived assets, including goodwill, increased credit losses and impairments of investments in other companies. In particular, the healthcare industry, hospitals and providers of elective procedures have been and may continue to be impacted by the pandemic and/or other events beyond our control, and further volatility could have an additional negative impact on these industries, customers, and our business. In addition, the COVID-19 pandemic and, to a lesser extent, the impact on other industries, including automotive, electronics and real estate, increased fuel costs, U.S. restrictions on trade, and transitory inflation have impacted and may continue to impact the financial conditions of our customers and the patients they serve. In addition, actions by United States federal, state and foreign governments to address the COVID-19 pandemic, including travel bans, stay-at-home orders and school, business and entertainment venue closures, also had a significant adverse effect on the markets in which we conduct our businesses. COVID-19 poses the risk that our workforce, suppliers, and other partners may be prevented from conducting normal business activities for an extended period of time, including due to shutdowns or stay-at-home orders that may be requested or mandated by governmental authorities. We have implemented policies to allow our employees to work remotely as a result of the pandemic as we reviewed processes related to workplace safety, including social distancing and sanitation practices recommended by the Centers for Disease Control and Prevention. The COVID-19 pandemic could also cause delays in acquiring new customers and executing renewals and could also impact our business as consumer behavior changes in response to the pandemic.

Since the start of the second quarter of 2021, there has been increased availability and administration of vaccines against COVID-19, as well as an easing of restrictions on social, business, travel, and government activities and functions, and we have experienced a gradual resumption of economic activities in our industries. On the other hand, infection rates continue to fluctuate in various regions and new strains of the virus, including the Delta variant, remain a risk, which may give rise to implementation of restrictions in the geographic areas that we serve. In addition, there are ongoing global impacts resulting from the pandemic, including disruption of the supply chains, product shortages, increased delivery costs, increased governmental regulation, strains on healthcare systems, and delays in shipments, product development, technology launches and facility access.

We have been closely monitoring the COVID-19 pandemic and its impact on our business, including legislation to mitigate the impact of COVID-19 such as the Coronavirus Aid, Relief, and Economic Security (CARES) Act which was enacted in March 2020, and the American Rescue Plan Act of 2021 which was enacted in March 2021. Although a significant portion of our anticipated revenue for 2021 is derived from fixed-fee and minimum-guarantee arrangements, primarily from large, well-capitalized customers which we believe somewhat mitigates the risks to our business, our per-unit and variable-fee based revenue will continue to be susceptible to the volatility, supply chain disruptions, microchip shortages and potential market downturns induced by the COVID-19 pandemic.

The full extent of the future impact of the COVID-19 pandemic on the Company’s operational and financial performance is uncertain and will depend on many factors outside the Company’s control, including, without limitation, the timing, extent, trajectory and duration of the pandemic; the availability, distribution and effectiveness of vaccines; the spread of new variants of COVID-19; the continued and renewed imposition of protective public safety measures; the impact of COVID-19 on integration of acquisitions, expansion plans, implementation of telemedicine, restrictions on elective procedures, delays in payor remittance and increased regulations; and the impact of the pandemic on the global economy and demand for consumer products.  Although we are unable to predict the full impact and duration of the COVID-19 pandemic on our business, we are actively managing our financial expenditures in response to continued uncertainty.

RESULTS OF OPERATIONS

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

The following table provides selected financial information from the condensed consolidated financial statements of income for the years ended December 31, 2020 and 2019. All dollar amounts set forth in the table below are expressed thousands of dollars, except share and per share amounts.

	Years Ended December 31,
	2020	2019	$	%
Revenue
Patient service fees, net	$(3,443)	$13,738	$(17,181)	(125.1)%
Hospital, management and other	6,967	3,987	2,980	74.7%
Total revenue	3,524	17,725	(14,201)	(80.1)%
Cost of revenues	7,912	4,955	2,957	59.7%
Gross margin	(4,388)	12,770	(17,158)	(134.4)%
Operating expenses
General and administrative	9,592	8,427	1,165	13.8%
Sales and marketing	1,209	1,435	(226)	(15.7)%
Depreciation and amortization	1,014	537	477	88.8%
Total operating expenses	11,815	10,399	1,416	13.6%
Income (loss) from operations	(16,203)	2,371	(18,574)	(783.4)%
Other income/(expenses)
Earnings (loss) from equity method investments	(1,194)	1,305	(2,499)	(191.5)%
Gain on Paycheck Protection Program loan	1,211	—	1,211	—%
Gain on extinguishment of acquisition debt	188	—	188	—%
Other income, net	89	172	(83)	(48.3)%
Accretion expense	(782)	(74)	(708)	956.8%
Interest expense, net	(530)	(252)	(278)	110.3%
Total other income (loss)	(1,018)	1,151	(2,169)	(188.4)%
Income (loss) before income taxes	(17,221)	3,522	(20,743)	(589.0)%
Income tax benefit (expense)	2,185	(806)	2,991	(371.1)%
Net income (loss)	(15,036)	2,716	(17,752)	(653.6)%
Income (loss) per common share (1)
Basic	$(0.41)	$0.08	$(0.49)	(625.6)%
Diluted	$(0.41)	$0.06	$(0.47)	(725.0)%
Weighted average number common shares - basic	36,233,127	34,402,607	1,830,520	5.3%
Weighted average number common shares - diluted	36,233,127	41,912,607	(5,679,480)	(13.6)%

(1)Common shares and per share amounts have not been adjusted for the five-for-one reverse split effectuated during September 2021.

Revenue

Total revenues for the years ended December 31, 2020 and 2019 were $3.5 million and $17.7 million, respectively, net of the valuation allowance for the carrying value of accounts receivable. As at December 31, 2020 and 2019, we recorded a valuation allowance for the carrying value of accounts receivable of $27.3 million and $22.8 million, respectively.

We record out-of-network technical and professional revenue (included in Patient service fees, net) per case based upon our historical collection rates from private insurance carriers. Prior to June 30, 2020, the collection rates that we used to record our technical and professional revenue were based upon all cash receipts for cases that were between 2-3 years old at the time of the calculation. During the second quarter of 2020, we noticed that the average cash collection rates for technical and professional insurance cases between 1-2 years old had decreased in comparison to the average collection rates for cases that were between 2-3 years old. Part of this decline relates to the poor billing and collection practices by the legacy third-party billing company and part of the decline relates to lower average payments by the private insurance carriers. Based upon this information, we proactively elected to change our revenue estimation process for out-of-network revenue and to use the collection experience from insurance cases that are between 1-2 years old and management believes the more recent collection experience is more indicative of future per case collection rates. This resulted in us recording approximately $15 million of additional reserves against our accounts receivable and patient service fee revenue during the three months ended June 30, 2020. In addition, the PEs saw a similar decline in their average cash collection rates. The PEs proactively recorded similar reserve adjustments and the impact to us was a reduction in management fee revenue of approximately $2.2 million and a reduction in earnings (loss) from equity method investments of approximately $900 thousand during the three months ended June 30, 2020.

For the year ended December 31, 2020, Assure managed 8,558 technical cases and 1,356 professional cases where it retained 100% of the professional revenue (from our wholly-owned subsidiaries) compared to 5,376 technical cases and 1,038 professional cases where it retained 100% of the professional revenue (from our wholly- owned subsidiaries) in the same period in the prior year, a 55% increase in case volume. On October 31, 2019, we acquired the neuromonitoring operations of Neuro-Pro Monitoring in Texas. For the remainder of 2019 and for the year ended December 31, 2020, Neuro-Pro performed 596 and 2,687 of the afore-mentioned technical cases, respectively.

Revenue from Hospital, management and other fees increased to $7.0 million during the year ended December 31, 2020 as compared to $4.0 million for the year ended December 31, 2019. The primary reason for this increase relates to the expanding number of PE entities that pay us a management fee, including Neuro-Pro’s PE entity, as opposed to us having an ownership interest and recording its share of the PE entity operating results. With the increased case counts during the year ended December 31, 2020, there were also more cases billed to hospitals. Additionally, we have recently commenced charging certain PEs billing, equipment and supply fees.

Cost of Revenues

Cost of revenues for the year ended December 31, 2020 were $7.9 million compared to $5.0 million for the same period in 2019. Cost of revenues consist primarily of third-party billing fees, the cost of our internal billing and collection department, technician wages, and medical supplies. Third- party billing fees are recorded as a percentage of revenue recorded and therefore, also vary materially when we changed our allowance against accounts receivable. Technical wages and medical supplies vary with the number of neuromonitoring cases. The cost of our internal billing and collection department has been increasing during 2020 as we have ramped up this department and as the number of cases that they are responsible for billing increases. During 2020, the number of neuromonitoring cases increased 62% compared to 2019. The cost of revenues decreased by over $1 million during the year ended December 31, 2020 due to the reversal of the third-party billing fees that had previously been accrued on the $15 million of revenue that was reserved during the three months ended June 30, 2020.

General and administrative

General and administrative expenses were $9.6 million and $8.4 million for the years ended December 31, 2020 and 2019, respectively. The increase period-to-period was primarily related to higher legal fees, which vary based on corporate activities and increased head count as we continued to build an inhouse billing and collections function and transition from our outsourced third-party vendor. During this time some of these costs were duplicative.

Sales and marketing

Sales and marketing expenses remained constant at $1.2 million and $1.4 million for the years ended December 31, 2020 and 2019, respectively.

Depreciation and amortization

Depreciation and amortization expense was $1.0 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively. The increase is primarily related to the increase in property, plant and equipment and ROU asset balances compared to the prior year.

Earnings (loss) from equity method investments

Assure recognizes its pro-rata share of the net income (loss) generated by the non-wholly-owned PEs. During the year ended December 31, 2020, the Company recognized $1.2 million of losses from equity method investments compared to $1.3 million of earnings from equity method investments for the year ended December 31, 2019. The decrease is primarily associated with the previously mentioned reserves that were recorded in 2020.

Gain on Paycheck Protection Program loan

During April 2020, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program (“PPP”) pursuant to the recently adopted Coronavirus Aid, Relief, and Economic Security Act (the “PPP Loan”) in the amount of $1.2 million. During November 2020, the Company filed an application for forgiveness of the PPP Loan. During December 2020, the Company was granted forgiveness of the PPP Loan. As of December 31, 2020, the Company recorded a gain on forgiveness of the PPP Loan of $1.2 million. There were no similar transactions during the year ended December 31, 2019.

Gain on extinguishment of acquisition debt

During 2019, the Company acquired Neuro-Pro Monitoring for $7 million and was funded via promissory notes with the sellers of Neuro-Pro Monitoring. The Company repaid the promissory notes during December 2020 which is resulted in a gain on extinguishment of acquisition debt of $188 thousand. There were no similar transactions during the year ended December 31, 2019.

Accretion expense

The Company recorded accretion expense of $782 thousand and $74 thousand for the years ended December 31, 2020 and 2019, respectively. The Company accretes the difference between the fair value of the convertible notes and the face value of the convertible debt over the term of the convertible note.

Interest expense, net

Interest expense, net was $530 thousand for the year ended December 31, 2020 compared to $252 thousand for the year ended December 31, 2019. The increase year-over-year is primarily due to the issuance of $3.5 million of convertible debt in late 2019 and early 2020.

Income tax benefit (expense)

For the year ended December 31, 2020 income tax benefit was $2.2 million compared to income tax expense of $0.8 million for the year ended December 31, 2019. The Company had an effective tax rate of 12.6% and 22.9% for the years ended December 31, 2020 and 2019, respectively. The Company’s estimated annual tax rate is impacted primarily by the amount of taxable income earned in each jurisdiction the Company operates in and permanent differences between financial statement carrying amounts and the tax basis and to a valuation allowance that the Company recorded against certain deferred tax assets.

Nine Months Ended September 30, 2021 Compared to the Nine Months Ended September 30, 2020

The following table provides selected financial information from the condensed consolidated financial statements of income for the nine months ended September 30, 2021 and 2020. All dollar amounts set forth in the table below are expressed thousands of dollars, except share and per share amounts.

	Nine Months Ended September 30,		Change	Change
	2021	2020	$	%
Revenue
Patient service fees, net	$13,087	$(6,342)	$19,429	(306.4)%
Hospital, management and other	6,446	3,902	2,544	65.2%
Total revenue	19,533	(2,440)	21,973	(900.5)%
Cost of revenues	9,956	5,062	4,894	96.7%
Gross margin	9,577	(7,502)	17,079	(227.7)%
Operating expenses
General and administrative	10,275	5,853	4,422	75.6%
Sales and marketing	748	801	(53)	(6.6)%
Depreciation and amortization	965	769	196	25.5%
Total operating expenses	11,988	7,423	4,565	61.5%
Loss from operations	(2,411)	(14,925)	12,514	(83.8)%
Other income (expenses)
Income (loss) from equity method investments	136	(1,449)	1,585	(109.4)%
Other income (expense), net	(29)	50	(79)	(158.0)%
Accretion expense	(386)	(619)	233	(37.6)%
Interest expense, net	(500)	(164)	(336)	204.9%
Total other expense	(779)	(2,182)	1,403	(64.3)%
Loss before income taxes	(3,190)	(17,107)	13,917	(81.4)%
Income tax benefit	743	2,396	(1,653)	(69.0)%
Net loss	$(2,447)	$(14,711)	$12,264	(83.4)%
Loss per share
Basic	$(0.21)	$(2.11)	$1.90	(89.9)%
Diluted	$(0.21)	$(2.11)	$1.91	(90.4)%
Weighted average number shares - basic	11,528,371	6,968,728	4,559,643	65.4%
Weighted average number shares - diluted	11,528,371	6,968,728	4,559,643	65.4%

Revenue

Total revenues for the nine months ended September 30, 2021 and 2020 were $19.5 million and $(2.4 million,) respectively, net of implicit price concessions. For the nine months ended September 30, 2021 and 2020, we recorded an allowance for implicit price concessions of $1.2 million and $24.0 million, respectively.

Patient service fee revenue is recognized in the period in which IONM services are rendered, at net realizable amounts due from third party payors when collections are reasonably assured and can be estimated. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party insurers. We record out-of-network technical and professional revenue (included in-Patient service fees, net) per case based upon our historical collection rates from private insurance carriers. Our revenue estimation process for out-of-network revenue is based on the collection experience from insurance cases that are between 1-2 years old and management believes the more recent collection experience is more indicative of future per case collection rates. The Company recognizes revenue from hospital and surgery center customers and certain PEs, for which the Company does not have an ownership interest in, on a contractual basis. Revenue from services rendered is recorded after services are rendered.

For the nine months ended September 30, 2021, Assure managed 10,979 where it retained 100% of the professional revenue (from our wholly-owned subsidiaries) compared to 6,763 cases where it retained 100% of the professional revenue (from our wholly- owned subsidiaries) in the same period in the prior year, a 62% increase in case volume. The increase is primarily related to organic sales growth in new markets such as Nebraska and Nevada, the acquisition of Sentry on April 30, 2021, and the launch of tele neurologist services.

Cost of Revenues

Cost of revenues for the nine months ended September 30, 2021 were $10.0 million compared to $5.1 million for the same period in 2020. Cost of revenues consist primarily of third-party billing fees, the cost of our internal billing and collection department, technologist and reader wages, third-party reader and collection fees and medical supplies. Technologist wages and medical supplies vary with the number of neuromonitoring cases. The cost of our internal billing and collection department increased as we have ramped up this department and as the number of cases they are responsible for invoicing increases. During the nine months ended September 30, 2021, the number of neuromonitoring cases increased 62% compared to the nine months ended September 30, 2020 which increased costs of revenues year over year.

General and administrative

General and administrative expenses were $10.3 million and $5.9 million for the nine months ended September 30, 2021 and 2020, respectively. The increase period-to-period was primarily related to higher legal fees in relation to our Nasdaq listing, acquisition of Sentry and debt financing with Centurion, and increased head count as we continued to build an inhouse billing and collections function. During the nine months ended September 30, 2021, we incurred legal and audit expenses related to the filing of our registration statement on Form S-1 and our initial Form 10-K with the Securities and Exchange Commission which are nonrecurring expenses.

Sales and marketing

Sales and marketing expenses were relatively consistent at $748 thousand and $801 thousand for the nine months ended September 30, 2021 and 2020, respectively.

Depreciation and amortization

Depreciation and amortization expense was $965 thousand and $769 thousand for the nine months ended September 30, 2021 and 2020, respectively. The increase is primarily related to the increase in ROU lease assets compared to the prior year.

Income (loss) from equity method investments

Assure recognizes its pro-rata share of the net loss generated by the non-wholly-owned PEs. During the nine months ended September 30, 2021, the Company recognized $136 thousand of income from equity method investments compared to $1.5 million of losses for the nine months ended September 30, 2020. The variance is primarily associated with recording of the previously mentioned implicit price concessions which were significantly larger in 2020 than 2021.

Accretion expense

The Company recorded accretion expense of $386 thousand and $619 thousand for the nine months ended September 30, 2021 and 2020, respectively. The Company accretes the difference between the fair value of the warrants and conversion feature related to the Central Bank and Centurion debt, as applicable, and the face value of such debt over the term of the debt.

Interest expense, net

Interest expense, net was $500 thousand for the nine months ended September 30, 2021 compared to $164 thousand for the nine months ended September 30, 2020. The increase year-over-year is primarily due to higher outstanding debt balances.

Income tax benefit

For the nine months ended September 30, 2021 income tax benefit was $743 thousand compared to $2.4 million for the nine months ended September 30, 2020. The Company’s estimated annual tax rate is impacted primarily by the amount of taxable income earned in each jurisdiction the Company operates in and permanent differences between financial statement carrying amounts and the tax basis.

Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

The following table provides selected financial information from the condensed consolidated financial statements of income for the three months ended September 30, 2021 and 2020. All dollar amounts set forth in the table below are expressed thousands of dollars, except share and per share amounts.

	Three Months Ended September 30,		Change	Change
	2021	2020	$	%
Revenue
Patient service fees, net	$6,443	$2,965	$3,478	117.3%
Hospital, management and other	2,103	998	1,105	110.7%
Total revenue	8,546	3,963	4,583	115.6%
Cost of revenues	4,254	2,232	2,022	90.6%
Gross margin	4,292	1,731	2,561	147.9%
Operating expenses
General and administrative	3,180	1,957	1,223	62.5%
Sales and marketing	247	349	(102)	(29.2)%
Depreciation and amortization	293	249	44	17.7%
Total operating expenses	3,720	2,555	1,165	45.6%
Income (loss) from operations	572	(824)	1,396	(169.4)%
Other income (expenses)
Income (loss) from equity method investments	139	(232)	371	(159.9)%
Other income (expense), net	(27)	(3)	(24)	800.0%
Accretion expense	(171)	(227)	56	(24.7)%
Interest expense, net	(264)	(58)	(206)	355.2%
Total other expense	(323)	(520)	197	(37.9)%
Income (loss) before income taxes	249	(1,344)	1,593	(118.5)%
Income tax benefit (expense)	(158)	367	(525)	(143.1)%
Net income (loss)	$91	$(977)	$1,068	(109.3)%
Income (loss) per share
Basic	$0.01	$(0.14)	$0.15	(105.5)%
Diluted	$0.01	$(0.14)	$0.16	(112.7)%
Weighted average number shares - basic	11,838,032	6,988,058	4,849,974	69.4%
Weighted average number shares - diluted	11,838,032	6,988,058	4,849,974	69.4%

Revenue

Total revenues for the three months ended September 30, 2021 and 2020 were $8.5 million and $4.0 million, respectively, net of implicit price concessions. For the three months ended September 30, 2021 and 2020, we recorded an allowance for implicit price concessions of nil and $4.6 million, respectively.

Patient service fee revenue is recognized in the period in which IONM services are rendered, at net realizable amounts due from third party payors when collections are reasonably assured and can be estimated. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party insurers. We record out-of-network technical and professional revenue (included in-Patient service fees, net) per case based upon our historical collection rates from private insurance carriers. Our revenue estimation process for out-of-network revenue is based on the collection experience from insurance cases that are up to two years old and management the collection experience of these receivables is more indicative of future per case collection rates. The Company recognizes revenue from hospital and surgery center customers and certain PEs, for which the Company does not have an ownership interest in, on a contractual basis. Revenue from services rendered is recorded after services are rendered.

For the three months ended September 30, 2021, Assure managed 4,996 cases where it retained 100% of the professional revenue (from our wholly-owned subsidiaries) compared to 2,685 cases where it retained 100% of the professional revenue (from our wholly- owned subsidiaries) in the same period in the prior year, an 86% increase in case volume. The increase is primarily related to organic sales growth in new markets such as Nebraska and Nevada, the acquisition of Sentry on April 30, 2021, and the launch of tele neurologist services.

Cost of Revenues

Cost of revenues for the three months ended September 30, 2021 were $4.3 million compared to $2.2 million for the same period in 2020. Cost of revenues consist primarily of third-party billing fees, the cost of our internal billing and collection department, technologist and reader wages, third-party reader and collection fees and medical supplies. Technologist wages and medical supplies vary with the number of neuromonitoring cases. The cost of our internal billing and collection department increased as we have ramped up this department and as the number of cases they are responsible for invoicing increases. During the three months ended September 30, 2021, the number of neuromonitoring cases increased 86% compared to the three months ended September 30, 2020, which increased cost of revenues year over year.

General and administrative

General and administrative expenses were $3.2 million and $2.0 million for the three months ended September 30, 2021 and 2020, respectively. The increase period-to-period was primarily related to an increase in information technology consulting costs as we continue to focus on automation and infrastructure to scale our business and an increase in stock based compensation expense.

Sales and marketing

Sales and marketing expenses was $247 thousand and $349 thousand for the three months ended September 30, 2021 and 2020. The decrease period-to-period was related to cost savings measures.

Depreciation and amortization

Depreciation and amortization expense was $293 thousand and $249 thousand for the three months ended September 30, 2021 and 2020, respectively. The increase is primarily related to the increase in ROU lease assets compared to the prior year.

Income (loss) from equity method investments

Assure recognizes its pro-rata share of the net income (loss) generated by the non-wholly-owned PEs. During the three months ended September 30, 2021, the Company recognized $139 thousand of income from equity method investments compared to $232 thousand in losses for the three months ended September 30, 2020. The variance is primarily associated with recording of the previously mentioned implicit price concessions which were significantly larger in 2020 than 2021.

Accretion expense

The Company recorded accretion expense of $171 thousand and $227 thousand for the three months ended September 30, 2021 and 2020, respectively. The Company accretes the difference between the fair value of the warrants and conversion feature related to the Central Bank and Centurion debt, as applicable, and the face value of such debt over the term of the debt.

Interest expense, net

Interest expense, net was $264 thousand for the three months ended September 30, 2021 compared to $58 thousand for the three months ended September 30, 2020. The increase year-over-year is primarily due to higher outstanding debt balances and the amortization of debt issuance costs. The Company capitalizes debt issuance costs and then amortizes such costs over the term of the debt.

Income tax benefit (expense)

For the three months ended September 30, 2021 income tax expense was $158 thousand compared to an income tax benefit of $367 thousand for the three months ended September 30, 2020. The Company’s estimated annual tax rate is impacted primarily by the amount of taxable income earned in each jurisdiction the Company operates in and permanent differences between financial statement carrying amounts and the tax basis.

Financial Position, Liquidity and Capital Resources

Our cash position as of September 30, 2021 was $918 thousand compared to the December 31, 2020 cash balance of $4.4 million. Working capital was $26.6 million as of September 30, 2021 compared to $17.4 million at December 31, 2020. We rely on payments from multiple private insurers and hospital systems that have payment policies and payment cycles that vary widely. Because we are primarily an out-of-network biller to private insurance companies, the collection times for our claims can last in excess of 24 months. Accounts receivables outstanding greater than 24 months are fully reserved.

For the nine months ended September 30, 2021, we collected approximately $10.1 million of cash from operations compared to collecting approximately $10.0 million in the same prior year period. As at September 30, 2021, accounts receivable, which are recorded net of implicit price concessions, was $22.7 million compared to $15.0 million at December 31, 2020. We received $312 thousand in cash distributions from the PE entities for the nine months ended September 30, 2021 compared to $424 thousand received for the same prior year period.

We financed our operations primarily from revenues generated from services rendered and through equity and debt financings. We expect to meet our obligations for the next 12 months, through cash earned through operating activities, debt financings, and equity offerings. During November 2021, we completed an equity financing. See Subsequent Event below for additional discussion.

Cash used in operating activities for the nine months ended September 30, 2021 was $9.4 million compared to $1.8 million for the same period in the preceding year. Cash was used to fund operations and to fund our growth strategy.

Cash provided by investing activities of $108 thousand for the nine months ended September 30, 2021 was related the PE advances, offset by payments related to the Sentry acquisition. Cash used in investing activities of $3.5 million for the nine months ended September 30, 2020 was primarily related to payments against the Neuro-Pro acquisition partially offset by the distributions received from the PEs.

Cash provided by financing activities of $5.8 million for the nine months ended September 30, 2021 was due to $7.4 million of net proceeds from the debenture, $1.7 million of proceeds from the Payroll Protection Program loan, and $832 thousand in proceeds from common stock issuances, offset by $4.1 million payments of bank debt. Cash provided by financing activities of $5.5 million for the nine months ended September 30, 2020 was primarily due to $2.5 million of proceeds from the issuance of convertible debentures, $1.2 million of proceeds from the payroll protection program, net proceeds of $560 thousand from the bank promissory note, and net proceeds of $1.1 million from the bank line of credit.

Our near-term cash requirements relate primarily to payroll expenses, trade payables, debt payments, capital lease payments, and general corporate obligations. Approximately 50% - 55% of the trade and other payables at September 30, 2021 and December 31, 2020 consist of accrued billing fees. These fees will not be due and payable until the underlying accounts receivable is collected which may be in the longer term.

Debenture

On June 10, 2021, the Company entered into definitive agreements to secure a credit facility under the terms of a commitment letter dated March 8, 2021 (the “Commitment Letter”) with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. (“Centurion”). Under the terms of the Commitment Letter, Assure issued a debenture to Centurion, dated June 9, 2021 (the “Debenture”), with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term

Loan and the Senior Revolving Loan, the “Credit Facility”). The Senior Term Acquisition Line will be made available to the Company to fund future acquisitions, subject to certain conditions and approvals of Centurion. The Credit Facility matures in June 2025.

The principal amount of the Debenture drawn and outstanding from time to time shall bear interest both before and after maturity, default and judgment from the date hereof to the date of repayment in full at the rate of the greater of 9.50% or the Royal Bank of Canada Prime Rate plus 7.05% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any obligations are outstanding, the first of such payments being due July 2, 2021 for the period from the Advance to the date of payment, and thereafter monthly. The difference between the commitment and the amount of the Loan outstanding from time to time shall bear a standby charge, for the period between June 2021 and the end of the availability period, in the amount of 1.50% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any amount of the commitment remains available and undrawn, the first of such payments being due July 2, 2021. Interest on overdue interest shall be calculated and payable at the same rate plus 3% per annum.

With respect to the Senior Revolving Loan, Assure may prepay advances outstanding thereunder from time to time, with not less than 10 business days prior written notice of the prepayment date and the amount, in the minimum amount of $250,000. Any amount of the Senior Revolving Loan prepaid may be re-advanced. With respect to the Senior Term Loan and Senior Term Acquisition Line, Assure may prepay the advances outstanding thereunder, without penalty or bonus, in an amount not to exceed 25% of the aggregate of all Advances then outstanding under the Term Loans, on each anniversary date of the first advance made hereunder, provided in each case with not less than 30 days written notice of the Company’s intention to prepay on such anniversary date and the proposed prepayment amount. Any prepayments to the Term Loans other than those permitted in the immediately preceding sentence may only be made on 30 days prior written notice of the prepayment date and the amount, and are subject to the Company paying on such prepayment date a prepayment charge equal to the lesser of (i) twelve (12) months interest and (ii) interest for the months remaining from the prepayment date to the Maturity Date, on the amount prepaid at the interest rate in effect on the applicable Term Loan as of the date of prepayment. Any amount of the Term Loan prepaid may not be re-advanced.

The Credit Facility is guaranteed by the subsidiaries under the terms of the guarantee and secured by a first ranking security interest in all of the present and future assets of Assure and the Subsidiaries under the terms of the security agreement.

Assure paid Centurion on first Advance of the Loan a commitment fee of 2.25%, being $248 thousand, made by withholding from the first advance.

A portion of the proceeds from the Debenture were utilized to repay the Central Bank line of credit and the Central Bank promissory note.

Off-Balance Sheet Arrangements

We have no material undisclosed off-balance sheet arrangements that have or are reasonably likely to have, a current or future effect on our results of operations or financial condition.

We have receivables from related parties and equity investments in PEs that are due and payable upon those entities collecting on their own accounts receivable. To the extent that these entities are unable to collect on their accounts receivable or there is an impairment in the valuation of those accounts receivable, the Company will need to reduce its related party receivables and/or its equity investments in the PEs.

Subsequent Event

On November 15, 2021, the Company announced that it has closed a brokered private placement of approximately 900,000 shares of the Company at an issue price of $5.25 per share, for gross proceeds of $4.75 million (the “Offering”). The proceeds of the Offering are expected to be used for expanding the Company’s remote neurology services offering for intraoperative neuromonitoring (“IONM”), extending the Company’s operational footprint into new states, supporting expected growth generated by the agreement with Premier, Inc. and general working capital purposes. Kestrel Merchant Partners LLC (the “Sponsor”) acted as the exclusive sponsor and The Benchmark Company, LLC (the “Agent”) acted as sole placement agent in connection with the Offering. Additionally, certain directors, officers and employees are expected to participate in a subsequent offering to settle approximately $700 thousand of compensation at a market price to be determined in accordance with Nasdaq listing requirements following the end of the Company’s trading blackout in accordance with the Company’s insider trading policy.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with GAAP. Application of GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes and within this MD&A. We consider our most important accounting policies that require significant estimates and management judgment to be those policies with respect to revenue, accounts receivable and income taxes, which are discussed below. Our other significant accounting policies are summarized in Note 2, “Basis of Presentation” and Note 3, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Form S-1.

We continually evaluate the accounting policies and estimates used to prepare the consolidated financial statements. In general, our estimates are based on historical experience, evaluation of current trends, information from third-party professionals and various other assumptions that we believe to be reasonable under the known facts and circumstances. Estimates can require a significant amount of judgment and a different set of assumptions could result in material changes to our reported results.

Revenue Recognition

The Company derives its revenue primarily from fees for IONM services provided. Revenue is recognized upon performance of promised service to a customer in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Patient service fee revenue and receivables

Patient service fee revenue is recognized in the period in which IONM services are rendered, at net realizable amounts from third party payors when collections are reasonably assured and can be estimated. The majority of our services are rendered on an out-of-network basis and billed to third party insurers. Since allowable charges for services rendered out-of-network are not contractually based, the Company estimates the net realizable value from the gross charges submitted to third party payors and recognizes the net patient service fee revenue. The estimates for out-of-network revenue are based on evaluating the payor mix, historical settlements and payment data for payor types, and current economic conditions to calculate an appropriate net realizable value for revenue and accounts receivables. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its revenue estimates as necessary in subsequent periods. Patient service fee revenue is also adjusted in the period when an accounts receivable balance for IONM service is written-off once collection is doubtful and the total collection amount is below the accounts receivable balance for IONM services. The timing of adjustments to patient service fee revenue for collections exceeding the originally estimated amounts may not occur in the same reporting period as the write-off of collected amounts below the originally estimated amounts, which may result in material adjustments to patient service revenue in a given reporting period.

For services rendered to patients that have insurance coverage and that the Company has an in-network contract with, the Company records patient service fee revenue pursuant to the contract rate.

Hospital, management and other revenue

The Company recognizes revenue from hospital and surgery center customers and certain PEs, for which the Company does not have an ownership interest in, on a contractual basis. Revenue from services rendered is recorded after services are rendered. The fees billed to hospital and surgery center customers are on net 30-day terms. The fees billed to the PEs for which the Company does not have an ownership interest in are not collected until the PEs collect sufficient cash for the services that they have performed.

Accounts receivable collection cycle

The cash collection cycles of the Company are protracted due to the out-of-network billing to private insurance payers. The collection cycle for IONM to out-of-network payers may require an extended period to maximize reimbursement on claims. The collection cycle impacts the technical fees that are billed by Neuromonitoring and the professional fees that are billed by Networks. The collection cycle may consist of multiple payments from out-of-network private insurance payers, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Due to the extended collection cycle, the Company has a policy to reserve claims that have aged to 24 months. The Company continues collection efforts following 24 months despite the reserves on these claims but will not write-off such claims until they age to 36 months. Collections on claims which have been reserved will result in the reversal of prior reserves.

The Company performs a collection analysis for out-of-network billings to private insurance companies and adjusts its revenue and accounts receivable if the collection rate is different from the amount recorded in previous periods. Historically, this analysis is performed quarterly.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was determined using the asset and liability method prescribed by GAAP. Under this method, deferred tax assets and liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. If and when it is determined that a deferred tax asset will not be realized for its full amount, we will recognize and record a valuation allowance with a corresponding charge to earnings. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes.

New Accounting Pronouncements

For information regarding new accounting pronouncements that were issued or became effective during the year ended December 31, 2020 that had, or are expected to have, a material impact on our financial position, results of operations or financial statement disclosures, see the “Recently Adopted Accounting Pronouncements” and “Recent Accounting Pronouncements Not Yet Adopted” sections of Note 3, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Form S-1.

MANAGEMENT

Set forth below is certain information with respect to the individuals who are our directors and executive officers.

Name	Age	Position	Term
John Farlinger	62	Executive Chairperson and Chief Executive Officer	Since May 24, 2017
Preston Parsons	41	Director and Founder	Since May 24, 2017
Martin Burian	57	Lead Director	Since May 24, 2017
Christopher Rumana	53	Director	Since December 19, 2018
Steven Summer	72	Director	Since September 19, 2019
John Flood	62	Director	Since April 15, 2021
John Price	52	Chief Financial Officer	Since March 26, 2021
Trent Carman (1)	59	Former Chief Financial Officer	October 22, 2018 to March 26, 2021
(1)	On March 26, 2021, we announced that Trent Carman had retired as our Chief Financial Officer effective March 26, 2021. Mr. Carman agreed to remain as an advisor through December 31, 2021, to assist in the transition of his duties to John Price, who was promoted from Vice-President of Finance to our Chief Financial Officer.

The following is a description of the business background of the current directors, director nominees and executive officers of the Company.

Directors

John Farlinger, Director, Chief Executive Officer and Executive Chairperson: Mr. Farlinger was appointed to Chief Executive Officer and Executive Chairman on August 28, 2019. Prior to his appointment as Chief Executive Officer and Executive Chairman, Mr. Farlinger was appointed as Interim Chief Executive Officer and Executive Chairman on May 15, 2018. Mr. Farlinger held the position of Chairman and CEO of Urban Communications Inc. from July 8, 2014 to June 2018. His past positions also include director and Chair of the Governance and Audit Committee of Freckle Ltd. (TSX-V) from June 2019 to February 2020, Senior Vice-President of Telephone Navigata-Westel from February 2013 to April 2014, and CEO of Titan Communications from 2009 to February 2013. Mr. Farlinger has been a Board member and Audit Committee member for BuildDirect.com Technologies Inc. ((TSX-V) since August 2021 and a Board member for Lite Access Technologies, Inc. (TSX-V) since April 2021. He is also an advisor to CareCru Inc., a healthcare start up.

Mr. Farlinger was selected by the Board to serve as the Executive Chairman because of this prior experience as an Executive Chairman and director of other public and venture back companies bringing valuable insight and experience to the Board. Additionally, Mr. Farlinger holds a CPA, CA designation (Canada).

Preston T. Parsons, Director and Founder: Concurrent with the closing of the reverse take-over of Assure Holdings on May 24, 2017, Mr. Parsons became the CEO of the Company. Mr. Parsons resigned as CEO of the Company on May 15, 2018 and under the title “founder”, Mr. Parsons is primarily responsible on working to generate increased revenue by engaging new surgeons to its platform, executing on the company’s multi-state expansion strategy and expanding the Company’s neuromonitoring services. Mr. Parsons is also the founder of QB Medical Inc. and has been its CEO since September 2009.

Mr. Parsons was selected by the Board to serve as a director because he is a founder of the Company and former CEO and brings valuable insight to the Board regarding those operations of the Company over which he is primarily responsible.

Martin Burian, Lead Director: Currently, Mr. Burian is a director of multiple publicly traded companies. Mr. Burian is currently Managing Director of Investment Banking at RCI Capital Group, and also serves as CFO (part time) to Heffel Gallery Limited. Prior to 2014 Mr. Burian spent 20 years in senior investment banking roles including with Haywood Securities Inc., Bolder Investment Partners and Canaccord Capital Corp.

Mr. Burian was selected by the Board to serve as director because he holds a CPA designation (Canada), holds the designation ICD.D of the Institute of Corporate Directors (Canada) and has extensive experience with audit committees and his extensive experience in investment banking provides the Board with valuable experience and oversight in relation to the Company’s capital raising activities.

Christopher Rumana, Director: Dr. Rumana brings over 20 years’ experience in the medical field as a board-certified neurosurgeon. Dr. Rumana has served in many roles including Chairman of Department of Surgery, Chief of Neurosurgery, Chairman of the Medical staff, Chairman of the Medical Executive Committee, and Chairman of the Board of Directors at Tallahassee Memorial Hospital. Dr. Rumana has previously served as the President of the Tallahassee Neurological Clinic from 2000 to 2017 and served as the President and chairman of Caduceus, LLC, a joint venture pain management facility and surgery center from 2005 to 2017. Dr. Rumana currently runs a consulting company and serves on the board of multiple health-related companies.

Mr. Rumana was selected by the Board to serve as director because his experience in the medical field as a neurosurgeon and his service on numerous committees and boards in the neurology medical community provides the Board with specialized knowledge of the Company’s industry and its customer’s operations which is valuable to the Board’s oversight role of the Company’s operations.

Steven Summer, Director: Steven Summer brings over four decades of management experience in health care to the Company’s board. From 2006 to December 2019, Mr. Summer served as President and CEO of the Colorado Hospital Association. Previously, from 1993 through 2006, he was the President and CEO of the West Virginia Hospital Association and prior to that he was with the Maryland Hospital Association, where he also held various senior level roles prior to becoming an executive. In January 2020, Mr. Summer was named President of the Healthcare Institute (HI), an organization whose membership consists of 35 of the nation’s most prestigious non-profit hospitals and health care systems.

Mr. Summer has selected by the Board to serve as director because of his management experience in the health care industry including his experience as President and CEO of a number of Hospital Associations provides specialized knowledge of the Company’s industry which is valuable to the Board’s oversight role of the Company’s operations.

John Flood, Director: Mr. Flood has nearly four decades of capital markets experience, as well as extensive operations, business building and governance expertise. Until retiring in 2019, he served as chairman and managing partner of Craig-Hallum Capital Group (“Craig-Hallum”), an equity research, trading and investment banking firm that Flood co-founded in 1997. At Craig-Hallum, Flood led the investment banking and institutional equity sales teams. He was also a member of Craig-Hallum’s board of governors, and executive, research, banking and M&A committees.

Mr. Flood was selected by the Board to serve as director because his extensive capital markets experience provides the Board with valuable experience and oversight in relation to the Company’s capital raising activities which are of significant importance to the Company at its current stage of operations.

Non-Director Executive Officers

John Price, Chief Financial Officer: Mr. Price was appointed as Chief Financial Officer effective March 26, 2021. Mr. Price has over 25 years of experience in accounting, financial planning and analysis, and business process improvement. He is also highly experienced in capital raise and debt financing, M&A, accounting operations, compliance, and system implementations. Mr. Price’s prior positions include serving as chief accountant of National Beverage (December 2019 to November 2020), chief financial officer and president at Alliance MMA (August 2016 to October 2019), and chief financial officer at MusclePharm (March 2015 to August 2016) and in various accounting and finance roles in high growth technology companies in the Silicon Valley. Mr. Price spent the first seven years of his career at Ernst & Young (October 1995 to July 2003). Mr. Price earned a Bachelor of Science in Accounting from Pennsylvania State University. Mr. Price does not have any family relationship with any other member of the Board of Directors or any executive officer of the Company.

Trent Carman, Former Chief Financial Officer: On March 26, 2021, we announced that Mr. Carman was retiring as our Chief Financial Officer effective March 26, 2021, and would remain as an advisor through December 31, 2021, to assist in the transition of his duties to John Price, who will be promoted from Vice-President of Finance to our Chief Financial Officer. His decision to retire was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our executive officers and any other person, including directors, pursuant to which the executive officer or director was selected to serve as an executive officer or director.

Family Relationships

None of our directors or executive officers is related by blood, marriage, or adoption to any other director or executive officer.

Other Directorships

None of our directors or director nominees are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (or subject to the requirements of Section 15(d) of the Exchange Act or any company required to be registered as an investment company under the Investment Company Act of 1940, as amended).

Legal Proceedings

We know of no material proceedings in which any of our directors, officers, affiliates or any stockholder of more than 5% of any class of our voting securities, or any associate thereof is a party adverse or has a material interest adverse to Assure or its subsidiaries. To the best of our knowledge, except as provided below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	proceeding among private litigants, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

We believe that effective corporate governance is critical to our long-term success and our ability to create value for our stockholders. We regularly review our corporate governance practices, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit the Company and our stockholders to do so. We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, the SEC rules and regulations, the corporate governance standards set forth in the Listing Rules of the Nasdaq Stock Market LLC (the “NASDAQ Standards”) and the corporate governance standards of the TSX Venture Exchange (the “TSX-V Standards”), and applicable Canadian requirements. The Canadian Securities Administrators implemented National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”) and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) in each of the provinces and territories of Canada. The Board is of the view that the Company’s system of corporate governance meets or exceeds each of these sets of guidelines and requirements.

We maintain a corporate governance page on our website that includes: our Code of Business Conduct and Ethics, and the charters for the Audit, Nomination and Corporate Governance, and Compensation Committees of our Board, all of which can be found at www.assuremneuromonitoring.com by clicking on “Investor Info” under the heading “Governance” and sub-heading “Governance Documents”. Reference to our website is provided herein for informational purposes only and no content on our website is incorporated herein by reference or otherwise forms a part of this Proxy Statement, unless otherwise stated herein.

Board Composition

The Board is currently composed of six (6) directors. The Company’s current bylaws require number of directors of the Company to be not be less than one (1) nor more than the number as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. All of the proposed nominees for election as directors at the Annual Meeting are current directors of the Company.

Director Independence

We had six Directors at December 24, 2021 (including four independent Directors) as follows:

●	John Farlinger
●	Preston Parsons
●	Martin Burian, independent
●	Christopher Rumana, independent
●	Steven Summer, independent
●	John Flood, independent

The Board applies the requirements for independence set out in Rule 5605(a)(2) of the NASDAQ Standards and considers all relevant facts and circumstances in making its assessment. Consistent with NASDAQ Standards, the Board assesses the independence of its members not less than annually.

In addition, The Board considers NP 58-201, which suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under National Instrument 52-110 - Audit Committees (“NI 52-110”), which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company. “Material relationship” is defined as a relationship that could, in the view of a company’s board of directors, reasonably interfere with the exercise of a director’s independent judgment.

Finally, the Company’s Code of Business Conduct and Ethics specifically addresses conflict of interest situations involving directors. Pursuant to our Code of Business Conduct and Ethics, all directors are required to act in the best interests of the Company and to avoid conflicts of interest.

With the assistance of the Nominating & Corporate Governance Committee, the Board has considered the relationship of the Company to each of the nominees for election by the stockholders at the Annual Meeting and has determined that four of the six nominees for election as directors at the Annual Meeting are independent (Burian, Rumana, Summer, and Flood). The two nominees who are not independent (Farlinger and Parsons) are executive officers of the Company and members of management.

Communications to the Board

Stockholders may communicate directly with members of the Board, or the Board as a group, by writing directly to the individual Board member or the Board, Assure Holdings Corp., 4600 South Ulster Street, Suite 1225 Denver, CO 80237. The Company’s Corporate Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Manager, Investor Relations will review all communications, and if requested by the stockholder or if the matter relates to Company business, shall forward them to the appropriate Board member(s).

Board Leadership Structure and Role in Risk Oversight

The positions of our principal executive officer and the chairperson of our Board are served by one individual, John Farlinger. We have determined that the leadership structure of our Board is appropriate, especially given the size of our company and the Board. Our Board currently consists of six directors. The Board has appointed Martin Burian as lead independent director. Due to the size of the Board, the independent directors, with the leadership of the lead director, are able to closely monitor the activities of our Company. In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Board has determined that having one individual serve as principal executive officer and chairperson of the Board does not negatively impact the ability of the Board to provide independent oversight. To the extent the composition of the Board changes and/or grows in the future, the Board may re-evaluate the need for an independent chairperson.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition, our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the company.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to the Company’s officers, directors, employees, and contractors.

We have adopted a corporate Code of Business Conduct and Ethics (the “Code”) that applies to all our employees including our principal executive officer, principal financial officer, and principal accounting officer and is administered by our Chief Financial Officer, John Price, and the Chair of the Nomination and Corporate Governance Committee, Martin Burian. We believe our Code provides written standards for deterring, and is reasonably designed to deter, wrongdoing. The purpose of our Code is to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by the Company;
●	compliance with applicable governmental laws, rules and regulations;

●	prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
●	accountability for adherence to the Code.

Our Code is available on our website at https://www.assureneuromonitoring.com. A copy of the Code will be provided to any person without charge upon written request to the Company at its administrative office: Assure Holdings Corp., 4600 South Ulster Street, Suite 1225, Denver, Colorado. We intend to disclose on our website any waiver from a provision of our Code that applies to any of our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions that relates to any element of our Code.

Hedging Policy

The Company’s share trading policy prohibits hedging or monetization transactions. The policy sets forth hedging or monetization transactions as transactions that can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. The policy notes that these transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. When that occurs, a person entering into these types of transactions may no longer have the same objectives as the Company’s other shareholders. In addition, under the policy no director or officer of the Company is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of any the Company’s securities granted as compensation or held, directly or indirectly, by such director or officer.

BOARD COMMITTEES

The Board has established an Audit Committee, a Nomination & Corporate Governance Committee, a Compensation Committee and a Medical Monitoring Advisory Committee, as the four committees of the Board. Terms of reference for each committee, which delineate the mandate of the committee, the composition of the committee, the frequency of committee meetings and other relevant matters, have been approved and adopted by the Board.

Audit Committee and Audit Committee Financial Expert

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and the NASDAQ Standards. The Audit Committee, in accordance with its written charter, is responsible for reviewing and approving the financial statements and public reports of the Company, considering the existence and adequacy of internal and management controls and reviewing and approving material accounting policies and measurements. The Audit Committee is also responsible for reviewing the annual audit and quarterly reviews and communicating directly with the external auditor as to their findings.

The Audit Committee’s mandate provides for regularly scheduled meetings to review and approve annual audited financial statements and quarterly unaudited financial statements and other reports to stockholders. Additional meetings may be held as warranted with respect to public financing initiatives and other material transactions. In addition, the Audit Committee has the authority to pre-approve non-audit services which may be required from time to time. The Charter for the Audit Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our Audit Committee consists of John Flood (Chairperson), Martin Burian and Christopher Rumana. The Board has determined that all members of the Audit Committee are “independent” and “financially literate,” within the meaning of such terms in NI 52-110, and that all members are “independent” within the meaning of Rule 5605 of the NASDAQ Standards and Rule 10A-3 of the Exchange Act. Our Board has determined that Martin Burian qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K based on education, professional designations held, experience and background.

Compensation Committee

The Compensation Committee’s mandate provides for regularly scheduled meetings to review the processes and procedures as may be reasonably necessary to allow the Compensation to make recommendations to the Board with respect to executive compensation. The Compensation Committee administers the Company’s Stock Option Plan, and determines all direct, indirect and incentive compensation and benefits of the executive management team. The Compensation Committee has the authority to form and delegate all or a portion of its duties and authority to subcommittees or individuals; communicate directly with officers, employees, and legal counsel; and in its discretion, may obtain advice from a compensation consultant. The Charter for the Compensation Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our Compensation Committee consists of Steven Summer (Chairperson), Martin Burian, Christopher Rumana, and John Flood. The Board has determined that all members of the Compensation Committee are “independent” within the meaning of such terms in NI 52-110. The Board also has determined that all members of the Compensation Committee are “independent” within the meaning of Rule 5605 of the NASDAQ Standards.

Compensation Committee Interlocks and Insider Participation

None of the anticipated members of our Compensation Committee is an officer or employee of our Company, nor have they even been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nomination & Corporate Governance Committee (“NCG Committee”)

The NCG Committee, in accordance with its charter, is responsible in assisting the Board in the exercise of their responsibilities as it relates to nomination and corporate governance matters delegated to it by the Board. The NCG Committee is also responsible for annually overseeing the evaluation of the effectiveness of the Board and its Committees and making recommendations to the Board with respect to any changes which may be advisable to improve the functioning of the Board or any of its committees. The NCG Committee’s mandate provides for regularly scheduled meetings to review the corporate governance guidelines applicable to the Company. The Charter for the NCG Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our NCG Committee consists of Martin Burian (Chairperson), Steven Summer, and John Flood. The Board has determined that all members of the NCG Committee are “independent” within the meaning of such terms in NI 52-110. The Board has determined that all members of the NCG Committee are “independent” within the meaning of Rule 5605 of the NASDAQ Standards.

Diversity

The Board values the benefits that diversity can bring and seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates. In identifying qualified candidates for nomination to the Board, the NCG Committee will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination.

While we do not have a formal diversity policy, the NCG intends to adopt a formal policy and plans to meet NASDAQ board diversity recommendations in 2022. The NCG Committee gives due consideration to characteristics, such as gender, age, ethnicity, disability, sexual orientation and geographic representation, which contribute to board diversity. The NCG Committee may, in addition to conducting its own search, engage qualified independent advisors to assist in identifying prospective diverse director candidates that meet the selection criteria established by the Board and that support its diversity objectives. In implementing its responsibilities, the NCG Committee will take into account the Board’s diversity objectives and the diverse nature of the business environment in which the Company operates, as well as the need to maintain flexibility to effectively address succession planning and to ensure that the Company continues to attract and retain highly qualified individuals to serve on the Board.

The Board does not adhere to any specific targets or quotas in determining Board membership but the Board is committed to increasing diversity on the Board and realizes the potential benefits from new perspectives that could be gained through increasing diversity within the Board’s ranks. The NCG Committee strives to see diversity, inclusion and equity in connection with its vision and mission for the Board and the Company.

Nomination Responsibilities and Duties

The Board believes that directors should ideally reflect a mix of experience and other qualifications important to the Board’s role in oversight of the Company. While there is no firm requirement of minimum qualifications or skills that candidates must possess we week directors with high integrity and experience relevant to our business and public company listings in order to maintain a board with a mix of skills and experience. The NCG Committee evaluates director candidates based on a number of qualifications, including their resume, independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the NCG Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The qualifications of each of the Company’s directors are set forth in their respective biographies in this Proxy Statement.

The NCG Committee does not have a policy pursuant to which it considers director candidates recommended by stockholders. It is the NCG Committee’s view that a formal policy is not necessary because stockholders can make recommendations to the NCG Committee by writing to: NCG Committee Chair c/o Corporate Secretary at Assure Holdings Corp., 4600 South Ulster Street, Suite 1225, Denver, Colorado, USA 80237 and the Company’s bylaws contain provisions pursuant to which Company’s stockholders can nominate a person for election to the Board at stockholders meetings.

The Company’s bylaws permit certain stockholders to nominate persons for election to the Board. Pursuant to the bylaws, any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of a notice for a nomination and on the record date for notice of the applicable meeting of stockholders, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below, may nominate persons for election to the Board. The Nominating Shareholder must give timely written notice, in proper form, to the Corporate Secretary of the Company at Assure Holdings Corp., 4600 South Ulster Street, Suite 1225, Denver, Colorado, USA 80237 to make a nomination.

To be timely, a Nominating Shareholder’s notice to the corporate secretary of the Company must be made (i) in the case of an annual meeting of stockholders, not less than 30 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting of stockholders (which is not also an annual meeting of stockholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of stockholders was made.

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary of the Company must set forth:

●	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation(s) or employment(s) of the person, (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to applicable laws; and
●	as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws. The Company may require any proposed nominee to furnish such other information as may be required under applicable law or the rules of any stock exchange on which the Company’s securities are listed to determine the eligibility of such proposed nominee to serve as an independent director on the Board.

Medical Monitoring Advisory Committee

The Medical Monitoring Advisory Committee, is responsible for assisting the Board in (i) establishing best practices related to the Company’s, including its subsidiaries, performance of services, (ii) continually evolving and refining techniques, process and procedures to ensure the highest quality of services, (iii) understanding how technology and equipment can be used and implemented to ensure the highest quality of services, and (iv) making recommendations to the Board on matters delegated to it by the Board from time to time. It is the intention of the Board that the Medical Monitoring Advisory Committee be comprised, in part, of medical professionals who can assist the Company with establishing, through research, development, and implementation of best practices and technology advancements, processes and operational infrastructure aimed at increasing the rate of successful outcomes in patient cases as a result of the use of intraoperative monitoring.

Currently, our Medical Monitoring Advisory Committee consists of Dr. Rumana (Chairperson), Mr. Summer, Mr. Parsons and Dr. Isador Lieberman.

Dr. Isador Lieberman, M.D., M.B.A, FRCSC, was appointed to our Medical Monitoring Advisory Committee on March 18, 2021. Dr. Lieberman is a fellowship trained Orthopaedic and Spinal Surgeon. He is board certified by the American Board of Orthopaedic Surgery and holds specialist certification from the Royal College of Physicians and Surgeons of Canada. Dr. Lieberman completed medical school and residency at the University of Toronto and completed Spine Surgery and Trauma Surgery fellowships at the Toronto Hospital in Canada and at Queen’s Medical Center in Nottingham, England. Dr. Lieberman joined the Texas Back Institute in 2010 and is currently the president and director of its scoliosis and spine tumor program. Prior to joining Texas Back Institute he served as teaching faculty at the University of Toronto, then was recruited to the Cleveland Clinic. His research interests include; clinical outcomes in spinal surgery, biomechanics of spinal implants, robotics for spinal surgery and disc replacement technologies. Dr. Lieberman has conceived and developed a number of spinal surgery instruments and implants and holds over thirty issued U.S. patents. He has been recognized internationally for contributions to minimally invasive/endoscopic spinal surgery and robotics and navigation for spine surgery. In addition, Dr. Lieberman established the Uganda Spine Surgery Mission. Over the past fifteen years this organization has provided more than 250 operations to Ugandans afflicted with spinal ailments including scoliosis.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board oversees the Company’s executive compensation programs that are both motivational and competitive for executive officers and other members of senior management. Additionally, the Compensation Committee is charged with reviewing and approving all compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board. At least once each year, and at such other times as is necessary, the Board reviews any and all relationships that each director has with the Company. The Board has determined that none of the Compensation Committee members has any material business relationship with the Company.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	to review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board for approval;
●	to produce an annual report on senior executive officer compensation for inclusion in the Company’s annual report or the proxy statement relating to its annual meeting of stockholders;
●	to review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;
●	to establish peer groups of comparable companies and targeting competitive positioning for the Company’s compensation programs; and
●	to consider the implications of the potential risks associated with the Company’s compensation policies and programs; and
●	to review and make recommendations to the Board with respect to the compensation of the senior executive officers.

Overview of Executive Compensation Program

The objectives of our executive compensation policy are to attract and retain individuals of high caliber to serve as officers, to motivate their performance in order to achieve our strategic objectives and to align the interests of executive officers with the long term interests of our stockholders. Short-term compensation, including base salaries and annual performance bonus, is used to attract and retain employees. Long-term compensation, including our Stock Option Plan and Equity Incentive Plan, is used to reward growth in asset value per share.

Our compensation policy is reviewed and examined annually by the Compensation Committee in accordance with its charter. The Compensation Committee considered the implications of the risks associated with our compensation policies and practices and did not identify any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.

We do not have any written policies which prohibit a named executive officer or director from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the named executive officer or director.

For the purposes of this Proxy Statement, named executive officers or “NEOs” means each of the following individuals:

(a)	each individual who, in respect of the Company, during any part of the financial year ended December 31, 2020, served as chief executive officer, including an individual performing functions similar to a chief executive officer (“CEO”) of the Company;

(b)	the Company’s two most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year;
(c)	up to two individuals who would be an NEO under paragraph (b) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, as of December 31, 2020.

During the financial year ended December 31, 2020, we had three NEOs: Preston Parsons (founder), John Farlinger (CEO), and Trent Carman (CFO). Mr. Farlinger was appointed the CEO on August 28, 2019. Prior to his appointment as CEO, Mr. Farlinger was appointed as Interim Chief Executive Officer on May 15, 2018. Mr. Carman was appointed CFO of October 22, 2018. On March 26, 2021, we announced that Trent Carman was retiring as our Chief Financial Officer effective March 26, 2021, and will remain as an advisor through December 31, 2021, to assist in the transition of his duties.

Compensation Elements and Rationale

Executive officer (including the NEOs) compensation consists of essentially three components: (i) base salary; (ii) annual performance bonus; and (iii) the equity compensation under our Stock Option Plan as amended, Equity Incentive Plan as amended, 2021 Stock Incentive Plan, 2021 Employee Stock Purchase Plan, or written grant agreements. Each component of our executive officer compensation arrangements are briefly described below.

Base Salaries

Salaries for executive officers and other members of senior management are determined by evaluating the responsibilities of each executive’s position, as well as the experience and knowledge of the individual, with a view to market competitiveness. Assure benchmarks its executive salaries, by position and responsibility, against other comparable business enterprises. The base salaries for executive officers are reviewed in the fourth quarter of each financial year for the ensuing year by the NCG Committee. Annual salary adjustments take into account the market value of the executive’s role, the executive’s performance throughout the year and the economic factors that affect Assure’s industry and marketplace.

Retention of executive officers is a risk considered by the Compensation Committee in setting base salaries.

Annual Performance Bonus

Each executive is eligible to receive an annual bonus (the “Annual Bonus”) based upon achievement of milestones established by the Compensation Committee. The Annual Bonus is determined, at the discretion of the Compensation Committee at the beginning of each year and is paid during the first quarter of the subsequent year. If the executive voluntarily resigns from their employment with us or if their employment is terminated for cause prior to payment of the Annual Bonus, they shall not be entitled to receive payment of the Annual Bonus, or any portion thereof, whether prorated or otherwise.

Our Annual Bonus provides NEOs and key employees with the opportunity to earn annual incentive awards in respect of their leadership and contribution towards enhanced levels of operating performance. As such, the Annual Bonus is designed to increase alignment with Assure’s strategic and operational goals with awards earned based on the achievement of both financial and personal performance goals.

The “financial performance” of each executive (including NEOs) is measured and calculated on three pre-established annual financial performance measure (the “Financial Performance Measure”). The Financial Performance Measures are designed around key drivers of profitability and operational cash flow, namely: (i) revenue growth; (ii) EBITDA growth; and (iii) cash flow growth, increase in procedures and other identified metrics. For each Financial Performance Measure, there are three performance levels set: threshold, target and maximum.

The ‘personal performance’ of each executive is measured against the extent to which each executive achieves his or her personal strategic objective (“Personal Strategic Objective”). The Personal Strategic Objectives are set by the executives in conjunction with the CEO at the commencement of each fiscal year and are expressed with reference to specific, measurable targets and given a weighting for each.

Equity Compensation

Options and Awards are granted by the Board at the recommendation of the NCG Committee. In monitoring or adjusting the option allotments, the NCG Committee takes into account its own observations on individual performance (where possible) and its assessment of individual contribution to shareholder value, previous option grants and the objectives set for the NEOs. The scale of options is generally commensurate to the appropriate level of base compensation for each level of responsibility. The NCG Committee makes these determinations subject to and in accordance with the provisions of the Amended Stock Option Plan.

See “Equity Compensation Plans” below for a description of our current equity compensation plans – the Amended 2020 Stock Option Plan, the 2020 Equity Incentive Plan, the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan. As stated below, on November 4, 2021, the Board approved and the Company adopted the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan (the “2021 Plans”), subject to stockholder approvals at the Annual Meeting. Moving forward, the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan will remain in effect; however, the Company intends to grant all its future awards under the 2021 Stock Incentive Plan. In addition, executive officers will have the right to participate in the 2021 Employee Stock Purchase Plan along with other employees of the Company.

Compensation Governance

The Compensation Committee exercises general responsibility regarding overall employee and executive officer compensation. It determines the total compensation of the Chief Executive Officer, Chief Financial Officer and other senior executives of the Company, all subject to Board approval. The Compensation Committee also meets with the Chief Executive Officer to review all other salaries and compensation items. These salaries and compensation items are ultimately approved by the Board annually in the overall general and administrative expense budget.

Options and Awards are also granted by the Board at the recommendation of the Compensation Committee. In monitoring or adjusting the option allotments, the Compensation Committee takes into account its own observations on individual performance (where possible) and its assessment of individual contribution to stockholder value, previous option grants and the objectives set for the NEOs. The scale of options is generally commensurate to the appropriate level of base compensation for each level of responsibility. The Compensation Committee makes these determinations subject to and in accordance with the provisions of the Amended 2020 Stock Option Plan.

Summary Compensation Table

The following table sets forth the compensation earned by the NEOs for the years ended December 31, 2020, 2019, and 2018 and are set out below and expressed in the currency of the United States unless otherwise noted. On September 7, 2021, the Company completed a reverse stock split on a five (5) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

SUMMARY COMPENSATION TABLE

							Change in
							pension value
							and
							nonqualified
						Non-Equity	deferred
Name and				Stock	Option	Incentive Plan	compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	earnings	Compensation	Total
Position	Year	($)	($)	($)(6)	($)(6)	($)	($)	($)	($)
John Farlinger, (1)	2020	306,583	200,000	315,600	Nil	Nil	Nil	48,484	870,667
Executive Chairperson and Chief Executive Officer	2019	285,000	130,000	Nil	117,000	Nil	Nil	43,075	575,075
	2018	203,621	96,000	Nil	302,000	Nil	Nil	15,634	617,255
Trent Carman, (2)	2020	162,776	81,676	210,400	Nil	Nil	Nil	22,067	476,919
Former Chief Financial Officer	2019	238,001	85,000	Nil	157,000	Nil	Nil	19,108	499,109
	2018	38,334	20,000	Nil	Nil	Nil	Nil	—	58,334
Preston Parsons, (3)(4)(5)	2020	285,000	647,645	Nil	Nil	Nil	Nil	31,500	964,145
Founder and Director	2019	265,270	85,000	Nil	Nil	Nil	Nil	33,400	383,670
	2018	137,975	90,000	Nil	Nil	Nil	Nil	62,742	290,717
(1)

Mr. Farlinger was appointed to Chief Executive Officer and Executive Chairperson on August 28, 2019. Prior to his appointment as Chief Executive Officer and Executive Chairperson, Mr. Farlinger was appointed as Interim Chief Executive Officer and Executive Chairperson on May 15, 2018. Mr. Farlinger received a car allowance of $17,956 and a matched retirement investment contribution of $30,528 paid by Assure, which values have been included in the column “All Other Compensation”. Stock Awards consists of a grant of 60,000 performance shares referenced in note (5). On January 29, 2021, Mr. Farlinger was granted 90,000 stock options exercisable to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.

(2)

Mr. Carman was appointed Chief Financial Officer on October 22, 2018. Mr. Carman received a car allowance of $6,000 and a matched retirement investment contribution of $16,067 paid by Assure, which value has been included in the column “All Other Compensation”. Stock Awards consist of a grant of 40,000 performance shares referenced in note (5). The performance shares vested as of Mr. Carmen’s retirement date. Mr. Carman retired as our Chief Financial Officer effective March 26, 2021.

(3)

Mr. Parsons was appointed the Chief Executive Officer of Assure following completion of the Qualifying Transaction on May 24, 2017. As of May 15, 2018, Mr. Parsons was no longer an officer of Assure and remains a director of Assure. Mr. Parsons received a car allowance of $14,400, and a matched 401k amount of $17,100 paid by Assure, which values have been included in the column “All Other Compensation”.

(4)

As a result of the circumstances which led to the resignation of our former auditor, EKS&H LLP, and two management cease trade orders (May 1, 2018 and August 7, 2018, revoked on August 20, 2018), we entered into negotiations with Preston Parsons, our founder and a director, and Matthew Willer, a former officer and director, with respect to certain matters. We settled these matters as follows: On January 9, 2019 we announced that we entered into a settlement agreement on August 6, 2018, pursuant to which Mr. Parsons agreed to repay certain reclassified expenses and pledge certain collateral to secure payment. Mr. Parsons surrendered for cancellation 292,278 of the shares held by him at a price of $7.50 per share. Additionally, Mr. Parsons voluntarily surrendered 200,000 options to allow us to grant options to retain employees and competitively recruit strong professional talent. Mr. Parsons also agreed to modify the performance stock grant agreement dated November 8, 2016, which granted Mr. Parsons the right to receive 1,000,000 shares (“Performance shares”), to increase certain performance requirements to earn the Performance shares.

a.

On March 4, 2019, we announced that we entered into a settlement and mutual release agreement with Mr. Willer (the “Settlement Agreement”), pursuant to which we cancelled 90,000 stock options (which were granted to Mr. Willer prior to our listing on the TSX-V) and to amend Mr. Willer’s right to receive 200,000 Performance shares (granted to Mr. Willer under a performance stock grant agreement) to withhold performance shares to pay liabilities to Assure and under certain third-party contracts and tax liabilities owed in connection with the issuance of Performance shares. The remaining Performance shares will be issued to Mr. Willer at a price to be determined on the issuance date based on the market price of shares at the issuance date and in accordance with the policies of the TSX-V. In December 2020, Mr. Willer entered into a settlement agreement with certain of his creditors. On January 25, 2021, we issued 43,968 of the 200,000 Performance shares to certain of Mr. Willer’s creditors in connection with that settlement. All performance shares were settled as of June 30, 2021.

(5)

On March 4, 2020, Mr. Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 340,000 of the 1,000,000 Performance shares to which he is entitled to certain employees and senior management, including John Farlinger (60,000 shares) and Trent Carman (40,000 shares). On December 29, 2020, Assure issued the 1,000,000 Performance shares under Restricted Stock Award Agreements including to Mr. Parsons (660,000 shares), Mr. Farlinger (60,000 shares and Mr. Carman (40,000 shares). The restricted stock is subject to forfeiture under the terms of Restricted Stock Award Agreements and was originally anticipated to vest on December 31, 2021 or earlier upon satisfaction of certain conditions. The Company is currently renegotiating revised vesting terms related to the performance shares.

(6)	Stock and Options awards amounts have been adjusted to reflect the five-for-one reverse split which was effectuated during September 2021.

Grants of Plan-Based Awards Table

The following table discloses all compensation securities granted or issued to each NEO by Assure in the most recently completed financial year ended December 31, 2020 for services provided or to be provided, directly or indirectly, to Assure. On September 7, 2021, the Company completed a reverse stock split on a five (5) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

GRANTS OF PLAN BASED AWARDS(5)

Closing
					price of	Closing
		Number of			security or	price of
		compensation			underlying	security or
		securities,		Issue,	security	underlying
	Type of	number of	Date of	conversion or	on date	security
Name and	compensation	underlying	issue or	exercise price	of grant	at year end	Expiry
Principal Position	security	securities	grant	($)	($)	($)	Date
John Farlinger, (1)
Executive Chairperson and Chief Executive Officer	Restricted Stock	60,000 shares	3/4/2020	US$5.15(4)		US$5.15(5)	12/31/2021
Trent Carman, (2)
Former Chief Financial Officer	Restricted Stock	40,000 shares	3/4/2020	US$5.15(4)	US$5.26	US$5.15(5)	12/31/2021
Preston Parsons, (3) Founder and Director	Restricted Stock	660,000 shares	11/8/2016	US$5.15(4)	US$5.26	US$5.15(5)	12/31/2021
(1)

As of December 31, 2020, Mr. Farlinger had an aggregate of 83,800 options to purchase common stock of the Company. The options are exercisable to purchases: (a) 60,400 shares of the Company at an exercise price of Cdn$11.15 or $9.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Farlinger on October 1, 2018; and (b) 23,400 shares of the Company at an exercise price of $7.80 or Cdn$10.35 which expire on January 16, 2024. As of December 31, 2020, Mr. Farlinger had received 83,800 options and 36,200 options remain outstanding which will be issued in accordance with the policies of the TSX-V. On March 4, 2020, Preston Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 340,000 Performance shares to certain employees and senior management, including Mr. Farlinger (60,000 shares). On December 29, 2020, Assure issued 60,000 Performance shares to Mr. Farlinger, subject to forfeiture under the terms of Restricted Stock Award Agreement with original vesting on December 31, 2021 or earlier upon satisfaction of certain conditions, however, the Company is currently renegotiating the vesting terms with Mr. Farlinger. On January 29, 2021, Mr. Farlinger was granted 90,000 stock options exercisable to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.

(2)

As of December 31, 2020, Mr. Carman has no options to purchase common stock of the Company. On March 4, 2020, Preston Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 340,000 Performance shares to certain employees and senior management, including Mr. Carman (40,000 shares). On December 29, 2020, Assure issued 40,000 Performance shares to Mr. Carman, subject to forfeiture under the terms of Restricted Stock Award Agreement with vesting on December 31, 2021 or earlier upon satisfaction of certain conditions. Mr. Carman retired as our Chief Financial Officer effective March 26, 2021.

(3)

As part of a stock grant agreement dated November 8, 2016, while Assure was still operating privately, Mr. Parsons was granted the right to receive 1,000,000 shares upon satisfaction of certain performance conditions. On March 4, 2020, Mr. Parsons agreed to reallocate 340,000 shares of restricted common stock to six employees and/or officers of Assure, including John Farlinger, our CEO (60,000 shares) and Trent Carman, our CFO (40,000 shares), under the terms of Incentive Stock Agreements. On December 29, 2020, Assure issued 660,000 Performance shares to Mr. Parsons, subject to forfeiture under the terms of Restricted Stock Award Agreement with original vesting on December 31, 2021 or earlier upon satisfaction of certain conditions, however, the Company is currently renegotiating the vesting terms with Mr. Parsons.

(4)	The closing price of the shares on December 31, 2020 was US$5.15.
(5)	Option, restricted stock and common stock amounts have been adjusted to reflect the five-for-one reverse split which was effectuated during September 2021.

Outstanding Equity Awards Table

The following table discloses the particulars of unexercised options, stock that has not vested and equity incentive plan awards for our NEOs for the last completed fiscal year ending December 31, 2020. On September 7, 2021, the Company completed a reverse stock split on a five (5) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (4)

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
			Equity					Awards:	Awards:
			Incentive				Market	Number	Market
			Plan			Number	Value	of	or Payout
			Awards:			of	of	Unearned	Value of
			Number of			shares	shares	shares,	shares,
	Number of	Number of	Securities			or	or Units	Units or	Units or
	Securities	Securities	Underlying			Units of	of	Other	Other
	Underlying	Underlying	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name and	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Principal Position	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
John Farlinger, (1)	60,400	Nil	Nil	$9.00	10/1/2023	60,000	$315,600	Nil	Nil
Executive Chairperson and Chief Executive Officer	23,400			$7.80	1/16/2024
Trent Carman, (2) Former Chief Financial Officer	Nil	Nil	Nil	NA	NA	40,000	$210,400	Nil	Nil
Preston Parsons, (3) Founder and Director	200,000	Nil	Nil	$0.25	8/25/2025	660,000	$3,471,600	Nil	Nil
(1)

As of December 31, 2020, Mr. Farlinger has an aggregate of 83,800 options to purchase common stock of the Company. The options are exercisable to purchases: (a) 60,400 shares of the Company at an exercise price of Cdn$11.15 or $9.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Farlinger on October 1, 2018; and (b) 23,400 shares of the Company at an exercise price of $7.80 or Cdn$10.35 which expire on January 16, 2024. As of March 30, 2021, 60,400 options held by Mr. Farlinger are outstanding and have vested. As of December 31, 2020, Mr. Farlinger has received 83,800 options and 36,200 options remain outstanding which will be issued in accordance with the policies of the TSX-V. On March 4, 2020, Preston Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 340,000 Performance shares to certain employees and senior management, including Mr. Farlinger (60,000 shares). On December 29, 2020, Assure issued 60,000 Performance shares to Mr. Farlinger, subject to forfeiture under the terms of Restricted Stock Award Agreement with original vesting on December 31, 2021 or earlier upon satisfaction of certain conditions, however, the Company is currently renegotiating the vesting terms with Mr. Farlinger. On January 29, 2021, Mr. Farlinger was granted 90,000 stock options exercisable to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.

(2)

As of December 31, 2020, Mr. Carman has no options to purchase common stock of the Company. On March 4, 2020, Preston Parsons entered into a Stock Grant Amendment and Transfer Agreement, under which he agreed to transfer and distribute 340,000 Performance shares to certain employees and senior management, including Mr. Carman (40,000 shares). On December 29, 2020, Assure issued 40,000 Performance shares to Mr. Carman, subject to forfeiture under the terms of Restricted Stock Award Agreement with original vesting on December 31, 2021 or earlier upon satisfaction of certain conditions, however, the Company is currently renegotiating the vesting terms with Mr. Carmen. Mr. Carman retired as our Chief Financial Officer effective March 26, 2021.

(3)

As of December 31, 2020, Mr. Parsons has options to purchase 200,000 shares of the Company at an exercise price of $0.25 which expire on August 25, 2025, pursuant to options awarded to Mr. Parsons on August 25, 2015. As of December 31, 2019, all of the 200,000 options held by Mr. Parsons have vested. As part of a stock grant agreement dated November 8, 2016, while Assure was still operating privately, Mr. Parsons was granted the right to receive 1,000,000 shares upon satisfaction of certain performance conditions. On March 4, 2020, Mr. Parsons agreed to reallocate 340,000 shares of restricted common stock to six employees and/or officers of Assure, including John Farlinger, our CEO (60,000 shares) and Trent Carman, our CFO (40,000 shares), under the terms of Incentive Stock Agreements. On December 29, 2020, Assure issued 660,000 Performance shares to Mr. Parsons, subject to forfeiture under the terms of Restricted Stock Award Agreement with original vesting on December 31, 2021 or earlier upon satisfaction of certain conditions, however, the Company is currently negotiating the vesting terms with Mr. Parsons. The closing price of the shares on December 29, 2020 was US$5.20.

(4)	Option, performance share and common stock amounts have been adjusted to reflect the five-for-one reverse split which was effectuated during September 2021.

Option Exercise and Vested Stock

There were no option exercises or stock that vested on an aggregated basis for our NEOs during the year ended December 31, 2020.

Pension Plans, Defined Benefit Plans, Deferred Compensation Plans

The Company has not established a pension plan, defined benefits plan, or deferred compensation plan.

Potential Payments Upon Termination or Change-In-Control

The Company does not currently have any employment agreements which include material payments related to termination or change-in-control.

Agreements with Named Executive Officers

The Company has entered into employment agreements with certain NEOs. The agreements establish the terms and conditions that will apply during their employment with the Company as well as the terms and conditions that will apply upon their termination of employment.

John Farlinger, Executive Chairperson, Chief Executive Officer

The Company entered into an employment agreement with John Farlinger effective June 1, 2018. Mr. Farlinger is employed as Chief Executive Officer of the Company and provides corporate management, financial strategy, capital market advisory, business expansion, compliance and advisory, corporate communications and general operational services to the Company that are relevant to his position. As compensation, Mr. Farlinger received an annual salary of $306,583 during the financial year ended December 31, 2020 and was granted 83,800 options to purchase shares. In addition, Mr. Farlinger is entitled to four weeks per year of vacation. The Company reimburses Mr. Farlinger for reasonable and customary “out of pocket” expenses. Mr. Farlinger is entitled to insurance benefits, sick leave, personal leave, a car allowance, a 401k matching plan of up to 6%, performance based bonuses allocated at the discretion of the Board, a phone allowance and stock options pursuant to the Stock Option Plan. The agreement contains customary confidentiality arrangements for an executive in the healthcare industry and provides that for one year following the termination of Mr. Farlinger’ s employment with the Company, he will not directly or indirectly engage in any business competitive with the Company.

Trent Carman, Chief Financial Officer

The Company entered into an offer of employment with Trent Carman effective September 19, 2018. Mr. Carman was employed as the Chief Financial Officer of the Company. As compensation, Mr. Carman received an annual salary of $286,583 during the financial year ended December 31, 2020. In addition, Mr. Carman was entitled to four weeks per year of vacation, insurance benefits, a 401k matching plan of up to 6%, performance based bonuses allocated at the discretion of the board of up to 60% of his base annual salary, a phone and car allowance, paid parking and incentive stock options pursuant to the Stock Option Plan. The agreement provides for an employment-at-will policy allowing for termination of the agreement at any time by both Mr. Carman and the Company. Mr. Carman retired as our Chief Financial Officer effective March 26, 2021.

Preston Parsons, Director, Founder and Director

Assure Holdings entered into an employment agreement with Preston Parsons effective November 7, 2016, which employment agreement was transferred to the Company following completion of the Qualifying Transaction. The employment agreement with Mr. Parsons set out his responsibilities as Chief Executive Officer. However, as disclosed, on May 15, 2018, Mr. Parsons resigned as the Chief Executive Officer of the Company and assumed the responsibility of working to generate increased revenue by engaging new surgeons to its platform, executing on the Company’s multi-state expansion strategy and expanding the Company’s Neuromonitoring services. To date, no new employment agreement has been entered into with Mr. Parsons and the Company. As compensation, Mr. Parsons received an annual salary of $274,916 during the financial year ended December 31, 2020. In addition, Mr. Parsons is entitled to four weeks per year of vacation with an additional week granted for each completed year of employment and Assure reimburses Mr. Parsons for reasonable and customary “out-of-pocket” expenses. Mr. Parsons is entitled to insurance benefits, sick leave, personal leave, a car allowance, a 401k matching plan of up to 6%, performance based bonuses allocated at the discretion of the Board, a phone and home office allowance and stock options pursuant to the Stock Option Plan. The agreement contains customary confidentiality arrangements for an executive in the healthcare industry and provides that for one year following the termination of Mr. Parsons’ employment with the Company, he will not directly or indirectly engage in any business competitive with the Company. The employment agreement is governed by the laws of the State of Colorado and has a term of 5 years. Either party is able to terminate the agreement at any time upon 30 days written notice. If the Company terminates the contract, Mr. Parsons shall be entitled to compensation for three months of annualized compensation for every one year of employment beyond the termination date unless Mr. Parsons is in violation of the contract. If Mr. Parsons is in violation of the contract, the Company may terminate employment without notice and will provide compensation to Mr. Parsons only to the date of such termination. The compensation paid under the contract shall be Mr. Parsons’ exclusive remedy.

John Price, Vice President of Finance, Chief Financial Officer (effective March 26, 2021)

Assure Holdings is currently in the process of negotiating an employment agreement with John Price to serve as its Chief Financial Officer. Per the terms of Mt. Price’s offer letter as the Vice President of Finance, as compensation, Mr. Price receives an annual salary of $240,000 starting November 30, 2020. In addition, Mr. Price is entitled to three weeks per year of vacation and Assure reimburses Mr. Price for reasonable and customary “out-of-pocket” expenses. Mr. Parsons is entitled to insurance benefits, sick leave, personal leave, a 401k matching plan of up to 6%, performance based bonuses allocated at the discretion of the Board, and stock options pursuant to the Stock Option Plan.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our independent directors for the fiscal year ended December 31, 2020. On September 7, 2021, the Company completed a reverse stock split on a five (5) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

						Nonqualified
		Fees			Non-Equity	Deferred
		Earned or	Stock	Option	Incentive Plan	Compensation	All Other
		Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name		($)	($)	($)	($)	($)	($)	($)
Martin Burian, (1)(2)	2020	$50,000	Nil	Nil	Nil	Nil	Nil	$50,000
Lead Independent Director
Christopher Rumana, (1)(3)	2020	$50,000	Nil	Nil	Nil	Nil	Nil	$50,000
Independent Director
Steven Summer, (1)(4)	2020	$50,000	Nil	Nil	Nil	Nil	Nil	$50,000
Independent Director
Scott Page, (1)(5)	2020	$34,212	Nil	Nil	Nil	Nil	Nil	$34,212
Former Independent Director
(1)

All directors who are not employees of the Company are entitled to receive a quarterly retainer of $10,000 for their services as directors of the Company and a quarterly retainer of $2,500 for serving on a committee of the Company.

(2)

As of December 31, 2020, Mr. Burian has options to purchase (a) 15,000 common shares of the Company at an exercise price of Cdn$11.15 or $9.00 which expire on October 1, 2023, pursuant to options awarded to Mr. Burian on October 1, 2018; and (b) 30,000 common shares of the Company at an exercise price of $7.80 or Cdn$10.35 which expire on January 16, 2024, pursuant to options awarded to Mr. Burian on January 16, 2019. As of December 31, 2020, all of 5,000 options granted on May 11, 2017 have vested, 11,000 of the options granted on October 1, 2018 have vested with the balance vesting in increments of 2,000 options each April 1 and October 1, until such time that the options have fully vested on October 1, 2021, and 14,000 of the options granted on January 16, 2019 have vested with the balance of options vesting in increments of 4,000 options each July 16 and January 16, until such time that the options have fully vested on January 16, 2022. On January 29, 2021, Mr. Burian was granted 10,000 stock options exercisable to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.

(3)

As of December 31, 2020, Dr. Rumana has options to purchase 30,000 common shares of the Company at an exercise price of $7.80 or Cdn$10.35 which expire on January 16, 2024, pursuant to options awarded to Dr. Rumana on January 16, 2019. As of December 31, 2020, of 30,000 options granted on January 16, 2019, 14,000 had vested, with the balance of options vesting in increments of 4,000 options each July 16 and January 16, until such time that the options have fully vested on January 16, 2022. On January 29, 2021, Mr. Rumana was granted 20,000 stock options exercisable to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.

(4)

As of December 31, 2020, Mr. Summer has options to purchase 30,000 common shares of the Company at an exercise price of Cdn$8.55 which expire on October 4, 2024, pursuant to options awarded to Mr. Summer on October 4, 2019. As of December 31, 2020, of 30,000 options granted on October 4, 2019, 14,000 have vested, with the balance of options vesting in increments of 4,000 options each April 4 and October 4, until such time that the options have fully vested on October 4, 2022. On January 29, 2021, Mr. Summer was granted 20,000 stock options exercisable to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested, and expiring on January 27, 2026.

(5)	Mr. Page served as a director of the Company from November 29, 2018 to September 4, 2020. All options granted to Mr. Page expired unexercised.
(6)	Option and common stock amounts have been adjusted to reflect the five-for-one reverse split which was effectuated during September 2021.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets out those securities of the Company which have been authorized for issuance under our equity compensation plan, as at December 31, 2020. On September 7, 2021, the Company completed a reverse stock split on a five (5) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average	available for future issuance
	outstanding options and	exercise price of	under equity compensation plans
	rights	outstanding options and	(excluding securities reflected in
Plan category	(a)	rights (b)	column (a)) (c)
Equity compensation plans approved by security holders	748,600	$5.25	378,978
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	748,600	$5.25	378,978

Equity Compensation Plan Descriptions

The Company currently has adopted and approved the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan, the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan. The intent of the Company and the Board is that while the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan will continue in existence in relation to the options and awards previously granted thereunder, the Board will not grant future options or awards thereunder. Instead, moving forward, only the 2021 Stock Incentive Plan will be used for the grant of options and awards to eligible participants thereunder.

The following is a description of the plans.

Amended 2020 Stock Option Plan

The material features of the Amended 2020 Stock Option Plan are summarized below.

1.	Purpose of the Amended 2020 Stock Option Plan. The purpose of the Amended 2020 Stock Option Plan is to encourage share ownership by directors, senior officers and employees, together with consultants, who are primarily responsible for the management and growth of the Company. The number of shares, the exercise price per Common Share, the vesting period and any other terms and conditions of options granted pursuant to the Amended 2020 Stock Option Plan, from time to time, are determined and approved by the Board at the time of the grant, subject to the defined parameters of the Amended 2020 Stock Option Plan and compliance with the policies of the TSX-V.
2.	Maximum Plan Shares. The maximum aggregate number of shares that may be reserved for issuance pursuant to the exercise of options granted under the Amended 2020 Stock Option Plan shall not exceed ten percent (10%) of the issued and outstanding shares of the Company at the time of the grant. Notwithstanding the foregoing, the maximum aggregate number of shares which may be reserved for issuance as “Incentive Stock Options” (as defined in the Amended 2020 Stock Option Plan) granted under the Amended 2020 Stock Option Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 699,424 shares.
3.	Grant of Options. The Amended SOP is administered by the Board (or any committee to which the Board has delegated authority) and provides for grants of options to eligible participants in the discretion of the Board. The term and vesting provisions of any options will be fixed by the Board at the time of grant, subject to the terms of the Amended 2020 Stock Option Plan and the TSXV Corporate Finance Manual.
4.	Eligibility and Limitations. The following restrictions on issuances of options are applicable under the Amended 2020 Stock Option Plan: (a) no eligible participant will be granted options to acquire more than five percent (5%) of the issued and outstanding common shares of the Company in any twelve (12) month period, unless the Company has obtained disinterested shareholder approval; and (b) in any twelve (12) month period, options granted to all eligible participants conducting investor relations activities may not exceed two percent (2%) of the issued and outstanding common shares, calculated at the date such options are granted.
5.	Maximum Percentage to Insiders. The Company may not reserve for issuance such number of common shares pursuant to options granted to insiders at any point in time that exceeds ten percent (10%) of the issued and outstanding common shares of the Company nor can the Company grant to insiders, within a twelve (12) month period, an aggregate number of options, which exceeds ten percent (10%) of the issued and outstanding common shares of the Company as at the time of grant.
6.	Exercise Price. The exercise price of an option will be set by the Board at the time such option is granted under the Amended 2020 Stock Option Plan, and cannot be less than the Fair Market Value (defined in the Amended 2020 Stock Option Plan as a price that is determined by the Board, provided that such price cannot be less than the greater of (i) the volume weighted average trading price of the shares on the TSXV for the twenty trading days immediately prior to the grant date and (ii) the closing price of the shares on the TSXV on the trading day immediately prior to the grant date, unless otherwise required by any applicable accounting standard for the Company’s desired accounting for options or by the rules of the TSXV) of a share on the grant date, and no less than 110% of Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
7.	Vesting of Options. Vesting of options shall be at the discretion of the Board and, in the absence of a vesting schedule being specified at the time of grant, options shall vest immediately. Where applicable, vesting of options will generally be subject to the participant remaining employed by or continuing to provide services to the Company or any of its affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time. Options granted to eligible participants conducting investor relations activities shall vest in stages over a period that is not less than twelve (12) months, and with no more than 25% of the total options granted vesting in any applicable three (3) month period.
8.	Term and Expiry. The exercise period of each option cannot exceed ten (10) years. Upon termination of employment of the eligible participant all rights to purchase shares of the Company pursuant to the options granted under the Amended 2020 Stock Option Plan shall expire and terminate immediately except as follows: (a) expiry and termination of the granted options has been otherwise determined in the discretion of the Board or by the participant’s option granting agreement; (b) upon the death, disability or leave of absence of a participant, any vested options held by such participant will be exercisable by the participant’s lawful personal representatives, heirs or executors until the earlier of ninety (90) days after the date of death and the date of expiration of the term otherwise applicable to such options; (c) an option granted to any participant will expire thirty (30) days (or such other time, as shall be determined by the Board) after the termination of the participant’s continuous service; and (d) if a participant is dismissed for cause, such participant’s options, whether or not vested at the date of dismissal, will immediately terminate without the right to exercise such options.
9.	Disinterested Shareholder Approval. The Company will be required to obtain disinterested shareholder approval prior to any of the following actions – whether by reason of an amendment to the Amended Option Plan or otherwise – becoming effective: (a) the Amended Option Plan, together with all of the Company’s other previous compensation arrangements, could result at any time in: (i) the aggregate number of Common Shares reserved for issuance under options granted to insiders of the Company exceeding ten percent (10%) of the issued and outstanding Common Shares; (ii) the number of Common Shares issued to insiders upon exercise of options within a one (1) year period exceeding ten percent (10%) of the issued and outstanding Common Shares; or (iii) the issuance to any one Service Provider, within a twelve (12) month period, of a number of Common Shares exceeding 5% of the issued and outstanding Common Shares; or (b) any reduction in the exercise price of an option previously granted to an insider
10.	Adjustments. The Amended 2020 Stock Option Plan also provides for adjustments to outstanding options in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
11.	Amendments. The Amended 2020 Stock Option Plan provides that it may be amended by the Board or the Compensation Committee without stockholder approval, but in the case where the Company is listed on the TSXV, subject to the approval of the TSXV, to: (i) (i) correct typographical errors; (ii) clarify existing provisions of the 2020 Stock Option Plan, which clarifications do not have the effect of altering the scope, nature or intent of such provisions; and (iii) maintain compliance with any applicable laws. No such amendment, suspension or termination shall adversely affect rights under any options previously granted without the consent of the optionees to whom such options were granted.

12.	Governing Law. The Amended 2020 Stock Option Plan is governed and construed in accordance with the laws of the State of Colorado and the federal laws of the United States applicable therein.

2020 Equity Incentive Plan

The material features of the 2020 Equity Incentive Plan are summarized below.

1.	Purpose of the Equity Incentive Plan. The purpose of the 2020 Equity Incentive Plan is to (a) enable the Company to attract and retain the types of employees, consultants and directors (collectively, the “EIP Recipients” and each, an “EIP Recipient”) who will contribute to the Company’s long term success; (b) provide incentives that align the interests of EIP Recipients with those of the security holders of the Company; and (c) promote the success of the Company’s business.
2.	Available Awards. Awards that may be granted under the Equity Incentive Plan include: (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards (collectively, “EIP Awards”).
3.	Maximum Plan Shares. The maximum aggregate number of shares available for issuance pursuant to the exercise of the EIP Awards granted under the 2020 Equity Incentive Plan is 699,424 shares. The maximum aggregate number of shares which may be reserved for issuance as “Incentive Stock Options” (as defined under the 2020 Equity Incentive Plan) granted under the 2020 Equity Incentive Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 699,424 shares.
4.	Grant of EIP Awards. The 2020 Equity Incentive Plan is administered by the Board (or any committee to which the Board has delegated authority) and provides for grants of EIP Awards to EIP Recipients in the discretion of the Board. The term and vesting provisions of any options or EIP Awards will be fixed by the Board at the time of grant, subject to the terms of the 2020 Equity Incentive Plan and the TSX-V Corporate Finance Manual.
5.	Limitations on Issue. The following restrictions on issuances of EIP Awards are applicable under the 2020 Equity Incentive Plan: (a) no eligible award recipient will be granted EIP Awards to acquire more than five percent (5%) of the issued and outstanding shares of the Company in any twelve (12) month period, unless the Company has obtained disinterested shareholder approval; (b) no consultant or EIP Recipient conducting investor relations activities (may be granted options to acquire more than two percent (2%) of the issued and outstanding common stock in any twelve (12) month period; and (c) the Company and the EIP Recipient granted the EIP Award are responsible for ensuring and confirming the EIP Recipient is a bona fide employee, consultant or management company employee.
6.	Maximum Percentage to Insiders. The Company may not reserve for issuance such number of shares pursuant to EIP Awards granted to insiders at any point in time that exceeds ten percent (10%) of the issued and outstanding shares of the Company nor can the Company grant to insiders, within a twelve (12) month period, an aggregate number of EIP Awards, which exceeds ten percent (10%) of the issued and outstanding shares of the Company as at the time of grant, unless prior to such grant the Company has obtained disinterested shareholder approval.
7.	Exercise Price. The exercise price of an option will be set by the Board at the time such option is granted under the 2020 Equity Incentive Plan, and cannot be less than the Fair Market Value (defined in the 2020 Equity Incentive Plan as a price that is determined by the Board, provided that such price cannot be less than the greater of (i) the volume weighted average trading price of the shares on the TSX-V for the twenty trading days immediately prior to the grant date and (ii) the closing price of the shares on the TSX-V on the trading day immediately prior to the grant date, unless otherwise required by any applicable accounting standard for the Company’s desired accounting for options or by the rules of the TSX-V) of a share on the grant date, and no less than 110% of Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
8.	Vesting of Options. Vesting of options shall be at the discretion of the Board and, in the absence of a vesting schedule being specified at the time of grant, options shall vest immediately. Where applicable, vesting of options will generally be subject to the participant remaining employed by or continuing to provide services to the Company or any of its affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time. Options granted to eligible participants conducting investor relations activities shall vest in stages over a period that is not less than twelve (12) months, and with no more than 25% of the total options granted vesting in any applicable three (3) month period.

9.	Term and Expiry of Options. The exercise period of each option cannot exceed ten (10) years. Upon termination of an EIP Recipient’s continuous service all rights to purchase shares of the Company pursuant to the options granted under the 2020 Equity Incentive Plan shall expire and terminate immediately except as follows: (a) expiry and termination of the granted options has been otherwise determined in the discretion of the Board or by the EIP Recipient’s option granting agreement; (b) upon the death, disability or leave of absence of an EIP Recipient any vested options held by such EIP Recipient will be exercisable by the EIP Recipient’s lawful personal representatives, heirs or executors until the earlier of ninety (90) days after the date of death and the date of expiration of the term otherwise applicable to such options; (c) an option granted to any EIP Recipient will expire thirty (30) days (or such other time, as shall be determined by the Board) after the termination of the EIP Recipient’s continuous service; and (d) if an EIP Recipient is dismissed for cause, such EIP Recipient’s options, whether or not vested at the date of dismissal, will immediately terminate without the right to exercise such options.
10.	Restricted Awards. The Board may, from time to time, grant restricted share units (“RSU”) to EIP Recipients, which require no share issuance by the Company at the time of such grant, carry no voting rights, and neither preclude nor entitle further RSU issuance to the EIP Recipient. At the discretion of the Board, each RSU may be credited with cash and stock dividends paid by the Company in respect of one share, which shall be evidenced in the EIP Recipient’s share unit account, and distributed, upon settlement of such RSU after the date on which they vest, in cash or at the discretion of the Board, in shares for the fair market value equivalent of such cash distribution, such shares to be either issued from treasury, purchased in the open market, or any combination thereof. The RSUs shall be subject to forfeiture until vested, such vesting schedule to be determined for each grant of RSUs in the discretion of the Board, which may provide for acceleration of vesting upon the occurrence of specified events.
11.	Performance Share Units. The Board may, from time to time, grant performance share units (“PSU”) to EIP Recipients, which require no share issuance by the Company at the time of such grant, carry no voting rights, and neither preclude nor entitle further PSU issuance to the EIP Recipient. The Board in its discretion shall determine: (i) the number of shares subject to a PSU granted to any EIP Recipients; (ii) the specified performance goals and other conditions as well as the time period to achieve such goals in order to earn to a PSU; and (iii) the other terms, conditions and restrictions of the PSU.
12.	Other Equity-Based and Cash Awards. The Board may, to the extent permitted by the TSX-V, grant other equity-based awards, either alone or in tandem with other awards under the EIP, in such amounts and subject to such conditions as the Board shall determine in its sole discretion. Each such award shall be evidenced by an award agreement. The Board may grant cash awards to participants, such awards to be evidenced in such form as the Board may determine.
13.	Disinterested Shareholder Approval. Unless disinterested shareholder approval is obtained, under no circumstances shall the 2020 Equity Incentive Plan, together with all of the Company’s other previously established or proposed stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of shares (including the Amended 2020 Option Plan), result in or allow at any time: (a) the number of shares reserved for issuance pursuant to EIP Awards granted to insiders (as a group) at any point in time exceeding 10% of the issued and outstanding shares; (b) the grant to insiders (as a group), within any 12 month period, of an aggregate number of EIP Awards exceeding 10% of the issued and outstanding shares at the time of the grant of the EIP Awards; (c) the issuance to any one EIP Recipient, within any 12 month period, of an aggregate number of EIP Awards exceeding 5% of the issued and outstanding shares at the time of the grant of the EIP Awards; (d) any individual EIP Award grant that would result in any EIP Recipient being granted EIP Awards to acquire or receive more than five percent (5%) of the issued and outstanding shares of the Company in any twelve (12) month period; or (e) any amendment to options held by insiders that would have the effect of decreasing the exercise price of such options.
14.	Adjustments. The 2020 Equity Incentive Plan also provides for adjustments to outstanding Awards in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
15.	Amendments. The 2020 Equity Incentive Plan provides that the Board or the Compensation Committee without stockholder approval, but in the case where the Company is listed on the TSXV, subject to the approval of the TSXV, may make the following amendments: (i) amendments of a “housekeeping” or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in the 2020 Equity Incentive Plan, or to correct or supplement any provision of the 2020 Equity Incentive Plan that is inconsistent with any other provision of the 2020 Equity Incentive Plan; (ii) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSXV); (iii) amendments necessary for EIP Awards to qualify for favorable treatment under applicable tax laws; (iv) amendments to the vesting provisions of the 2020 Equity Incentive Plan or any EIP Award; (v) amendments to the termination or early termination provisions of the 2020 Equity Incentive Plan or any EIP Award, whether or not such EIP

Award is held by an insider, provided such amendment does not entail an extension beyond the original expiry date of the EIP Award; and (vi) amendments necessary to suspend or terminate the 2020 Equity Incentive Plan.
16.	Governing Law. The 2020 Equity Incentive Plan is governed and construed in accordance with the laws of the State of Colorado and the Federal laws of the United States applicable therein.

2021 Stock Incentive Plan

The material features of the 2021 Stock Incentive Plan are summarized below.

1.	Purpose of the 2021 Stock Incentive Plan. The purpose of the 2021 Stock Incentive Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, senior officers, consultants, advisors and non-employee Directors (collectively, the “Eligible Award Recipients” and each, an “Eligible Award Recipient”) capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
2.	Available Awards. Awards that may be granted under the 2021 Stock Incentive Plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation right, (d) restricted stock and restricted stock units, and (e) performance share units (collectively, the “Awards”).
3.	Maximum Plan Shares. The maximum aggregate number of shares available for issuance pursuant to the exercise or vesting of the Awards granted under the 2021 Stock Incentive Plan is 2,000,000 shares; provided, that for so long as the shares are listed on the TSXV, the number of shares that may be issued under all Awards under the 2021 Stock Incentive Plan, plus any shares granted under any prior plans and the 2021 Employee Stock Purchase Plan, shall not exceed 2,367,260 shares. If any shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2021 Stock Incentive Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the 2021 Stock Incentive Plan. In addition, any shares subject to any outstanding award under any prior stock plan (Amended 2020 Stock Option Plan or 2020 Equity Incentive Plan) that, on and after the date shareholders approve the 2021 Stock Incentive Plan, are not purchased or are forfeited, paid in cash or reacquired by the Company, or otherwise not delivered to the participant of such prior plans due to termination or cancellation of such award shall again be available for granting Awards under the 2021 Stock Incentive Plan. Awards that do not entitle the holder thereof to receive or purchase shares shall not be counted against the number of shares available for Awards under the 2021 Equity Incentive Plan.
4.	Limitations on Issue. Notwithstanding any provision to the contrary in the 2021 Incentive Stock Plan, the sum of the grant date fair value of equity based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash based compensation granted to a non-employee director during any calendar year shall not exceed $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
5.	Eligibility. Any Eligible Award Recipient shall be eligible to be designated as a participant under the 2021 Stock Incentive Plan. In determining which Eligible Award Recipients shall receive an Award and the terms of any Award, the Compensation Committee may take into account the nature of the services rendered by the respective Eligible Award Recipient, their present, and potential contributions to the success of the Company or such other factors as the Compensation Committee. An incentive stock option may only be granted to full time or part time employees. Such incentive stock option shall not be granted to an employee of an affiliate of the Company, unless such affiliate is also a “subsidiary corporation” of the Company.
6.	Composition of Eligible Award Recipients. The Company currently has approximately 135 employees, 3 senior officers, and 4 non-employee Directors who are eligible for the 2021 Stock Incentive Plan.
7.	Grant of Options. The 2021 Stock Incentive Plan is administered by the Compensation Committee and provides for grants of options to Eligible Award Recipients at the discretion of the Compensation Committee. The term and vesting provisions of any options will be fixed by the Compensation Committee at the time of grant, subject to the terms of the 2021 Stock Incentive Plan.
8.	Exercise Price. The exercise price of an option will be set by the Compensation Committee at the time such option is granted under the 2021 Stock Incentive Plan, and cannot be less than the 100% of the Fair Market Value (defined in the 2021 Stock Incentive Plan as a price that is determined by the Committee, provided that if the Shares are traded on a securities exchange, the Fair Market Value of a share as of a given date shall be the closing price of one share as reported on the securities exchange where the shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading; the Compensation Committee may designate a purchase price below Fair Market Value on the date of grant if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or a subsidiary) of a share on the grant date, and no less than 110% of the Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
9.	Term and Expiry of Options. The exercise period of each option cannot exceed ten (10) years. If an Eligible Award Recipient’s service with the Company and all Affiliates terminates for any reason during the term, then the Eligible Award Recipient’s Option shall expire on the earliest of the following dates: (a) the Option’s term expiry date fixed by the Committee at the date of grant; (b) the date an Eligible Award Recipient’s service is terminated for cause; or (c) the date twelve months after the termination of the Eligible Award Participant’s service for any reason other than cause, or such earlier date or dates as the Compensation Committee may determine and specify in the applicable award agreement at the date of grant.
10.	Time and Method of Exercise. The Compensation Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, bank draft or certified cheque at the time of such exercise, in an amount equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.
11.	Net Exercises. Unless the company is listed on the TSXV or unless otherwise permitted by the policies of the TSXV, the terms of any Option may be written to permit the Option to be exercised by delivering to the Eligible Award Recipient a number of shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such shares.
12.	Death of Eligible Award Participant. For so long as the Shares are listed on the TSXV, if an optionee who has been granted Options ceases to be employed by the Company because of the death of such optionee, such Option will cease to be qualified as an Option as of the date that is one year after the date of death (or upon the expiration of the term of such Option, if earlier).
13.	Incentive Stock Options. The following provisions apply to incentive stock options under the 2021 Stock Incentive Plan (“Incentive Stock Options”):
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To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any Eligible Award Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the United States Internal Revenue Code (the “Code”)) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

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All Incentive Stock Options must be granted within ten years from the earlier of the date on which the 2021 Stock Incentive Plan was adopted by the Board or the date the Stock Incentive Plan was approved by the Shareholders of the Company.

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Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Eligible Award Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

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The purchase price per share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Eligible Award Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, the purchase price per share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share on the date of grant of the Incentive Stock Option.

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Any Incentive Stock Option authorized under the 2021 Stock Incentive Plan shall contain such other provisions as the Compensation Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

14.	Stock Appreciation Rights. A stock appreciation right may be granted and confer on the holder a right to receive upon exercise a cash amount equal to excess of (i) the Fair Market Value of one share on the date of exercise, or a value determined by the Compensation Committee, over (ii) the grant price of the stock appreciation right as specified by the Compensation Committee, which price shall not be less than 100% of the Fair Market Value of one share on the date of grant of such stock appreciation right; provided that the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an affiliate of the Company. Subject to the terms of the 2021 Stock Incentive Plan and any applicable Award agreement, the grant price, term, dates of exercise and any other terms and conditions of any stock appreciation right shall be as determined by the Compensation Committee (except that the term of each stock appreciation right shall be subject to the limitations on term applicable to Options and grant limitations applicable to Awards generally). However, stock appreciation rights may not contain features providing for dividend equivalent rights other than equitable adjustments. The Compensation Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.
15.	Restricted Stock and Restricted Stock Units. The Compensation Committee may, from time to time, grant restricted stock or restricted stock units, which include performance share units and deferred share units, to Eligible Award Recipients.
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Restrictions. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Compensation Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may deem appropriate. Vesting of such Awards may, at the Compensation Committee’s discretion, be conditioned upon the Eligible Award Recipient’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service based and performance based conditions. Notwithstanding the foregoing, rights to dividend equivalent payments shall be subject to limitations. Restricted stock units may be settled upon vesting or on a deferred basis, in each case in accordance with rules and procedures established by the Compensation Committee and specified in an Award agreement.

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Issuance and Delivery of Shares. Any restricted stock granted under the 2021 Stock Incentive Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Compensation Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the 2021 Stock Incentive Plan. Such certificate or certificates shall be registered in the name of the Eligible Award Recipient and shall bear an appropriate legend referring to the restrictions applicable to such restricted stock. Shares representing restricted stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Eligible Award Recipient promptly after the applicable restrictions lapse or are waived. In the case of restricted stock units, no shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of all restrictions and the restricted (or deferred) period relating to restricted stock units evidencing the right to receive shares, such shares (or a cash payment equal to the Fair Market Value of the shares) shall be issued and delivered to the holder of the restricted stock units.

16.	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or required by applicable law.
17.	Limits on Transfer of Awards. No Award (other than fully vested and unrestricted shares issued pursuant to any Award) and no right under any such Award shall be transferable by an Eligible Award Recipient other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. The Compensation Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 and provided, further, that such transfers shall not be made for consideration to the Eligible Award Recipient. The Committee may also establish procedures as it deems appropriate for an Eligible Award Recipient to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Eligible Award Recipient and receive any property distributable with respect to any Award in the event of the Eligible Award Recipient’s death.
18.	Restrictions; Securities Exchange Listing. All shares or other securities delivered under the 2021 Stock Incentive Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the 2021 Stock Incentive Plan, applicable federal or state securities laws and regulatory requirements, including the policies of any applicable exchange, and the Compensation Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.
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TSXV Restrictions. For so long as the Shares are listed on the TSXV: (A) the aggregate number of Awards granted to any one Eligible Award Recipient in any 12 month period shall not exceed 5% of the issued and outstanding Shares, calculated at the date such Awards are granted; (B) the aggregate number of Awards granted to any one Eligible Award Recipient who is a consultant (as defined in the policies of the TSXV) during any 12 month period shall not exceed 2% of the issued and outstanding Shares, calculated at the date such Awards are granted; (C) Eligible Award Recipients retained to provide Investor Relations Activities (as defined in the policies of the TSXV) to the Company may not be granted any Awards under the 2021 Stock Incentive Plan, save and except Options, provided that the aggregate number of Options granted to such persons during any 12 month period shall not exceed 2% of the issued and outstanding shares, calculated at the date an Option is granted to any such person; Options granted to any Eligible Award Recipient performing Investor Relations Activities must vest in stages over a period of no less than 12 months with no more than 1/4 vesting in any three-month period; the aggregate number of Options granted to eligible charitable organizations (as defined in the policies of the TSXV) shall not at any time exceed 1% of the issued and outstanding shares of the Company, calculated at the date such Options are granted.

19.	Prohibition on Option and Stock Appreciation Right Repricing. The Compensation Committee may not, without prior approval of the Company’s shareholders, and, for so long as the shares are listed on the TSXV, subject to compliance with applicable TSXV repricing requirements, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or other Awards in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price of the Award.
20.	Adjustments. The 2021 Stock Incentive Plan also provides for adjustments to outstanding Awards in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
21.	Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate the 2021 Stock Incentive Plan, and the Compensation Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the 2021 Stock Incentive Plan, or with the written consent of the Eligible Award Recipient or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to an Eligible Award Recipient under the 2021 Stock Incentive Plan. Any amendment to this 2021 Stock Incentive Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. The 2021 Stock Incentive Plan provides for certain amendments that the Board and Compensation Committee can make without seeking stockholder approval including amendments to: (i) amend the eligibility for, and limitations or conditions imposed upon, participation in the 2021 Stock Incentive Plan; (ii) amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively; (iii) add or amend any terms relating to the provision of financial assistance to participants or resulting in participants receiving securities of the Company while no cash consideration is received by the Company; (iv) make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or (v) amend any terms relating to the administration of the 2021 Stock Incentive Plan, including the terms of any administrative guidelines or other rules related to the 2021 Stock Incentive Plan. For so long as the Company’s shares are listed on the TSXV, any amendments to the 2021 Stock Incentive Plan are subject to prior TSXV review and acceptance.
22.	Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the 2021 Stock Incentive Plan or any Award, and any rules and regulations relating to the 2021 Stock Incentive Plan or any Award.
23.	Term of the Plan. No Award shall be granted under the 2021 Stock Incentive Plan and the 2021 Stock Incentive Plan will terminate on the date that is ten (10) years after the effective date of the 2021 Stock Incentive Plan.

2021 Employee Stock Purchase Plan

The material features of the 2021 Employee Stock Purchase Plan are summarized below.

1.	Purpose of the 2021 Employee Stock Purchase Plan. The 2021 Employee Stock Purchase Plan was adopted to provide employees of the Company and certain subsidiaries with an opportunity to purchase the Company’s shares through accumulated payroll deductions (collectively, the “Eligible Employees” and each, an “Eligible Employee”). It is the intention of the Company to have the 2021 Employee Stock Purchase Plan and the offerings thereunder qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the offerings, accordingly, will be construed so as to extend and limit 2021 Employee Stock Purchase Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.	Maximum Plan Shares. The maximum aggregate number of shares available for sale pursuant to the 2021 Employee Stock Purchase Plan is two million (2,000,000) shares; provided, that for so long as the shares are listed on the TSXV, the number of shares that may be issued under all Awards under the 2021 Employee Share Purchase Plan, plus any shares granted under any prior plans and the 2021 Stock Incentive Plan, shall not exceed 2,367,260 shares.
3.	Eligibility. Any individual who is an Eligible Employee on the first trading day of each offering period (the “Offering Date”), which commences on February 1, May 1, August 1, and November 1, will be eligible to participate in the 2021 Employee Stock Purchase Plan. An Eligible Employee is any individual who is a common law employee of the Company and is customarily employed for at least twenty (20) hours per week, not including any individual who performs services for the Company or any certain subsidiary of the Company pursuant to (i) an agreement that classifies such individual’s relationship with the Company or certain subsidiary of the Company as other than an employee or (ii) a collective bargaining agreement that provides for the exclusion of such individual from participation in the 2021 Employee Stock Purchase Plan.
4.	Composition of Eligible Employees. The Company currently has approximately 138 employees who are eligible for the 2021 Employee Stock Purchase Plan.
5.	Offering Periods. The 2021 Employee Stock Purchase Plan will be implemented by consecutive “Offering Periods”, and unless the administrator provides otherwise, Offering Periods will have a duration of approximately three months (i) commencing on the first trading day on or after February 1 and terminating on the last trading day in the period ending the following April 30; (ii) commencing on the first trading day on or after May 1 and terminating on the last trading day in the period ending the following July 31; (iii) commencing on the first trading day on or after August 1 and terminating on the last trading day in the period ending the following October 31; and (iv) commencing on the first trading day on or after November 1 and terminating on the last trading day in the period ending the following January 31, continuing thereafter until terminated in accordance with

Section 20 hereof. The first Offering Period under the 2021 Employee Stock Purchase Plan will be determined by the administrator. The administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
6.	Payroll Deductions. Eligible Employees may purchase shares by means of payroll deduction of an amount not exceeding twenty (20) percent of the employee’s compensation during the Offering Period. Compensation means, in general, base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation. After initial enrollment in the plan, payroll deductions will continue from the first pay day following the Offering Date and will end on the last pay day prior to the last trading day of each purchase period (the “Exercise Date”) to which such authorization is applicable, unless sooner terminated by the employee. The amounts deducted will be credited to the participant’s account under the plan, and no interest on the deducted amounts will be paid.
7.	Grant and Exercise of Option to Purchase Shares. On the Offering Date, the Company is deemed to grant each participant a non-transferable option to purchase, on the “Exercise Date”, the amount of shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable purchase price; provided that in no event will an Eligible Employee be permitted to purchase during each offering period more than fifteen-thousand (15,000) shares. Unless, withdrawn, the option to purchase will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option to purchase will be purchased. No fractional shares will be purchased; any payroll deductions accumulated in an employee’s account which are not sufficient to purchase a full share will be retained in the employee’s account for the subsequent option offering, subject to earlier withdrawal by the employee. Any other funds left over in an employee’s account after the Exercise Date will be returned to the employee. During an employee’s lifetime, the employee’s option to purchase shares under the 2021 Employee Stock Purchase Plan is exercisable only by him or her. For so long as the shares are listed on the TSXV, the aggregate number of options granted to: (a) any one Eligible Employee during any 12 month period shall not exceed 5% of the issued and outstanding shares, calculated at the date such options are granted; and (b) any one Consultant (as defined in the policies of the TSXV) during any 12 month period shall not exceed 2% of the issued and outstanding shares, calculated at the date such Options are granted. For greater certainty, for so long as the common stock is listed on the TSXV, Eligible Employees who are engaged or employed in Investor Relations Activities (as defined in the policies of the TSXV) are not permitted to receive any options under the 2021 Employee Stock Purchase Plan.
8.	Withdrawal. An Eligible Employee may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2021 Employee Stock Purchase Plan at any time by providing notice to the plan administrator. All of the employee’s payroll deductions credited to his or her account will be paid to such employee as promptly as practicable after receipt of notice of withdrawal and such employee’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such offering period. An employee’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in any similar plan which may thereafter be adopted by the Company or in succeeding offerings which commence after the termination of the offering from which the employee withdraws.
9.	Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option in a form determined by the administrator (in its sole discretion) and pursuant to rules established by the administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.
10.	Termination of Employment. If a participant ceases to be an employee for any reason during an offering period, his or her outstanding option to purchase shares under the plan will immediately terminate, his or her payroll deductions will immediately cease, and all amounts previously collected from the participant during the offering period will be refunded.
11.	Death of Participant. In the event of the death of a participant, the Company shall, subject to local law, deliver any remaining cash balance to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash balance to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All shares held by a broker or designated agent of the Company shall be delivered, subject to local law, to such beneficiary named under the brokerage or agent account (or if there is no such beneficiary, as provided under the account).
12.	Administration. The plan is administered the Compensation Committee. The Compensation Committee will have full and exclusive discretionary authority to determine how and when the option to purchase shares shall be granted and the terms for such offering; to designate which certain subsidiary shall be eligible to participate in the 2021 Employee Stock Purchase Plan; to construe, interpret, and apply the terms of the 2021 Employee Stock Purchase Plan; to determine eligibility and to adjudicate all disputed claims filed under the 2021 Employee Stock Purchase Plan; to adopt rules and procedures relating to the operation and administration of the 2021 Employee Stock Purchase Plan; to adopt procedures and sub-plans as necessary or appropriate to permit participation in the 2021 Employee Stock Purchase Plan by employees who are foreign nationals or employed outside the United States; and to exercise powers and to perform acts as the Committee deems necessary to promote the interest of the Company and to carry out the intent of the 2021 Employee Stock Purchase Plan.
13.	Non-Assignability. Neither payroll deductions credited to a participant’s account nor any rights to acquire shares under the 2021 Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by participants other than by will or the laws of descent and distribution and rights to acquire shares may be exercised only by a participant during the lifetime of a participant. The 2021 Employee Stock Purchase Plan custodian will maintain accounts only in the names of the participants.
14.	Adjustments. The 2020 Employee Stock Purchase Plan also provides for adjustments to the number of shares to be delivered under the 2020 Employee Stock Purchase Plan in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares
15.	Amendment or Termination. The Board may terminate or amend the 2021 Employee Stock Purchase Plan and any rights to acquire shares under the 2021 Employee Stock Purchase Plan at any time for any reason. Without stockholder consent, the Board will be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the 2021 Employee Stock Purchase Plan. If the offering periods are terminated prior to expiration, all amounts then credited to employees’ accounts which have not been used to purchase shares will be returned to the employees (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. For so long as the Company’s shares are listed on the TSXV, any amendments to the 2021 Employee Stock Purchase Plan are subject to prior TSXV review and acceptance.
16.	Term of Plan. The 2021 Employee Stock Purchase Plan will become effective upon its adoption by the Board, but no Offerings will be treated as qualified under Section 423 of the Code unless the 2021 Employee Stock Purchase Plan has been approved by the stockholders of the Company. The Plan will continue in effect until terminated under or until no options are available for grants thereunder.
17.	Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the 2021 Employee Stock Purchase Plan or any option, and any rules and regulations relating to the 2021 Employee Stock Purchase Plan or any option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of December 24, 2021 regarding the beneficial ownership of our common stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado. As of December 24, 2021, there were 12,818,866 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. shares of our common stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

On September 7, 2021, the Company completed a reverse stock split on a five (5) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

Name and Address of	Amount and nature of
Beneficial Owner	beneficial ownership	Percent of Class
John Farlinger(1)	308,032	2.4%
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.
Preston Parsons(2)	4,334,098	33.2%
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.
John Price (3)	39,033	* %
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.

Martin Burian(4)	116,667	* %
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.
Christopher Rumana(5)	74,958	* %
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.
Steven Summer(6)	46,958	* %
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.
John Flood(7)	50,000	* %
c/o Assure Holdings Corp, 4600 South Ulster Street, Suite 1225, Denver, Colorado.
Directors and Executive Officers as a Group (7 persons)	4,969,747	38.1%

Manchester Explorer, L.P.(8)	1,875,000	9.99%
2 Calle Nairn, #701 San Juan, PR 00907
Special Situations Fund III QP, L.P.(9)(13)	1,316,269	9.8%
527 Madison Ave., Suite 2600 New York, NY 10022
Special Situations Cayman Fund, L.P.(10)(13)	436,514	3.3%
527 Madison Ave., Suite 2600 New York, NY 10022
Special Situations Life Sciences Fund, L.P.(11)(13)	747,217	5.7%
527 Madison Ave., Suite 2600 New York, NY 10022
Special Situations Private Equity Fund, L.P.(12)(13)	625,000	4.8%
527 Madison Ave., Suite 2600 New York, NY 10022
●	Less than 1%.
(1)

Mr. Farlinger is CEO and Executive Chairman of Assure. Consists of 150,232 shares of common stock and 157,800 shares of common stock acquirable upon exercise of stock options (26,800 shares) and warrants (32,000 shares) within 60 days of December 24, 2021. Of the shares of common stock beneficially owned by Mr. Farlinger, 60,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, which will vest on December 31, 2021 or earlier upon satisfaction of certain conditions. Includes 60,400 shares of common stock issuable upon exercise of vested options exercisable until October 1, 2023, at an exercise price of $9.00 per share. Includes 23,400 shares of common stock issuable upon exercise of vested options exercisable until January 16,

2024, at an exercise price of $7.80 per share. Includes 42,000 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026, at an exercise price of $5.30 per share. Does not include unvested options to 58,000 shares of common stock vesting 12,000 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.

(2)

Mr. Parsons is the founder and a director of Assure. Consists of 4,094,748 shares of common stock and  231,250 shares of common stock acquirable upon exercise of stock options (200,000 shares) and warrants (31,250 shares) within 60 days of December 24, 2021. Mr. Parsons holds a portion of the shares of common stock through Triple C Holdings, LLC (a family holding company). Of the shares of common stock beneficially owned by Mr. Parsons, 660,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, which will vest on December 31, 2021 or earlier upon satisfaction of certain conditions. Includes 200,000 shares of common stock issuable upon exercise of vested options exercisable until August 25,2025 at an exercise price of $0.25 per share.

(3)

Mr. Price is CFO.  Consists of 13,700 shares of common stock and 25,333 shares of common stock acquirable upon exercise of stock options 60 days from December 24, 2021. Includes 23,333 shares of common stock issuable upon exercise of vested options exercisable until December 10, 2025 at an exercise price of $4.85 per share. Includes 20,000 shares of common stock issuable upon exercise of vested options exercisable until October 1, 2026 at an exercise price of $7.65 per share. Does not include unvested options to 26,667 shares of common stock vesting 6,667 shares on each of June 10, 2022, December 10, 2022, June 10, 2023 and December 10, 2023 and exercisable at a price of $4.85 per share. Does not include unvested options to 8,000 shares of common stock vesting 1,333 shares on each of September 1, 2023 and March 1, 2024 and 1,335 on September 1, 2024 and exercisable at a price of $7.65 per share.

(4)

Mr. Burian is a director of Assure. Consists of 67,000 shares of common stock and 49,666 shares of common stock acquirable upon exercise of vested stock options within 60 days of December 14, 2021. Mr. Burian holds 20,600 shares of common stock directly. Mr. Burian beneficially holds 32,000 shares of common stock through Burian Investments Inc. of which Mr. Burian is a 1/3 beneficial owner, a director and acting secretary. Mr. Burian does not control investment decisions of shares held by Burian Investments Inc. Mr. Burian’s wife, Cheryl Burian, holds 6,400 shares of common stock directly and 8,000 shares of common stock ITF Cameron & Lauren Burian. Mr. Burian does not have voting or dispositive power over the shares held by his wife, directly or in trust, and disclaims beneficial ownership of such shares. Includes, 15,000 shares of common stock issuable upon exercise of vested options exercisable until October 1, 2023 at an exercise price of $9.00 per share. Includes, 30,000 shares of common stock issuable upon exercise of vested options exercisable until January 16, 2024 at an exercise price of $7.80 per share. Includes 4,666 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026 at an exercise price of $5.30. Does not include unvested options to 5,333 shares of common stock vesting 1,333 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.

(5)

Mr. Rumana is a director of Assure. Consists of 30,812 shares of common stock and 47,146 shares of common stock acquirable upon exercise of stock options (32,667 shares) and warrants (7,812) within 60 days of December 14, 2021. Includes 30,000 shares of common stock issuable upon exercise of vested options exercisable until January 16, 2024, at an exercise price of $7.80 per share. Includes 9,334 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026, at an exercise price of $5.30 per share. Does not include unvested options to 10,666 shares of common stock vesting 2,667 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.

(6)

Mr. Summer is a director of Assure. Consists of 10,812 shares of common stock and 39,146 shares of common stock acquirable upon exercise of stock options (20,667 shares) and warrants (7,812) within 60 days of December 14, 2021. Includes 22,000 shares of common stock issuable upon exercise of vested options exercisable until October 4, 2024, at an exercise price of $6.40 per share. Includes 8,000 shares of common stock issuable upon exercise of vested options exercisable until January 16, 2024, at an exercise price of $7.80 per share. Includes 9,334 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026, at an exercise price of $5.30 per share. Does not include unvested options to 8,000 shares of common stock vesting 4,000 on each of April 4, 2022 and on October 10, 2022 and exercisable at a price of $7.80 per share or unvested options to 10,666 shares of common stock vesting 2,667 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.

(7)

Mr. Flood is a director of Assure. Consists of 43,000 shares of common stock held directly and 10,000 shares of common stock acquirable upon exercise of stock options within 60 days of December 14, 2021. Includes 10,000 shares of common stock issuable upon exercise of vested options exercisable until April 15, 2024, at an exercise price of $5.60 per share. Does not include unvested options 20,000 shares of common stock vesting 4,000 on each of April 15, 2022, October 15, 2022, April 15, 2023, October 15, 2023 and April 15, 2024.

(8)

Includes 937,500 shares of common stock and 937,500 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) which are registered for resale and qualified under this). James Besser is managing member of Manchester Explorer, L.P. and has voting or disposition power over these securities. Pursuant to a letter agreement by and between Assure Holdings Corp. and Manchester Explorer, L.P., the beneficial ownership of Manchester Explorer, L.P. and its affiliated persons may not exceed 9.99% for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. Accordingly, stock purchase warrants may not be exercised by Manchester Explorer, L.P. if the beneficial ownership of Manchester Explorer, L.P. and its affiliated persons exceed 9.99%.

(9)

Includes 658,135 shares of common stock and 658,135 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) which are registered for resale and qualified under this Proxy Statement. David Greenhouse is managing partner of Special Situations Fund III QP, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.

(10)

Includes 218,257 shares of common stock and 218,257 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) which are registered for resale and qualified under this Proxy Statement. David Greenhouse is managing partner of Special Situations Cayman Fund, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities

(11)

Includes 373,608 shares of common stock and 373,608 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) which are registered for resale and qualified under this Proxy Statement. David Greenhouse is managing partner of Special Situations Life Sciences Fund, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.

(12)

Includes 312,500 shares of common stock and 312,500 shares of common stock acquirable upon exercise of warrants acquired in the private placement (December 1, 2020) which are registered for resale and qualified under this Proxy Statement. David Greenhouse is managing partner of Special Situations Private Equity Fund, L.P. and Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over these securities.

(13)

David Greenhouse is managing partner of Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Life Sciences Fund, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “Holders”). Austin Marxe, David Greenhouse and Adam Stettner share voting or disposition power over securities owned the Holders. The Holders collectively beneficially own 3,125,000 shares of common stock, approximately 23.3% for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended December 31, 2020, in which the amount involved in the transaction exceeded or exceeds the lesser of $120 thousand or one percent of the average of our total assets at year-end for the year ended December 31, 2020.

Balances and transactions between Assure Holdings Corp. and its wholly owned and controlled subsidiaries have been eliminated in consolidation and are not disclosed in this note. For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting and these transactions are reported as related party.

Details of the transactions between Assure Holdings Corp. and other related parties are disclosed below (stated in thousands):

December 31, 2020
Due from PEs, net(a)(b)	$4,856
Due from Management and Board, net(c)	334
$5,190
(a)

Professional Entities are professional IONM entities, which Assure holds varying ownership interests or management through management service arrangements for the purposes of providing IONM services. Amount due from or to a PE is interest-free and subject to repayment upon the PE receiving reimbursement from the private insurance payers that they bill for their services. Most of this balance relates to PEs that the Company manages through management service arrangements, but has no ownership interest. During July 2020, two surgeons who are the majority owners of one of the PEs purchased 25,184 shares of the Company’s shares for $102 thousand.

(b)

Professional Entities (PE) which owed us payments at December 31, 2020, consisted of Acadiana Neurological Monitoring, LLC ($280 thousand), Great Lakes Reading PLLC ($105 thousand), Houston Professional Reading, PLLC ($143 thousand), PLLC ($82 thousand), Surgical Neuromonitoring Services, LLC ($271 thousand), Texas Professional Reading PA ($3.0 million), Western Slope Neuromonitoring LLC ($250 thousand), Denver Professional Reading LLC ($183 thousand), Englewood Professional Reading, PLLC ($227 thousand) and other smaller PEs ($422 thousand).

(c)

Amount due from management and Board relate to personal expenses, distributions and compensation not authorized by an employment agreement or otherwise, in addition to amounts owed to Board members and advances from certain members of the Company’s management team.

As a result of the circumstances which led to the resignation of our former auditor, EKS&H LLP, and two management cease trade orders (May 1, 2018 and August 7, 2018, revoked on August 20, 2018), we entered into negotiations with Preston Parsons, our founder and a director, and Matthew Willer, a former officer and director, with respect to certain matters. We settled these matters as follows:

On January 9, 2019 we announced that we entered into a settlement agreement on August 6, 2018, pursuant to which Mr. Parsons agreed to repay certain reclassified expenses and pledge certain collateral to secure payment.

Mr. Parsons surrendered for cancellation 292,278 of shares held by him at a price of $7.50 per share. Additionally, Mr. Parsons voluntarily surrendered one million options to allow us to grant options to retain employees and competitively recruit strong professional talent. Mr. Parsons also agreed to modify the performance stock grant agreement dated November 8, 2016, which granted Mr. Parsons the right to receive 1,000,000 shares), to increase certain performance requirements to earn the Performance shares.

On March 4, 2019, we announced that we entered into a settlement and mutual release agreement with Mr. Willer pursuant to which we cancelled 90,000 stock options (which were granted to Mr. Willer prior to our listing on the TSX-V) and to amend Mr. Willer’s right to receive 200,000 performance shares (granted to Mr. Willer while Assure under a performance stock grant agreement) to withhold performance shares to pay liabilities to Assure and under certain third-party contracts and tax liability owed in connection with the issuance of Performance shares. The remaining Performance shares will be issued to Mr. Willer at a price to be determined on the issuance date based on the market price of shares at the issuance date and in accordance with the policies of the TSX-V. In December 2020, Mr. Willer entered into a settlement agreement with certain of his creditors. On January 25, 2021, we issued 43,968 of the 200,000 Performance shares to certain of Mr. Willer’s creditors in connection with that settlement. Under the terms of our mutual release agreement with Mr. Willer, 156,032 Performance shares have been settled as of June 20, 2021.

On March 4, 2020, Mr. Parsons agreed to reallocate 340,000 Performance shares to six employees and/or officers of Assure, including John Farlinger, our CEO (60,000 shares) and Trent Carman, our former CFO (40,000), under the terms of Incentive Stock Agreements. On December 29, 2020, we issued 1,000,000 Performance shares as “restricted common stock” to seven employees and/or officers. The restricted common stock is subject to forfeiture under the terms of Restricted Stock Award Agreements dated December 29, 2020, and will vest on December 31, 2021 or earlier upon satisfaction of certain conditions.

We paid compensation to family members of Preston Parsons, our Founder and a director, for business development services and patient advocate services rendered during the year ended December 31, 2020 totaled $299,000.

On August 2020, Assure entered into a $6.5 million Loan Facility with Colorado based, Central Bank & Trust, a part of Farmers & Stockmens Bank. Scott Page, a former member of our Board of Directors, is the Chief Executive Officer of Central Bank.

On December 1, 2020, we entered into securities purchase agreements with the certain stockholders, pursuant to which we sold and issued to the investors an aggregate of 3,271,540 units of the Company at an issue price of $3.20 per Unit, for gross proceeds of $10.5 million. Preston Parsons, our founder and a director, John Farlinger, our Chairman and Chief Executive Officer, Trent Carman, our Chief Financial Officer, and Board members, Chris Rumana and Steven Summer each purchased Units in the private placement.

In June 2021, we entered into common stock purchase agreements, pursuant to which the Company issued 156,033 shares of common stock at a deemed issuance price of $4.00 per shares to certain employees, directors and third parties. Pursuant to the share issuance, John Flood a director, purchased 150,000 shares of common stock, persons affiliated with Martin Burian, a director, purchased 100,000 shares of common stock and John Farlinger, our Chairman and Chief Executive Officer, purchased 30,162 shares of common stock.

In November 2021, we entered into common stock purchase agreements, pursuant to which the Company issued 70,300 shares of common stock at a price of $6.19 per shares to certain employees, directors and consultants. Pursuant to the agreements, John Farlinger, our Chairman and Chief Executive Officer, purchased 16,200 shares of common stock, John Price, our Chief Financial Officer, purchased 13,700 shares of common stock, Preston Parsons, our founder and a directors, purchased 8,100 shares of common stock, John Flood, a director, purchased 3,000 shares of common stock, Christopher Rumana, a director, purchased 3,000 shares of common stock and Steven Summer, a director, purchased 3,000 share of common stock.

Policies and Procedures for the Review, Approval, or Ratification of Related Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board pursuant to the Audit Committee’s charter.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share. As of December 14, 2021 there were 12,818,866 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 180,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock entitled to cast at least a majority of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors or to approve a proposal.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues (“NRS”) 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;
●	the ability of our board of directors to alter our bylaws without obtaining shareholder approval; and
●	the requirement that a special meeting of stockholders may be called only by either (i) the directors; (ii) the chairman of the board; or (iii) the chief executive officer.

Forum Selection and Jurisdiction

Our bylaws provides that unless we consent in writing to the selection of an alternative forum, the applicable court of competent jurisdiction shall be the state and federal courts located in Denver, Colorado (the “Colorado Court”),which Colorado Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for actions or other proceedings relating to:

(i)	a derivative action;
(ii)	an application for an oppression remedy, including an application for leave to commence such a proceeding;
(iii)	an action asserting a claim of breach of the duty of care owed by us; any director, officer or other employee or any shareholder;
(iv)	an action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or any shareholder;
(v)	an action or other proceeding asserting a claim or seeking a remedy pursuant to any provision of the Nevada Revised Statute or our articles or bylaws; and
(vi)	an action or other proceeding asserting a claim against us or any director or officer or other employee of the Corporation regarding a matter of the regulation of our business and affairs.

The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our bylaws to be limited to specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that, United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that, United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the U.S. Securities Act or the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

DESCRIPTION OF PRIVATE PLACEMENT

November 2021 Private Placement

On November 15, 2021, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain third-party private investors (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 909,262 shares of common stock of the Company, par value $0.001, at an issue price of $5.25 per Share, for gross proceeds of $4,773,625.50 (the “November 2021 Private Placement”). The shares of common stock were issued to the investors pursuant to Rule 506(b) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors, including that each of the Investors was an “accredited investor” as defined in Rule 501(a) of Regulation D.

Under the Securities Purchase Agreement, we agreed that for a period of ninety (90) days after the closing date, neither we nor any of our subsidiaries shall issue shares of common stock or securities exercisable for or convertible into shares of common stock, provided that such restriction shall not apply to (i) the issuance of the shares in the November 2021 Private Placement, (ii) the issuance of shares or other securities of the Company upon the conversion or exercise of any securities of the Company or a subsidiary outstanding on the date of the Securities Purchase Agreement, provided that the terms of such security are not amended after the date thereof to decrease the exercise price or increase the securities receivable upon the exercise, conversion or exchange thereof, (iii) the issuance of any securities pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof or pursuant to the Company’s 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan following approval of such plans by the Company’s stockholders and (iv) the issuance of shares pursuant to a follow-on private placement on terms identical to the offering of up to such aggregate purchase price amount which, when added to the amount raised in the offering, will not exceed $6 million in aggregate purchase price after such private placement.

We also agreed that until the earlier of (i) two years after the closing date or (ii) such time as the Investors, collectively, beneficially own less than five percent (5%) of the Company’s common stock, we would not enter into an agreement to effect any “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of the Company’s common stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Company’s common stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

In addition, we agreed to certain buy-in rights in favor of the Investors for failure to comply with timely delivery of share certificates within three business days if an Investor is required to cover settlement in connection with the Company’s failure.

In addition, our executive officers and directors entered into Lock-Up Agreements pursuant to which they agreed that they will not, without the prior written consent of the Company and the placement agent, during the period commencing on the closing date and ending on the date that is sixty (60) days after the date of the Company’s final prospectus is first filed pursuant to Rule 424(b)(3) under the U.S. Securities Act with respect to the Registrable Securities (as defined below), offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any of the Company’s securities; except in certain limited circumstances.

In connection with the November 2021 Private Placement, we paid a placement agent a cash commission representing approximately 7% of the gross proceeds of the November 2021 Private Placement (other than with respect to certain investors as agreed to by the Company and the placement agent).

Pursuant to the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”), requiring us to register the shares of common stock issued in the November 2021 Private Placement under the U.S. Securities Act. Under the terms of the Registration Rights Agreement, we agreed (a) to file a registration statement on Form S-1 with the Commission within 30 days of the closing date to register the shares issued to the Investors (collectively, the “Registrable Securities”) for resale by the Investors; (b) to cause the Registration Statement to be declared effective by the Commission on or prior to the 90th day after the Closing Date or, if the Registration Statement is reviewed by the Commission, the 150th day after the Closing Date (or if the Registration Statement is not declared effective by the Commission on or before February 11, 2022, at the end of a sixty (60) day period thereafter); (c) to maintain the effectiveness of the Registration Statement; and (d) to satisfy the current public information requirement required by Rule 144 under the U.S. Securities Act or any other rule or regulation of the Commission to permit the Investors to sell the Registrable Securities to the public without registration. We agreed to pay the Investors liquidated damages of 1% of the purchase price for each 30 day period in which we are in default of these obligations.

Management Private Placement

On November 27, 2021, we entered into binding securities purchase agreements (the “Securities Purchase Agreement”) with certain of our officers, directors, employees and consultants (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 70,300 shares of common stock of the Company, par value $0.001 (“Shares”) at an issue price of $6.19 per Share, for gross proceeds of $435,157 (the “Management Private Placement”). The Shares were issued to the investors for cash pursuant to Rule 506(b) of Regulation D under the U.S. Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors. The purchase price per Share was determined based on the closing bid price of the Company’s Shares on the Nasdaq

Capital Market on November 26, 2021, the day immediately preceding the date the Company and the Investors entered into binding agreements in relation to the Management Private Placement.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders in the November 2021 Private Placement and the Management Private Placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of December 14, 2021, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

		Maximum	Number of
	Number of	Number of Shares	Shares of	Percentage of
	Shares of	of Common Stock	Common	Common
	Common Stock	to be Sold	Stock Owned	Stock
	Owned Prior to	Pursuant to this	After the	Owned After
Name of Selling Stockholder	Offering(1)	Prospectus(1)	Offering	the Offering
Christopher Davis (2)	220,238	95,238	125,000	*
David Schecter (3)	48,900	20,000	28,900	*
Goudy Park Capital, L.P. (4)	228,571	228,571	—	—
James J. Tiampo (5)	38,095	38,095	—	—
Karl Brewer (6)	47,619	47,619	—	—
Kestrel Flight Fund LLC (7)	220,238	95,238	125,000	*
Manatuck Hill Navigator Master Fund, LP (8)	157,738	95,238	62,500	*
Off-Piste Fund, L.P. (9)	57,143	57,143	—	—
The Charters Family Trust (10)	120,000	95,000	25,000	*
Norm Yurick (11)	40,000	20,000	20,000	*
Ryan Yurick (12)	9,500	9,500	—	—
Evelyn Grafton (13)	40,000	40,000	—	—
Margaret Hamingson (14)	87,170	20,000	67,170	*
KF Business Ventures, LP (15)	47,620	47,620	—	—
John Farlinger (16)	308,032	16,200	305,032	2.3%
Preston Parsons (17)	4,334,098	8,100	4,325,998	33.1%
Alex Rasmussen (18)	[8,100]	8,100	—	—
John Price (19)	39,033	13,700	25,333	*
Sean Blosser (20)	[3,100]	3,100	—	—
Stephanie Krouse (21)	[3,300]	3,300	—	—
Jerod Powell (22)	[1,700]	1,700	—	—
Scott Kozak (23)	[1,700]	1,700	—	—
John Flood (24)	53,000	3,000	50,000	*
Christopher Rumana (25)	77,958	3,000	74,958	*
Steven Summer (26)	49,958	3,000	46,958	*
TOTAL	—	979,562	—	—
(1)	Represents all shares offered by such Selling Stockholder under this prospectus and assumes the Selling Stockholder sells all shares.
(2)	The named individual is resident in London, England and exercises voting and dispositive power over the shares.
(3)	The named individual is resident in Chestnut Hill, Massachusetts and exercises voting and dispositive power over the shares.

(4)	Goudy Park Capital, L.P. is a limited partnership with its address at 1 North Franklin Street, Suite 350, Chicago, Illinois 60606. James DeYoung as Chief Investment Officer of Goudy Park Capital, L.P. exercises voting and dispositive power over the shares.
(5)	The named individual is resident in Reno, Nevada and exercises voting and dispositive power over the shares.
(6)	The named individual is resident in St. Pete Beach, Florida and exercises voting and dispositive power over the shares.
(7)	Kestrel Flight Fund LLC is a limited liability company with its address at 149 Meadowbrook Road, Weston, Massachusetts. Albert Hanser as managing partner of Kestrel Flight Fund LLC exercises voting and dispositive power over the shares.
(8)	Manatuck Hill Navigator Master Fund, LP is a limited partnership with its address at 1465 Post Road East, Westport, Connecticut. Thomas Scalia as general partner of Manatuck Hill Navigator Master Fund, LP exercises voting or dispositive power over the shares.
(9)	Off-Piste Fund LP is a limited partnership with its address at 200 S. Virginia Street, 8th Floor, Reno Nevada 89501. James Tiampo as president of Verbier Management Corp. the general partner of Off-Piste Fund LP exercises voting and dispositive power over the shares.
(10)	The Charters Family Trust is a family trust with the beneficiary owner resident in Calabasaa, California. William F. Charters as the beneficiary owner exercises voting and dispositive power over the shares.
(11)	The named individual is resident in Vancouver, British Columbia and exercises voting and dispositive power over the shares.
(12)	The named individual is resident in Abbotsford, British Columbia and exercises voting and dispositive power over the shares.
(13)	The named individual is resident in Langley, British Columbia and exercises voting and dispositive power over the shares.
(14)	The named individual is resident in Vancouver, British Columbia and exercises voting and dispositive power over the shares.
(15)	KF Business Ventures, LP is a limited partnership with its address at 1520 Tower Grove Drive, Beverly Hills, California 90210. Mr. Robert Kopple as president of Kopple Financial, Inc. the general partner of KF Business Ventures, LP exercises voting and dispositive power over the shares.
(16)	Mr. Farlinger is the Company’s Chairman of the Board and Chief Executive Officer. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares. Beneficial ownership consists of 150,232 shares of common stock and 157,800 shares of common stock acquirable upon exercise of stock options (26,800 shares) and warrants (32,000 shares) within 60 days of November 4, 2021. Of the shares of common stock beneficially owned by Mr. Farlinger, 60,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, which will vest on December 31, 2021 or earlier upon satisfaction of certain conditions. Includes 60,400 shares of common stock issuable upon exercise of vested options exercisable until October 1, 2023, at an exercise price of $9.00 per share. Includes 23,400 shares of common stock issuable upon exercise of vested options exercisable until January 16, 2024, at an exercise price of $7.80 per share. Includes 42,000 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026, at an exercise price of $5.30 per share. Does not include unvested options to 58,000 shares of common stock vesting 12,000 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.
(17)	Mr. Parsons is the founder and a director of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares. Beneficial ownership consists of 4,094,748 shares of common stock and 231,250 shares of common stock acquirable upon exercise of stock options (200,000 shares) and warrants (31,250 shares) within 60 days of December 14, 2021. Mr. Parsons holds a portion of the shares of common stock through Triple C Holdings, LLC (a family holding company). Of the shares of common stock beneficially owned by Mr. Parsons, 660,000 shares were issued under a restricted stock grant agreement, subject to forfeiture, which will vest on December 31, 2021 or earlier upon satisfaction of certain conditions. Includes 200,000 shares of common stock issuable upon exercise of vested options exercisable until August 25,2025 at an exercise price of $0.25 per share.
(18)	Mr. Rasmussen is a non-executive officer of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares.
(19)	Mr. Price is the Chief Financial Officer of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares. Beneficial ownership includes 13,700 shares and 25,333 options exercisable for shares of common stock.
(20)	Mr. Blosser is a non-executive officer of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares.
(21)	Ms. Krouse is a non-executive officer of the Company. She is resident in Denver, Colorado and exercises voting and dispositive power over the shares.
(22)	Mr. Powell is a non-executive officer of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares.
(23)	Mr. Kozak is a non-executive officer of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares.
(24)	Mr. Flood is a director of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares. Beneficial ownership consists of 43,000 shares of common stock held directly and 10,000 shares of common stock acquirable upon exercise of stock options within 60 days of December 14, 2021. Includes 10,000 shares of common stock issuable upon exercise of vested options exercisable until April 15, 2024, at an exercise price of $5.60 per share. Does not include unvested options 20,000 shares of common stock vesting 4,000 on each of April 15, 2022, October 15, 2022, April 15, 2023, October 15, 2023 and April 15, 2024.
(25)	Mr. Rumana is a director of the Company. He is resident in Tallahassee, Florida and exercises voting and dispositive power over the shares. Beneficial ownership consists of 30,812 shares of common stock and 47,146 shares of common stock acquirable upon exercise of stock options (32,667 shares) and warrants (7,812) within 60 days of December 14, 2021. Includes 30,000 shares of common stock issuable upon exercise of vested options exercisable until January 16, 2024, at an exercise price of $7.80 per share. Includes 9,334 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026, at an exercise price of $5.30 per share. Does not include unvested options to 10,666 shares of common stock vesting 2,667 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.
(26)	Mr. Summer is a director of the Company. He is resident in Denver, Colorado and exercises voting and dispositive power over the shares. Beneficial ownership consists of 10,812 shares of common stock and 39,146 shares of common stock acquirable upon exercise of stock options (20,667 shares) and warrants (7,812) within 60 days of December 14, 2021. Includes 22,000 shares of common stock issuable upon exercise of vested options exercisable until October 4, 2024, at an exercise price of $6.40 per share. Includes 8,000 shares of common stock issuable upon exercise of vested options exercisable until January 16, 2024, at an exercise price of $7.80 per share. Includes 9,334 shares of common stock issuable upon exercise of vested options exercisable until February 1, 2026, at an exercise price of $5.30 per share. Does not include unvested options to 8,000 shares of common stock vesting 4,000 on each of April 4, 2022 and on October 10,

2022 and exercisable at a price of $7.80 per share or unvested options to 10,666 shares of common stock vesting 2,667 shares on each of August 2, 2022, February 2, 2023, August 2, 2023 and February 2, 2024 and exercisable at a price of $5.30 per share.
*	Denotes less than 1%.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants, or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker- dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1)) or another similar exemption under the Securities Act.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The audited consolidated financial statements of Assure Holdings Corp. and its subsidiaries, as of and for the years ended December 31, 2020 and 2019 included in this prospectus have been so included in reliance upon the report of Baker Tilly US LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the effectiveness of our registration statement on Form S-1 filed under the Securities Act with respect to the shares of common stock offered hereby, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

For further information about Assure, please visit our main corporate website located at www.assureneuromonitoring.com, or our Assure’s profile on www.sedar.com (“SEDAR”) or www.sec.gov. Information contained on these websites is not a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

Audited Consolidated Financial Statements of Assure Holdings Corp.
Report of Independent Registered Public Accounting Firm	F-18
Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019	F-19
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-20
Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2020 and 2019	F-22
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-21
Noted to the Consolidated Financial Statements	F-23
Schedule II - Valuation and Qualifying Accounts

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par amounts)

(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets
Cash	$918	$4,386
Accounts receivable, net	22,683	14,965
Income tax receivable	150	150
Other current assets	104	618
Due from PEs	5,734	4,856
Total current assets	29,589	24,975
Equity method investments	638	608
Fixed assets	109	356
Operating lease right of use asset	—	124
Finance lease right of use asset	877	608
Deferred tax asset, net	144	—
Intangibles, net	3,763	4,115
Goodwill	4,448	2,857
Total assets	$39,568	$33,643
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,069	$2,871
Current portion of debt	—	4,100
Current portion of lease liability	579	521
Current portion of acquisition liability	306	—
Other current liabilities	10	96
Total current liabilities	2,964	7,588
Lease liability, net of current portion	750	772
Debt, net of current portion	10,451	2,251
Acquisition liability	561	—
Acquisition share issuance liability	540	540
Fair value of stock option liability	40	16
Performance share issuance liability	—	2,668
Deferred tax liability, net	—	599
Total liabilities	15,306	14,434
Commitments and contingencies (Note 8)
SHAREHOLDERS’ EQUITY
Common stock: $0.001 par value; 180,000,000 shares authorized; 11,839,304 and 11,275,788 shares issued and outstanding, as of September 30, 2021 and December 31, 2020, respectively	12	11
Additional paid-in capital	38,385	30,886
Accumulated deficit	(14,135)	(11,688)
Total shareholders’ equity	24,262	19,209
Total liabilities and shareholders’ equity	$39,568	$33,643

See accompanying notes to condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Patient service fees, net	$6,443	$2,965	$13,087	$(6,342)
Hospital, management and other	2,103	998	6,446	3,902
Total revenue	8,546	3,963	19,533	(2,440)
Cost of revenues	4,254	2,232	9,956	5,062
Gross margin	4,292	1,731	9,577	(7,502)
Operating expenses
General and administrative	3,180	1,957	10,275	5,853
Sales and marketing	247	349	748	801
Depreciation and amortization	293	249	965	769
Total operating expenses	3,720	2,555	11,988	7,423
Income (loss) from operations	572	(824)	(2,411)	(14,925)
Other income (expenses)
Income (loss) from equity method investments	139	(232)	136	(1,449)
Other income (expense), net	(27)	(3)	(29)	50
Accretion expense	(171)	(227)	(386)	(619)
Interest expense, net	(264)	(58)	(500)	(164)
Total other expense	(323)	(520)	(779)	(2,182)
Income (loss) before income taxes	249	(1,344)	(3,190)	(17,107)
Income tax benefit (expense)	(158)	367	743	2,396
Net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Income (loss) per share
Basic	$0.01	$(0.14)	$(0.21)	$(2.11)
Diluted	$0.01	$(0.14)	$(0.21)	$(2.11)
Weighted average number of shares used in per share calculation – basic	11,838,032	6,988,058	11,528,371	6,968,728
Weighted average number of shares used in per share calculation – diluted	15,724,103	6,988,058	11,528,371	6,968,728

See accompanying notes to condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(2,447)	$(14,711)
Adjustments to reconcile net loss to net cash used in operating activities
(Income) loss from equity method investments	(136)	1,449
Stock-based compensation	818	456
Depreciation and amortization	599	769
Amortization of debt issuance costs	53	—
Provision for stock option fair value	24	(50)
Accretion expense	386	619
Tax impact of equity component of convertible debt issuance	—	(288)
Change in operating assets and liabilities
Accounts receivable, net	(5,723)	16,243
Prepaid expenses	177	—
Right of use assets	291	—
Accounts payable and accrued liabilities	(1,045)	(3,126)
Due from related parties	(1,121)	(1,113)
Lease liability	(399)	(172)
Income taxes	(743)	(1,715)
Other assets and liabilities	(86)	(209)
Net cash used in operating activities	(9,352)	(1,848)
Cash flows from investing activities
Purchase of fixed assets	—	(33)
Net cash paid for acquisitions	(204)	(3,934)
Distributions received from equity method investments	312	424
Net cash provided by (used in) investing activities	108	(3,543)
Cash flows from financing activities
Proceeds from exercise of stock options	19	—
Proceeds from share issuance, net	832	102
Proceeds from promissory note	—	1,978
Repayment of promissory note	—	(1,418)
Proceeds from Paycheck Protection Program loan	1,665	1,211
Proceeds from line of credit	—	2,122
Repayment of line of credit	—	(1,000)
Proceeds from debenture	7,360	—
Repayment of short term debt	(4,100)	—
Proceeds from convertible debenture	—	2,485
Net cash provided by financing activities	5,776	5,480
Increase (decrease) in cash	(3,468)	89
Cash at beginning of period	4,386	59
Cash at end of period	$918	$148
Supplemental cash flow information
Interest paid	$301	$145
Income taxes paid	$—	$62
Supplemental non-cash flow information
Purchase of equipment with finance leases	$431	$269

See accompanying notes to condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

(unaudited)

			Additional	Retained	Total
	Common Stock		paid-in	earnings	shareholders'
	Shares	Amount	Capital	(deficit)	equity
Balances, June 30, 2020	6,959,063	$7	$8,056	$(10,386)	$(2,323)
Share issuance, net	25,184	—	102	—	102
Stock-based compensation	—	—	88	—	88
Settlement of payables	10,000	—	40	—	40
Net loss	—	—	—	(977)	(977)
Balances, September 30, 2020	6,994,247	$7	$8,286	$(11,363)	$(3,070)

Balances, June 30, 2021	11,833,431	$12	$38,136	$(14,226)	$23,922
Exercise of stock options	3,000	—	19	—	19
Share issuance, net	—	—	—	—	—
Stock-based compensation	—	—	210	—	210
Convertible debt converted into shares	2,858	—	20	—	20
Other	15	—	—	—	—
Net income	—	—	—	91	91
Balances, September 30, 2021	11,839,304	$12	$38,385	$(14,135)	$24,262

			Additional	Retained	Total
	Common Stock		paid-in	earnings	shareholders'
	Shares	Amount	Capital	(deficit)	equity
Balances, December 31, 2019	6,959,063	$7	$6,710	$3,348	$10,065
Share issuance, net	25,184	—	102	—	102
Stock-based compensation	—	—	456	—	456
Expected tax loss of future stock compensation option exercises	—	—	(288)	—	(288)
Equity component of convertible debt issuance	—	—	1,220	—	1,220
Fair value of finders’ warrants	—	—	46	—	46
Settlement of payables	10,000	—	40	—	40
Net loss	—	—	—	(14,711)	(14,711)
Balances, September 30, 2020	6,994,247	$7	$8,286	$(11,363)	$(3,070)

Balances, December 31, 2020	11,275,788	$11	$30,886	$(11,688)	$19,209
Exercise of stock options	3,000	—	19	—	19
Share issuance, net	171,032	—	832	—	832
Share issuance, acquisition related	332,117	1	2,274	—	2,275
Stock-based compensation	—	—	818	—	818
Convertible debt converted into shares	13,384		60		60
Equity component of debenture issuance	—	—	1,203	—	1,203
Settlement of performance share liability	43,968	—	2,293	—	2,293
Other	15	—	—	—	—
Net loss	—	—	—	(2,447)	(2,447)
Balances, September 30, 2021	11,839,304	$12	$38,385	$(14,135)	$24,262

See accompanying notes to condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.NATURE OF OPERATIONS

Assure Holdings Corp. (the “Company” or “Assure”), through its two wholly-owned subsidiaries, Assure Neuromonitoring, LLC (“Neuromonitoring”) and Assure Networks, LLC (“Networks”), provides outsourced intraoperative neurophysiological monitoring (“IONM”) and is an emerging provider of remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures including spine, neurosurgery, ear, nose, and throat, cardiovascular and orthopedic. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience.

IONM identifies real-time changes in spinal cord, brain, and peripheral nerve functions during high-risk surgeries to prevent injuries or accidental damage to patients that could lead to strokes, heart attacks, paralysis or other serious medical issues. IONM is well established and is regarded as the standard of care in U.S healthcare.

Assure employs highly trained IONM technologists, who provide a direct point of contact in the operating room to relay critical information to the surgical team while Company physicians deliver remote neurology services in support of the surgical team. In addition, Assure offers surgeons and medical facilities a value-added platform that manages patient scheduling, billing and collections, physician relationship management and patient advocacy services. The high quality IONM support that Assure provides results in decreased hospital and surgeon liability, abbreviated patient stays, fewer readmissions, reduced hospital costs, enhanced overall patient satisfaction and the efficient achievement of better clinical outcomes.

The Company maintains operations in twelve U.S. states. Assure believes that continued geographic expansion initiatives, facility-wide outsourcing agreements with medical facilities, the acceleration of its remote neurology services platform, and selective acquisitions will combine to generate substantial growth opportunities going forward.

The Company was originally incorporated in Colorado on November 7, 2016. In conjunction with a reverse merger with Montreux Capital Corp., a British Columbia corporation, the Company was redomesticated from British Columbia to Nevada on May 16, 2017.

Neuromonitoring was formed on August 25, 2015 in Colorado and it currently has multiple wholly-owned subsidiaries. The Company’s services are sold in the United States, directly through the Company.

Networks was formed on November 7, 2016 in Colorado and holds varying ownerships interests in numerous Provider Network Entities (“PEs”), which are professional IONM entities. These entities are accounted for under the equity method of accounting.

Networks also manages other PEs that Networks does not have an ownership interest and charges those PEs a management fee which is accounted for as service revenue.

The Company operates in the United States in one segment.

COVID-19

Our business and results of operations have been, and continues to be, adversely affected by the global COVID-19 pandemic and related events and we expect its impact to continue. The impact to date has included periods of significant volatility in various markets and industries, including the healthcare industry. The volatility has had, and we anticipate it will continue to have, an adverse effect on our customers and on our business, financial condition and results of operations, and may result in an impairment of our long-lived assets, including goodwill, increased credit losses and impairments of investments in other companies. In particular, the healthcare industry, hospitals and providers of elective procedures have been and may continue to be impacted by the pandemic and/or other events beyond our control, and further volatility could have an additional negative impact on these industries, customers, and our business. In addition, the COVID-19 pandemic and, to a lesser extent, the impact on other industries, including automotive, electronics and real estate, increased fuel costs, U.S. restrictions on trade, and transitory inflation have impacted and may continue to impact the financial conditions of our customers and the patients they serve.

In addition, actions by United States federal, state and foreign governments to address the COVID-19 pandemic, including travel bans, stay-at-home orders and school, business and entertainment venue closures, also had and may continue to have a significant adverse effect on the markets in which we conduct our businesses. COVID-19 poses the risk that our workforce, suppliers, and other partners

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

may be prevented from conducting normal business activities for an extended period of time, including due to shutdowns or stay-at-home orders that may be requested or mandated by governmental authorities. We have implemented policies to allow our employees to work remotely as a result of the pandemic as we reviewed processes related to workplace safety, including social distancing and sanitation practices recommended by the Centers for Disease Control and Prevention (CDC). The COVID-19 pandemic could also cause delays in acquiring new customers and executing renewals and could also impact our business as consumer behavior changes in response to the pandemic.

Since the start of the second quarter of 2021, there has been increased availability and administration of vaccines against COVID-19, as well as an easing of restrictions on social, business, travel, and government activities and functions, including healthcare and elective surgeries, and we have experienced a gradual resumption of economic activities in our industries. On the other hand, infection rates continue to fluctuate in various regions and new strains of the virus, including the Delta variant, remain a risk, which may give rise to implementation of restrictions in the geographic areas that we serve. In addition, there are ongoing global impacts resulting from the pandemic, including disruption of the supply chains, product shortages, increased delivery costs, increased governmental regulation, strains on healthcare systems, and delays in shipments, product development, technology launches and facility access.

We have been closely monitoring the COVID-19 pandemic and its impact on our business, including legislation to mitigate the impact of COVID-19 such as the Coronavirus Aid, Relief, and Economic Security (CARES) Act which was enacted in March 2020, and the American Rescue Plan Act of 2021 which was enacted in March 2021. Although a significant portion of our anticipated revenue for 2021 is derived from fixed-fee and minimum-guarantee arrangements, primarily from large, well-capitalized customers which we believe somewhat mitigates the risks to our business, our per-unit and variable-fee based revenue will continue to be susceptible to the volatility, supply chain disruptions, microchip shortages and potential market downturns induced by the COVID-19 pandemic.

The full extent of the future impact of the COVID-19 pandemic on the Company’s operational and financial performance is uncertain and will depend on many factors outside the Company’s control, including, without limitation, the timing, extent, trajectory and duration of the pandemic; the availability, distribution and effectiveness of vaccines; the spread of new variants of COVID-19; the continued and renewed imposition of protective public safety measures; the impact of COVID-19 on integration of acquisitions, expansion plans, implementation of telemedicine, restrictions on elective procedures, delays in payor remittance and increased regulations; and the impact of the pandemic on the global economy and demand for consumer products. Although we are unable to predict the full impact and duration of the COVID-19 pandemic on our business, we are actively managing our financial expenditures in response to continued uncertainty. Further discussion of the potential impacts on our business from the COVID-19 pandemic is provided under Part I, Item 1A – Risk Factors of the Form 10-K.

2.BASIS OF PRESENTATION

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and majority-owned entities. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern. All significant intercompany balances and transactions have been eliminated in consolidation.

For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting.

Accounting Policies

There have been no changes to the Company’s significant accounting policies or recent accounting pronouncements during the nine months ended September 30, 2021 as compared to the significant accounting policies disclosed in the 10-K for the year ended December 31, 2020 as filed on March 30, 2021.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Common Stock Reverse Split

During September 2021, the Company effectuated a five-for-one reverse stock split. All share, stock option and warrant information has been retroactively adjusted to reflect the stock split. See Note 5 for additional discussion.

3. LEASES

Under ASC 842, Leases, a contract is a lease, or contains a lease, if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. To determine whether a contract conveys the right to control the use of an identified asset for a period of time, an entity shall assess whether, throughout the period of use, the entity has both of the following: (a) the right to obtain substantially all of the economic benefits from the use of the identified asset; and (b) the right to direct the use of the identified asset. The Company does not assume renewals in the determination of the lease term unless the renewals are deemed to be reasonably assured at lease commencement. Lease agreements generally do not contain material residual value guarantees or material restrictive covenants.

Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. As a practical expedient, the Company elected not to separate non-lease components for the corporate office facility (e.g., common-area maintenance costs) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Operating leases

The Company leases corporate office facilities under two operating sub-leases which expired June 30, 2021. The Company is negotiating lease renewal terms and is currently under a month-to-month lease arrangement.

Finance leases

The Company leases medical equipment under various financing leases with stated interest rates ranging from 6.5% — 12.2% per annum which expire at various dates through 2026.

The condensed consolidated balance sheets include the following amounts for right of use (“ROU”) assets as of September 30, 2021 and December 31, 2020 (stated in thousands):

	September 30,	December 31,
	2021	2020
Operating	$—	$124
Finance	877	608
Total	$877	$732

Finance lease assets are reported net of accumulated amortization of $1.8 million and $1.3 million as of September 30, 2021 and December 31, 2020, respectively.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following are the components of lease cost for operating and finance leases (stated in thousands):

	Nine Months Ended September 30,
	2021	2020
Lease cost:
Operating leases	$227	$159
Finance leases:
Amortization of ROU assets	372	398
Interest on lease liabilities	69	60
Total finance lease cost	441	458
Total lease cost	$668	$617

The following are the weighted average lease terms and discount rates for operating and finance leases:

	As of	As of
	September 30, 2021	December 31, 2020
Weighted average remaining lease term (years):
Operating leases	—	0.5
Finance leases	3.1	3.3
Weighted average discount rate:
Operating leases	—	6.9
Finance leases	8.1	7.9

The Company acquired ROU assets in exchange for lease liabilities of $431 thousand upon commencement of finance leases during the nine months ended September 30, 2021.

Future minimum lease payments and related lease liabilities as of September 30, 2021 were as follows (stated in thousands):

			Total
	Operating	Finance	Lease
	Leases	Leases	Liabilities
Remainder 2021	$—	$167	$167
2022	—	620	620
2023	—	306	306
2024	—	239	239
2025	—	148	148
Thereafter	—	23	23
Total lease payments	—	1,503	1,503
Less: imputed interest	—	(174)	(174)
Present value of lease liabilities	—	1,329	1,329
Less: current portion of lease liabilities	—	579	579
Noncurrent lease liabilities	$—	$750	$750

Note: Future minimum lease payments exclude short-term leases as well as payments to landlords for variable common area maintenance, insurance and real estate taxes.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

4. DEBT

Paycheck Protection Program

During March 2021, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program (“PPP”) in the amount of $1.7 million. Assure executed a PPP promissory note, which matures on February 25, 2026. The PPP Loan carries an interest rate of 1.0% per annum, with principal and interest payments due on the first day of each month, with payments commencing on the earlier of: (i) the day the amount of loan forgiveness granted to Assure is remitted by the Small Business Administration to the Bank of Oklahoma; or (ii) 10 months after the end of the 24-week period following the grant of the Loan. All or a portion of the Loan may be forgiven if the Company maintains its employment and compensation within certain parameters during the 24-week period following the loan origination date and the proceeds of the Loan are spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020. The Company intends to submit its application for forgiveness of the PPP promissory note during the fourth quarter of 2021.

Debenture

On June 10, 2021, the Company entered into definitive agreements to secure a credit facility under the terms of a commitment letter dated March 8, 2021 (the “Commitment Letter”) with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. (“Centurion”).  Under the terms of the Commitment Letter, Assure issued a debenture to Centurion, dated June 9, 2021 (the “Debenture”), with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”).  The Senior Term Acquisition Line will be made available to the Company to fund future acquisitions, subject to certain conditions and approvals of Centurion.  The Credit Facility matures in June 2025.

The principal amount of the Debenture drawn and outstanding from time to time shall bear interest both before and after maturity, default and judgment from the date hereof to the date of repayment in full at the rate of the greater of 9.50% or the Royal Bank of Canada Prime Rate plus 7.05% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any obligations are outstanding, the first of such payments being due July 2, 2021 for the period from the Advance to the date of payment, and thereafter monthly.  The difference between the commitment and the amount of the Loan outstanding from time to time shall bear a standby charge, for the period between June 2021 and the end of the availability period, in the amount of 1.50% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any amount of the commitment remains available and undrawn, the first of such payments being due July 2, 2021.  Interest on overdue interest shall be calculated and payable at the same rate plus 3% per annum.

With respect to the Senior Revolving Loan, Assure may prepay advances outstanding thereunder from time to time, with not less than 10 business days prior written notice of the prepayment date and the amount, in the minimum amount of $250 thousand. Any amount of the Senior Revolving Loan prepaid may be re-advanced.  With respect to the Senior Term Loan and Senior Term Acquisition Line, Assure may prepay the advances outstanding thereunder, without penalty or bonus, in an amount not to exceed 25% of the aggregate of all Advances then outstanding under the Term Loans, on each anniversary date of the first advance made hereunder, provided in each case with not less than 30 days written notice of the Company's intention to prepay on such anniversary date and the proposed prepayment amount. Any prepayments to the Term Loans other than those permitted in the immediately preceding sentence may only be made on 30 days prior written notice of the prepayment date and the amount, and are subject to the Company paying on such prepayment date a prepayment charge equal to the lesser of (i) twelve (12) months interest and (ii) interest for the months remaining from the prepayment date to the Maturity Date, on the amount prepaid at the interest rate in effect on the applicable Term Loan as of the date of prepayment. Any amount of the Term Loan prepaid may not be re-advanced.

The Credit Facility is guaranteed by the subsidiaries under the terms of the guarantee and secured by a first ranking security interest in all of the present and future assets of Assure and the Subsidiaries under the terms of the security agreement.

Assure paid Centurion on first Advance of the Loan a commitment fee of 2.25%, being $248 thousand, made by withholding from the first advance.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

A portion of the proceeds from the Debenture were utilized to repay the Central Bank line of credit and the Central Bank promissory note.

Warrant Fee

In addition, Assure issued Centurion an aggregate of 275,000 non-transferrable common stock purchase warrants.  Each warrant entitles Centurion to acquire one share in the capital of Assure, at an exercise price equal to US$7.55 (representing the closing price of Assure’s shares of common stock as of the close of business on June 9, 2021 and multiplied by the Bank of Canada’s daily exchange rate on June 9, 2021) for a term of 48 months. The warrants and underlying shares of common stock are subject to applicable hold periods under U.S. securities laws.

The Company’s debt obligations are summarized as follows:

	September 30,	December 31,
	2021	2020
Central Bank line of credit	$—	$1,978
Central Bank promissory note	—	2,122
PPP promissory note	1,665	—
Total	1,665	4,100

Face value of convertible debenture	3,450	3,450
Less: principal converted to common shares	(60)	—
Less: deemed fair value ascribed to conversion feature and warrants	(1,523)	(1,523)
Plus: accretion of implied interest	610	324
Total convertible debt	2,477	2,251

Face value of Centurion debenture	8,000	—
Less: deemed fair value ascribed to warrants	(1,204)	—
Plus: accretion of implied interest	100	—
Less: net debt issuance costs	(587)	—
Total Centurion debt	6,309	—
Total debt	10,451	6,351
Less: current portion of debt	—	(4,100)
Long-term debt	$10,451	$2,251

As of September 30, 2021, future minimum principal payments are summarized as follows (stated in thousands):

	PPP	Convertible	Bank
	Loan	Debt	Indebtedness
Remainder 2021	$—	$—	$—
2022	—	—	—
2023	—	965	—
2024	—	2,425	—
2025	—	—	8,000
2026	1,665	—	—
Total	1,665	3,390	8,000
Less: fair value ascribed to conversion feature and warrants	—	(1,523)	(1,204)
Plus: accretion and implied interest	—	610	100
Less: net debt issuance costs	—	—	(587)
	$1,665	$2,477	$6,309

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

5. SHARE CAPITAL

Common stock

Common stock: 180,000,000 authorized; $0.001 par value. As of September 30, 2021 and December 31, 2020, there were 11,839,304 and 11,275,788 shares of common stock issued and outstanding, respectively.

Reverse Share Split

During September 2021, the total number of shares of common stock authorized by the Company was reduced from 900,000,000 shares of common stock, par $0.001, to 180,000,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by five (5): effecting a five (5) old for one (1) new reverse stock split.

No fractional shares were issued in connection with the reverse split and all fractional shares were rounded up to the next whole share.

Additionally, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by five (5) and multiplying the exercise or conversion price thereof by five (5), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

All shares of common stock, options, warrants and other convertible securities and the corresponding price per share amounts have been presented to reflect the reverse split in all periods presented within this Form 10-Q.

Acquisition shares

In connection with the acquisition of the Sentry Neuromonitoring, LLC (the “Seller”) assets, we issued to Seller or the Principals, as elected by Seller, shares of common stock of the Company with a value of $1,625,000, determined on the effective date, as quoted on the TSX Venture Exchange (237,226 shares of common stock).  In addition, the Company placed into escrow 94,891 shares of the Company’s common stock with a value of $650,000.  The common stock is subject to a 12-month lock up beginning on the date of delivery. See Note 7 for additional discussion.

Share issuance

In June 2020, in connection with common stock purchase agreements, the Company issued 156,032 shares of common stock at a deemed value of $4.00 per share to certain employees, directors and third parties.

Convertible debt

During the nine months ended September 30, 2021, certain holders of the convertible debenture exercised their right to convert $60,000 of outstanding principal into shares of common stock, resulting in the issuance of 13,384 common stock.

Stock options

On December 10, 2020, our shareholders approved amendments to the Company’s stock option plan, which amended the plan previously approved on November 20, 2019 (the “Amended Stock Option Plan”). As of September 30, 2021, an aggregate of 1,183,930 shares of common stock (10% of the issued and outstanding shares of common stock) were available for issuance under the Amended Stock Option Plan. Of this amount, stock options in respect of 1,014,100 shares are outstanding as of September 30, 2021.

Options under the Plan are granted from time to time at the discretion of the Board of Directors, with vesting periods and other terms as determined by the Board of Directors.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

A summary of the stock option activity is presented below:

	Options Outstanding
		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Aggregate
	Shares Subject	Price Per	Contractual	Intrinsic Value
	to Options	Share	Life (in years)	(in thousands)
Balance at December 31, 2020	748,600	$5.25	4.00
Options granted	348,000	5.33
Options exercised	(3,000)	6.40
Options canceled / expired	(79,500)	5.96
Balance at September 30, 2021	1,014,100	5.16	3.62	$2,670
Vested and exercisable at September 30, 2021	636,008	4.93	3.39	$1,894

The following table summarizes information about stock options outstanding and exercisable under the Company’s Stock Option Plan at September 30, 2021:

Options Outstanding			Options Exercisable
	Weighted
	Average	Weighted		Weighted
	Remaining	Average		Average
Number of	Contractual	Exercise Price	Number	Exercise Price
Outstanding	Life (in years)	Per Share	Exercisable	Per Share
200,000	3.90	$0.25	200,000	$0.25
12,000	1.07	$14.00	12,000	$14.00
15,000	6.30	$9.00	15,000	$9.00
85,000	2.00	$9.00	73,667	$9.00
146,800	2.30	$7.80	127,227	$7.80
81,300	3.01	$6.40	48,780	$6.40
40,000	3.91	$4.50	18,667	$4.50
93,000	4.20	$4.85	31,000	$4.85
311,000	4.34	$5.30	103,667	$5.30
30,000	4.54	$5.60	6,000	$5.60
1,014,100	3.62	$5.16	636,008	$4.93

The Company uses the Black-Scholes option pricing model to determine the estimated fair value of options. The fair value of each option grant is determined on the date of grant and the expense is recorded on a straight-line basis and is included as a component of general and administrative expense in the consolidated statements of operations. The assumptions used in the model include expected life, volatility, risk-free interest rate, dividend yield and forfeiture rate. The Company’s determination of these assumptions are outlined below.

Expected life — The expected life assumption is based on an analysis of the Company’s historical employee exercise patterns.

Volatility — Volatility is calculated using the historical volatility of the Company’s common stock for a term consistent with the expected life.

Risk-free interest rate — The risk-free interest rate assumption is based on the U.S. Treasury rate for issues with remaining terms similar to the expected life of the options.

Dividend yield — Expected dividend yield is calculated based on cash dividends declared by the Board for the previous four quarters and dividing that result by the average closing price of the Company’s common stock for the quarter. The Company has not declared a dividend to date.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Forfeiture rate — The Company does not estimate a forfeiture rate at the time of the grant due to the limited number of historical forfeitures. As a result, the forfeitures are recorded at the time the grant is forfeited.

The following assumptions were used to value the awards granted during the nine months ended September 30, 2021:

	Nine Months Ended September 30,
	2021	2020
Expected life (in years)	5.0	5.0
Risk-free interest rate	0.4%	3.0%
Dividend yield	—%	—%
Expected volatility	91%	107%

Stock-based compensation expense for the three months ended September 30, 2021 and 2020 was $210 thousand and $88 thousand, respectively, and $818 thousand and $456 thousand for the nine months ended September 30, 2021 and 2020, respectively. As of September 30, 2021, there was approximately $925 thousand of total unrecognized compensation cost related to 378,092 unvested stock options that is expected to be recognized over a weighted-average remaining vesting period of 2.2 years.

Warrants

As of September 30, 2021 and December 31, 2020, there were 3,940,006 and 3,665,006 warrants outstanding, respectively.

Number of Warrants outstanding
Balance at December 31, 2020	3,665,006
Debenture, warrants issued (Note 4)	275,000
Balance at September 30, 2021	3,940,006

6. LOSS PER SHARE

The following table sets forth the computation of basic and fully diluted loss per share for the three and months ended September 30, 2021 and 2020 (stated in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Basic weighted average common stock outstanding	11,838,032	6,988,058	11,528,371	6,968,728
Basic income (loss) per share	$0.01	$(0.14)	$(0.21)	$(2.11)
Net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Basic weighted average common shares outstanding	11,838,032	6,988,058	11,528,371	6,968,728
Dilutive effect of stock options and warrants	3,886,071	—	—	—
Dilutive weighted average common stock outstanding	15,724,103	6,988,058	11,528,371	6,968,728
Diluted income (loss) per share	$0.01	$(0.14)	$(0.21)	$(2.11)

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed using the treasury stock method to calculate the weighted average number of shares of common stock and, if dilutive, potential shares of common stock outstanding during the period. Potential dilutive shares of common stock include incremental shares of common stock issuable upon the exercise of stock options, less shares from assumed proceeds. The assumed proceeds calculation includes actual proceeds to be received from the employee upon exercise and the average unrecognized stock compensation cost during the period.

Stock options, exercisable, to purchase 227,893 shares of common stock and warrants to purchase 462,068 shares of common stock were outstanding at September 30, 2021 that were not included in the computation of diluted weighted average common stock outstanding because their effect would have been anti-dilutive.

7. ACQUISITION

Effective on April 30, 2021 (the “Closing Date”), Assure Networks Texas Holdings II, LLC, a Colorado limited liability company and wholly-owned subsidiary of Assure Holdings (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sentry Neuromonitoring, LLC (the “Seller”), and certain owners (collectively “Principals”).

Under the terms of the Purchase Agreement, Assure Texas Holdings agreed to purchase certain assets (“Acquired Assets”) related to the Seller’s interoperative neuromonitoring business (the “Business”) and assumed certain liabilities of the Seller.  The Acquired Assets included, among other items, all assets used in the Business, certain tangible personal property, inventory, Seller’s records related to the Business, deposits and prepaid expenses, certain contracts related to the Business, licenses, intellectual property, goodwill and accounts receivables. The purchase qualified as a business combination for accounting purposes.

The purchase price for the assets consisted of cash and stock, payable as follows:

Cash Payment

Cash consideration of $1,125,000 in installment payments, payable (a) $153,125 at closing, (b) $153,125 within 30 days of Closing Date and (c) $818,750, together with interest at the applicable federal rate, shall be paid in cash in thirty-six equal monthly installments, with the first installment being due on or before the first business day of the first month following the sixtieth day from the Closing Date and the remaining installments being due on the first business day of each month thereafter.

Stock Payment

The Company issued 237,226 shares of common stock issued to the Seller or the Principals, as elected by Seller, with a value of $1,625,000, determined on the Closing Date, as quoted on the TSX Venture Exchange, on or about the Closing Date and 94,891 shares of common stock were placed in escrow with a value of $650,000 and are being held by the Escrow Agent pursuant to terms set forth in an escrow agreement to be mutually agreed to by Purchaser and Seller.  The common stock is subject to regulatory restrictions and requirements and a 12 month lock up from the date of delivery, in addition to any additional lock up period imposed on the common stock under applicable law and/or regulation,

Reimbursements

Reimbursement to Seller for operational capital injected by Seller or its Principals since December 31, 2020, for verifiable and reasonable expenses, consistent with past business practices up to a cap of $50 thousand.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Receivable Bonus

Purchaser agreed to pay Seller or the Principals, as elected by Seller, a bonus in an amount equal to $250,000 (“Receivable Bonus”) upon collecting $3,000,001 in accounts receivable acquired by Purchaser for accounts receivable that was generated by Seller prior to the Closing.  The Receivable Bonus, if earned, will be paid to Seller or the Principals, as elected by Seller, in three payments: (i) the first payment being in the amount of $100 thousand, payable on the thirtieth (30th) day following the date the Receivable Bonus is earned, (ii) the second payment being in the amount of $100 thousand, payable on the sixtieth (60th) day following the date the Receivable Bonus is earned, and (iii) the third payment in the amount of $50 thousand, payable on the ninetieth (90th) day following the date the Receivable Bonus is earned.

Founders’ Bonus

The Registrant agreed to pay a $50 thousand bonus (“Founders’ Bonus”) payment to certain owners in installments: (i) $25 thousand at Closing and (ii) $25 thousand within twelve (12) months of Closing. The Founders’ Bonus is additional consideration, which is independent, separate and apart from other consideration to be paid by Purchaser.

Under the Purchase Agreement, Purchaser agreed to enter into employment agreements with certain key personnel of Seller, as determined by Purchaser. The employment agreements, in standard form of employment agreement of Purchaser, include: (i) a minimum annual base salary of $175 thousand with full benefits and (ii) up to $50 thousand in annual variable compensation bonus to be memorialized in a mutually agreeable form of agreement that details the scope of services and compensation.

The initial accounting for the acquisition of Sentry is incomplete as we, with the support of our valuation specialist, are in the process of finalizing the fair market value calculations of the acquired net assets. In addition, the Company is in the process of reviewing the applicable future cash flows used in determining the purchase accounting. As a result, the amounts recorded in the consolidated financial statements related to the Sentry acquisition are preliminary and the measurement period remains open. The following table summarizes the preliminary allocation of the total consideration to the assets acquired and liabilities assumed as of the date of the acquisition (in thousands):

Purchase price consideration:
Cash	$1,125
Common stock, at fair value	2,275
Total consideration	$3,400

Assets acquired:
Cash	$51
Accounts receivable	2,000
Right of use assets	131
Total assets acquired	2,182

Liabilities assumed:
Accounts payable and accrued liabilities	242
Lease liability	131
Total liabilities assumed	373

Preliminary Goodwill	$1,591

8. COMMITMENTS AND CONTINGENCIES

Indemnifications

The Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. These obligations include, but are not limited to, contracts entered into with physicians where the Company agrees, under certain circumstances, to indemnify a third party, against losses arising from matters including but not limited

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

to medical malpractice and other liability. The impact of any such future claims, if made, on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to final outcome of these potential claims.

As permitted under Nevada law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover any payments, should they occur.

Performance share compensation

As part of a reverse takeover transaction (“RTO”) during 2016, the Company entered into a one-time stock grant agreement with two executives which defines a bonus share threshold as follows: should the Company meet or exceed a 2017 fiscal year EBITDA threshold of Cdn$7,500, the Company would issue 1,200,000 shares of common stock of the surviving issuer at the trailing 30-day average closing price. See the Company’s annual report for the year ended December 31, 2020 filed on March 30, 2021 for additional discussion.  During the year ended December 31, 2020, the Company settled 1,000,000 performance shares resulting from the issuance of 1,000,000 shares of common stock. During the first half of 2021, the Company settled the remaining 200,000 performance shares.

9. SUBSEQUENT EVENTS

On October 1, 2021, the Company granted 197,000 stock options to certain officers and employees.

On November 15, 2021, the Company announced that it has closed a brokered private placement of approximately 900,000 shares of the Company at an issue price of $5.25 per share, for gross proceeds of $4.75 million (the “Offering”). The proceeds of the Offering are expected to be used for expanding the Company’s remote neurology services offering for intraoperative neuromonitoring (“IONM”), extending the Company’s operational footprint into new states, supporting expected growth generated by the agreement with Premier, Inc. and general working capital purposes. Kestrel Merchant Partners LLC (the “Sponsor”) acted as the exclusive sponsor and The Benchmark Company, LLC (the “Agent”) acted as sole placement agent in connection with the Offering. Additionally, certain directors, officers and employees are expected to participated in a subsequent offering to settle approximately $700 thousand of compensation at a market price to be determined in accordance with Nasdaq listing requirements following the end of the Company’s trading blackout in accordance with the Company’s insider trading policy.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Assure Holdings Corp.

Denver, Colorado

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Assure Holdings Corp. and its subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company’s auditor since 2018. Irvine, California

March 30, 2021

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash	$4,386	$59
Accounts receivable, net	14,965	30,863
Income tax receivable	150	—
Other current assets	284	168
Due from PEs	4,856	2,489
Due from related parties	334	128
Total current assets	24,975	33,707
Equity method investments	608	2,360
Property, plant and equipment, net	356	209
Operating lease right of use asset	124	196
Finance lease right of use asset	608	466
Intangibles, net	4,115	4,587
Goodwill	2,857	2,857
Total assets	$33,643	$44,382
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,871	$4,365
Current portion of debt	4,100	1,664
Current portion of lease liability	521	461
Current portion of acquisition debt	—	5,030
Other current liabilities	96	81
Total current liabilities	7,588	11,601
Lease liability, net of current portion	772	500
Debt, net of current portion	2,251	1,160
Acquisition debt, net of current portion	—	2,429
Provision for acquisition share issuance	540	540
Provision for fair value of stock options	16	66
Provision for performance share issuance	2,668	16,011
Deferred tax liability, net	599	2,010
Total liabilities	14,434	34,317
Commitments and contingencies (Note 15)
SHAREHOLDERS’ EQUITY
Common stock: $0.001 par value; 900,000,000 shares authorized; 56,378,939 and 34,795,313 shares issued and outstanding, as of December 31, 2020 and 2019, respectively	56	35
Additional paid-in capital	30,841	6,682
Retained earnings (deficit)	(11,688)	3,348
Total shareholders’ equity	19,209	10,065
Total liabilities and shareholders’ equity	$33,643	$44,382

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019
Revenue
Patient service fees, net	$(3,443)	$13,738
Hospital, management and other	6,967	3,987
Total revenue	3,524	17,725
Cost of revenues	7,912	4,955
Gross margin	(4,388)	12,770
Operating expenses
General and administrative	9,592	8,427
Sales and marketing	1,209	1,435
Depreciation and amortization	1,014	537
Total operating expenses	11,815	10,399
Income (loss) from operations	(16,203)	2,371
Other income/(expenses)
Earnings (loss) from equity method investments	(1,194)	1,305
Gain on Payroll Protection Program loan	1,211	—
Gain on extinguishment of acquisition debt	188	—
Other income, net	89	172
Accretion expense	(782)	(74)
Interest expense, net	(530)	(252)
Total other income (loss)	(1,018)	1,151
Income (loss) before income taxes	(17,221)	3,522
Income tax benefit (expense)	2,185	(806)
Net income (loss)	$(15,036)	$2,716
Income (loss) per common share
Basic	$(0.41)	$0.08
Diluted	$(0.41)	$0.06
Weighted average number of common shares used in per share calculation – basic	36,233,127	34,402,607
Weighted average number of common shares used in per share calculation – diluted	36,233,127	41,912,607

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(15,036)	$2,716
Adjustments to reconcile net income to net cash used in operating activities
Cash receipts from operations	13,794	8,014
Losses (earnings) from equity method investments	1,194	(1,305)
Stock-based compensation	548	1,259
Depreciation and amortization	1,014	537
Provision for broker warrant fair value	—	14
Provision for stock option fair value	(50)	8
Gain on Paycheck Protection Program loan	(1,211)	—
Gain on extinguishment of acquisition debt	(188)	—
Accretion expense	782	74
Settlement of payables	40	—
Tax impact of equity component of convertible debt issuance	(388)	—
Deferred income taxes, net	(1,561)	684
Change in operating assets and liabilities
Accounts receivable, net	2,104	(14,879)
Prepaid expenses	(116)	—
Right of use assets	(301)	—
Accounts payable and accrued liabilities	(1,494)	509
Due from related parties	(2,573)	(1,903)
Lease liability	843	—
Income taxes	—	(55)
Other assets and liabilities	66	99
Net cash used in operating activities	(2,533)	(4,228)
Cash flows from investing activities
Purchase of equipment and furniture	(319)	(48)
Acquisition debt	(7,736)	(466)
Distributions received from equity method investments	558	979
Net cash provided by (used in) investing activities	(7,497)	465
Cash flows from financing activities
Proceeds from exercise of stock options and warrants	19	16
Proceeds from common share issuance, net	9,611	—
Proceeds from promissory note	—	2,000
Repayment of promissory note	—	(582)
Proceeds from line of credit	2,122	1,000
Repayment of line of credit	(1,000)	(274)
Proceeds from term loan	1,978	—
Repayment of term loan	(1,418)	—
Proceeds from Paycheck Protection Program	1,211	—
Proceeds from convertible debenture	2,485	965
Principal payments of finance leases	(651)	(372)
Proceeds from sale leaseback	—	238
Net cash provided by financing activities	14,357	2,991
Increase (decrease) in cash	4,327	(772)
Cash at beginning of period	59	831
Cash at end of period	$4,386	$59
Supplemental cash flow information
Interest paid	$498	$119
Income taxes paid	$55	$156
Supplemental non-cash flow information
Reclassification warrant fair value at exercise to equity	$—	$70
Related party receivable settled for common shares	$—	$(2,191)
Liability for acquisition of Littleton Professional Reading	$—	$234
Liability for acquisition of Neuro-Pro Monitoring	$—	$7,700

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

			Additional	Retained	Total
	Common Stock		paid-in	earnings	shareholders'
	Shares	Amount	Capital	(deficit)	equity
Balances, December 31, 2018	35,562,105	$36	$6,458	$632	$7,126
Exercise of stock options	650,000	—	80	—	80
Exercise of warrants	44,600	—	16	—	16
Reclassification warrant fair value at exercise to equity	—	—	70	—	70
Stock-based compensation	—	—	1,259	—	1,259
Reclassification of stock option fair value at exercise to equity	—	—	188	—	188
Expected tax loss of future stock compensation option exercises	—	—	179	—	179
Equity component of convertible debt issuance	—	—	564	—	564
Fair value of finders’ warrants	—	—	58	—	58
Settlement of related party receivable	(1,461,392)	(1)	(2,190)	—	(2,191)
Net income	—	—	—	2,716	2,716
Balances, December 31, 2019	34,795,313	$35	$6,682	$3,348	$10,065
Exercise of stock options	50,000	—	19	—	19
Common share issuance, net	16,483,626	16	9,595	—	9,611
Tax impact of equity component of convertible debt issuance	—	—	(388)	—	(388)
Stock-based compensation	—	—	548	—	548
Equity component of convertible debt issuance	—	—	961	—	961
Fair value of finders’ warrants	—	—	46	—	46
Settlement of performance share liability	5,000,000	5	13,338	—	13,343
Settlement of payables	50,000	—	40	—	40
Net loss	—	—	—	(15,036)	(15,036)
Balances, December 31, 2020	56,378,939	$56	$30,841	$(11,688)	$19,209

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Assure Holdings Corp. (“Assure” or the “Company”), through its two indirect wholly-owned subsidiaries, Assure Neuromonitoring, LLC (“Neuromonitoring”) and Assure Networks, LLC (“Networks”), provides technical and professional intraoperative neuromonitoring (“IONM”) surgical support services primarily associated with spine and head surgeries. These services have been recognized as the standard of care by hospitals and surgeons for risk mitigation. Assure Holdings, Inc., a wholly-owned subsidiary, employs most of the corporate employees and performs various corporate services on behalf of the consolidated Company.

Neuromonitoring employs technologists who utilize technical equipment and their technical training to monitor EEG and EMG signals during surgical procedures and to pre-emptively notify the underlying surgeon of any nerve related issues that are identified. The technologists perform their services in the operating room during the surgeries. The technologists are certified by a third party credentialing agency.

Networks performs similar support services as Neuromonitoring except that these services are provided by third party contracted neurologists or certified readers. The support services provided by Networks occurs at the same time and for the same surgeries as the support services provided by the Neuromonitoring technologist, except that they typically occur at an offsite location.

The Company was originally incorporated in Colorado on November 7, 2016. In conjunction with a reverse merger, the Company was redomiciled in Nevada on May 16, 2017.

Neuromonitoring was formed on August 25, 2015 in Colorado and currently has multiple wholly-owned subsidiaries. The Company’s services are sold in the United States, directly through the Company.

Networks was formed on November 7, 2016 in Colorado and holds varying ownerships interests in numerous Provider Network Entities (“PEs”), which are professional IONM entities. These entities are accounted for under the equity method of accounting. Additionally, Networks manages other PEs that Networks does not have an ownership interest and charges those PEs a management fee.

COVID-19

In December 2019, there was a global outbreak of COVID-19 (Coronavirus) that has resulted in changes in global supply of certain products. The pandemic is having an unprecedented impact on the U.S. economy as federal, state, and local governments react to this public health crisis, which has created significant uncertainties. These uncertainties include, but are not limited to, the potential adverse effect of the pandemic on the economy, the Company’s healthcare partners, the Company’s employees and patients. As the pandemic continues to grow, consumer fear about becoming ill with the virus and recommendations and/or mandates from federal, state, and local authorities to avoid large gatherings of people or self-quarantine are continuing to increase, which has already affected, and may continue to affect, the number of procedures performed.

Although Assure realized over a 70% decline in the number of procedures performed in March 2020 and April 2020 due to a downturn in elective procedures driven by the COVID-19 pandemic, the volume of cases performed returned back to near normal levels in May 2020.

Health and safety measures taken at Assure include:

●	Cancellation of all non-essential travel.
●	Indefinite work from home policy for all employees not engaged in on-site medical facility activities.
●	Mandatory self-quarantine for anyone who has experienced any flu-like symptoms or has had contact with anyone believed to have been exposed to COVID-19.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company took the following actions to increase its cash position and preserve financial flexibility:

●	The Company implemented temporary salary reductions, salary deferments and a selective employee furlough program, designed to reduce corporate spending. Salaries returned to normal as of December 31, 2020.
●	Assure amended the promissory note with the Sellers of Neuro-Pro Monitoring to postpone $700 thousand of its March 31, 2020, payment to May 15, 2020. This note was subsequently repaid during December 2020.
●	The Company applied for and received a $1.2 million Paycheck Protection Program loan. This loan was forgiven during December 2020.
●	During December 2020, the Company completed a $9.5 million equity financing.

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and majority-owned entities. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern. All significant intercompany balances and transactions have been eliminated in consolidation.

For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting.

The Company’s fiscal year ends on December 31 and the Company employs a calendar month-end reporting period for its quarterly reporting.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition and measurement of patient service fees, net, hospital, management and other revenue, the collectability of accounts receivable, the fair value measurements of goodwill and intangible assets, the assessment of the recoverability of goodwill, the assessment of useful lives and recoverability of intangible assets and long-lived assets, recognition and measurement of current and deferred income tax assets and liabilities, the assessment of unrecognized tax benefits, the valuation and recognition of stock-based compensation expense and business combinations, among others. Actual results experienced by the Company may differ from management’s estimates.

Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods. Significant assumptions, judgments, and estimates that management has made at the end of the reporting period that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following: patient service fees, net; hospital, management, and other revenue; accounts receivable; and due to/from related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. The Company did not have any cash equivalents as of December 31, 2020 or 2019.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Instruments

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, bank debt, trade and other receivables, trade and other payables, acquisition indebtedness, convertible debentures, and finance leases. The carrying amounts of the Company’s cash, receivables, and payables, as reflected in the consolidated financial statements approximate fair value due to the short-term maturity of these items. The other long-term instruments approximate their carrying amounts as assessed by management.

The Company’s financial instruments are exposed to certain financial risks, including concentration risk, liquidity risk, and market risk.

Concentration risk is the risk of financial loss to the Company if the counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s cash and trade receivables. The carrying amount of the financial assets represents the maximum credit exposure.

The Company limits its exposure to concentration risk on cash by placing these financial instruments with high-credit, quality financial institutions and only investing in liquid, investment grade securities.

The Company has a number of individual third party payors and no individual third party insurers that represent a concentration risk. Net patient service fee revenue is recognized in the period in which IONM services are rendered, at net realizable amounts from third party payors when collection is reasonably assured and can be estimated. The Company bills national, regional and local third party insurers which pose a low risk of insolvency because they are regulated by state insurance commissions which require appropriate reserves to be maintained to reimburse healthcare providers for submitted claims. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party insurers. Since allowable charges for services rendered out-of-network are not contractually based, the Company establishes net realized value by evaluating the payor mix, historical settlement and payment data for a given payor type, and current economic conditions to calculate an appropriate net realizable value for net patient service revenue and accounts receivables. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its net patient service revenue estimates as necessary in subsequent periods.

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due and arises from the Company’s management of working capital. The Company ensures that there is sufficient liquidity to meet its short-term business requirements, considering its anticipated cash flows from operations and its holdings of cash. A significant portion of the trade and other payables balance is related to the accrual of billing and collection fees to be paid to the Company’s third party billing and collection vendors. The billing and collection fees are accrued in the same period as services are rendered and revenue is recognized by the Company. The accrued billing and collection fees are calculated based on a percentage of the estimated net realized value of the of the revenue recognized. The accrued fees to be paid to the third party billing and collection vendors are contingent on cash collections and are typically paid the following month after collections are achieved. Additional billing and collection fees are accrued when the cash collected exceeds the revenue recognized by the Company at the time of services rendered. The Company believes that there are currently no concerns of its ability to meet its liabilities as they become due for the foreseeable future.

Market risk is the risk that changes in the market prices, such as interest rates, will affect the Company’s income or the value of the financial instruments held. The Company’s policy is to invest cash at floating rates of interest, in order to maintain liquidity, while achieving a satisfactory return for the Company. Fluctuations in the interest rates impact the value of cash but such fluctuations will have no significant impact to the Company’s financial instruments.

Allowance for Doubtful Accounts

The cash collection cycles of the Company are protracted due to the majority of its revenue being billed to private insurance payers on an out-of-network basis. The collection cycle for IONM to out-of-network payers may require an extended period to maximize reimbursement on claims, which results in accounts receivable growth tied to the Company’s overall growth in net patient service fee revenues. The collection cycle impacts the technical fees that are billed by Neuromonitoring and the professional fees that are billed by Networks. The collection cycle may consist of multiple payments from out-of-network private insurance payers, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Due to the extended collection cycle, the Company has a policy to reserve claims that have aged to 24 months. The Company

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

continues collection efforts following 24 months despite the reserves on these claims but will not write-off such claims until they age to 36 months. Collections on claims which have been reserved will result in the reversal of prior reserves.

The Company performs a collection analysis quarterly for out-of-network billings to private insurance companies and adjusts its revenue and accounts receivable if the collection rate is different from the amount recorded in previous periods.

Goodwill and Identified Intangible Assets

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the fourth quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary.

If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. There were no indications of impairment or impairment charges recorded by the Company during the years ended December 31, 2020 and 2019.

Identified intangible assets

Identified finite-lived intangible assets consist of trade names and other agreements. The tradename has an indefinite life and is not being amortized, while the agreements are being amortized on a straight-line bases over their estimated useful lives:

Doctor agreements	10	years
Noncompete agreements	2	years

The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. There were no indications of impairment or impairment charges recorded by the Company during the years ended December 31, 2020 and 2019.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives:

Medical Equipment	2.5	years
Computer equipment	2.0	years
Furniture and fixtures	4.0	years

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expenditures that materially increase asset life are capitalized, while ordinary maintenance and repairs are expensed as incurred.

Debt Issuance Costs

Debt issuance costs are presented in the consolidated balance sheets as a deduction from the carrying amount of the long-term debt, and are amortized over the term of the associated debt to interest expense using the effective interest method. In addition, the Company elects to continue to defer the unamortized debt issuance costs when it pays down a portion of the debt as the prepayment is factored into the terms agreed to on the debt.

Share Issuance Costs

Costs attributable to the raising of capital are applied against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of shares to which the costs relate.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, accrued liabilities, and noncurrent lease liabilities in the Company’s consolidated balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate nonlease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Revenue Recognition

The Company derives its revenue primarily from fees for IONM services provided. Revenue is recognized upon performance of promised service to a customer in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Patient service fee revenue and receivables

Patient service fee revenue is recognized in the period in which IONM services are rendered, at net realizable amounts from third party payors when collections are reasonably assured and can be estimated. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party insurers. Since allowable charges for services rendered out-of-network are not contractually based, the Company estimates the net realizable value from the gross charges submitted to third party payors and recognizes the net patient service fee revenue. The estimates for out-of-network revenue are based on evaluating the payor mix, historical settlements and payment data for payor types, and current economic conditions to calculate an appropriate net realizable value for revenue and accounts receivables. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its revenue estimates as necessary in subsequent periods. Patient service fee revenue is also adjusted in the period when an accounts receivable balance for IONM service is written-off once collection is doubtful and the total collection amount is below the accounts receivable balance for IONM services. The timing of adjustments to patient service fee revenue for collections exceeding the originally estimated amounts may not occur in the same reporting period as the write-off of collected amounts below the originally estimated amounts, which may result in material adjustments to patient service revenue in a given reporting period.

For services rendered to patients that have insurance coverage and that the Company has an in-network contract with, the Company records patient service fee revenue pursuant to the contract rate.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Hospital, management and other revenue

The Company recognizes revenue from hospital and surgery center customers and certain PEs, for which the Company does not have an ownership interest in, on a contractual basis. Revenue from services rendered is recorded after services are rendered. The fees billed to hospital and surgery center customers are on net 30-day terms. The fees billed to the PEs for which the Company does not have an ownership interest in are not collected until the PEs collect sufficient cash for the services that they have performed.

Accounts receivable collection cycle

The cash collection cycles of the Company are protracted due to the out-of-network billing to private insurance payers. The collection cycle for IONM to out-of-network payers may require an extended period to maximize reimbursement on claims. The collection cycle impacts the technical fees that are billed by Neuromonitoring and the professional fees that are billed by Networks. The collection cycle may consist of multiple payments from out-of-network private insurance payers, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Due to the extended collection cycle, the Company has a policy to reserve claims that have aged to 24 months. The Company continues collection efforts following 24 months despite the reserves on these claims but will not write-off such claims until they age to 36 months. Collections on claims which have been reserved will result in the reversal of prior reserves.

The Company performs a collection analysis for out-of-network billings to private insurance companies and adjusts its revenue and accounts receivable if the collection rate is different from the amount recorded in previous periods. Historically, this analysis is performed quarterly.

Stock-based Compensation Expense

The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on stock-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

The authoritative guidance also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of a stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the event the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on historical exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period.

The Company may grant performance share units (“PSUs”) to employees or consultants. PSU awards will vest if certain employee-specific or company-designated performance targets are achieved. If minimum performance thresholds are achieved, each PSU award will convert into common stock at a defined ratio depending on the degree of achievement of the performance target designated by each individual award. If minimum performance thresholds are not achieved, then no shares will be issued. Based upon the expected levels of achievement, stock-based compensation is recognized on a straight-line basis over the PSUs’ requisite service periods. The expected

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

levels of achievement are reassessed over the requisite service periods and, to the extent that the expected levels of achievement change, stock-based compensation is adjusted in the period of change and recorded on the statements of operations and the remaining unrecognized stock-based compensation is recorded over the remaining requisite service period.

Derivative Liabilities

Certain non-employee stock options and broker warrants are considered derivative liabilities, as the currency denomination of the exercise price is different from the functional currency of the Company. As a result, the fair value of certain stock options and warrants is initially calculated on the issuance date and remeasured at each reporting period using the Black-Scholes Option Pricing model. Any change in the fair value of the stock options or warrants subsequent to the initial recognition is recorded in the consolidated statements of income. Once such instruments are extinguished or no longer considered derivative liabilities, such amounts are reclassified as equity.

Segment and Geographic Information

The Company operates in one segment and its services are sold nationally in the United States directly through the Company.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was determined using the asset and liability method prescribed by GAAP. Under this method, deferred tax assets and liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. If and when it is determined that a deferred tax asset will not be realized for its full amount, the Company will recognize and record a valuation allowance with a corresponding charge to earnings. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes.

Contingencies

From time to time, the Company may be involved in legal and administrative proceedings and claims of various types. The Company records a liability in its consolidated financial statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated. Management reviews these estimates in each accounting period as additional information becomes known and adjusts the loss provision when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements. If a loss is probable but the amount of loss cannot be reasonably estimated, the Company discloses the loss contingency and an estimate of possible loss or range of loss (unless such an estimate cannot be made). The Company does not recognize gain contingencies until they are realized. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Indemnification

The Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. These obligations include, but are not limited to, contracts entered into with physicians where the Company agrees, under certain circumstances, to indemnify a third party, against losses arising from matters including but not limited to medical malpractice and other liability. In accordance with authoritative guidance for accounting for guarantees, the Company evaluates estimated losses for such indemnification. The Company considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, no such claims have been filed against the Company and no liability has been recorded in the Company’s financial statements.

As permitted under Nevada law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover any payments, should they occur.

Recently Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in Topic 605 “Revenue Recognition” (Topic 605), and requires entities to recognize revenue when control of goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for the goods or services. On January 1, 2019, the Company adopted the new standard using the modified retrospective method, under which the Company recorded no cumulative net of tax adjustment to the opening balance of retained earnings on January 1, 2019. Prior period comparative information has not been restated and continues to be reported under Topic 605 in effect for those periods. This new standard had a material impact on the Company’s revenue and its consolidated statement of operations and balance sheet as of and for the year ended December 31, 2019, and is expected to have a material impact on an ongoing basis, with no impact on the timing of customer billings or on cash flows. See “Note 4 — Revenue” for further discussion.

In June 2018, the FASB issued ASU No. 2018-07, “Stock-based Compensation: Improvements to Nonemployee Stock-based Payment Accounting,” which amends the existing accounting standards for stock-based payments to nonemployees. This ASU aligns much of the guidance on measuring and classifying nonemployee awards with that of awards to employees. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company adopted this standard as of January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842), which generally requires companies to recognize operating and financing lease liabilities and corresponding right-of-use assets on the consolidated balance sheet. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. On January 1, 2020, the Company adopted the new standard using the modified retrospective transition approach and elected the transition option, under which the Company initially applied the transition requirements to all leases that existed at December 31, 2019, with any residual effects of initially applying Topic 842 recognized as a cumulative effect adjustment to the opening balance of retained earnings on January 1, 2020. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed it to carry forward the historical lease classification. Under the optional transition method, the Company opted to continue to apply the legacy guidance in Accounting Standards Codification 840, Leases, including its disclosure requirements, in the comparative periods presented in the year it adopted the new leases standard, and therefore did not restate prior period results.

The most significant impact from adopting Topic 842 was the initial recognition of operating lease ROU assets and operating lease liabilities of $666 thousand and $666 thousand, respectively, as of January 1, 2020. Operating lease liabilities consist of both current and noncurrent portions with the current portion included in the balance of accrued liabilities. The standard did not materially impact the Company’s consolidated statements of operations and had no impact on cash flows.

Recent Accounting Pronouncements Not Yet Adopted

On December 18, 2019, FASB released ASU 2019-12, “Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). The purpose of the update is to reduce the complexity pertaining to certain areas in accounting for income taxes. Key amendments from ASU 2019-12 include, but are not limited to, the accounting for hybrid tax regimes, step-up in tax basis goodwill in non-business combination transactions, intraperiod tax allocation exception to the incremental approach and interim period accounting for enacted changes in tax law. The effective date of the amendments for public corporations is for fiscal years beginning after December 15, 2020. Although early adoption is permitted, the Company will not early adopt. The Company will continue to analyze the financial impact of ASU 2019-12.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which introduces a new approach to estimate credit losses on certain types of financial instruments based on expected losses instead of incurred losses. It also modifies the impairment model for available-for-sale debt securities and provides a simplified accounting model for purchased financial assets with credit deterioration since their origination. ASU No. 2016-13 is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact of adopting this new accounting standard on its consolidated financial statements and related disclosures.

4. REVENUE

Quarterly Period Collection Experience

In conjunction with the Company’s June 30, 2020 collection analysis, the Company looked at more recent payment trends from the private insurance companies than what it has historically utilized in order to estimate the accounts receivable collection allowances and patient service revenue. These recent payment trends were lower than what the Company would have normally calculated based upon its historical policy. Rather than wait until these more recent payment trends entered into the collection analyses in future periods, the Company pro-actively decided to set its June 30, 2020 collection estimates based upon these more recent collection payment trends. The impact of this was a reduction of accounts receivable and out-of-network fee revenue of approximately $15 million.

Similar declines to the payment trends for the PEs were also noted during the June 30, 2020 collection analysis. In order to be consistent with the handling of the out-of-network fee revenue, the PEs also pro-actively recorded their collection estimates based upon the more recent collection payment trends. The Company’s portion of the reduced accounts receivable and out-of-network fee revenue was approximately $3.1 million, with approximately $2.2 million being recorded as a reduction of management fee revenue and approximately $900 thousand being recorded as a reduction to earnings (loss) from equity method investments.

During the fourth quarter of 2019, the Company recorded a reduction in revenue of approximately $10.3 million for reserves on its accounts receivable that relate to private insurance companies that have failed to pay the Company for its neuromonitoring services. In addition, during the fourth quarter of 2019, the Company recorded an additional $6 million of reduced revenue for reserves on its accounts receivable that relate to a decline in the Company’s historical collection experience. These reserve amounts relate to receivables and revenue recorded during 2018 and 2019. The Company also recorded reduced revenue in the fourth quarter of 2019 for the PEs for these same issues. The Company’s portion of this reduced revenue was approximately $700 thousand and this amount was recorded as a reduction to earnings from equity method investments.

Accounts Receivable

A summary of the accounts receivable activity is as follows (stated in thousands):

	December 31,
	2020	2019
Accounts receivable, net:
Patient service fee	$79,310	$67,779
Hospital, management and other	1,075	1,159
Total accounts receivable	80,385	68,938
Allowance for doubtful accounts	(65,420)	(38,075)
Total accounts receivable, net	$14,965	$30,863

Allowance for doubtful accounts

A summary of the allowance for doubtful accounts activity is as follows (stated in thousands):

	Balance at
	beginning	Bad debt		Balance at
Year ended	of year	expense	Deductions	end of year
December 31, 2020	$38,075	$31,117	$(3,772)	$65,420
December 31, 2019	$15,293	$26,433	$(3,651)	$38,075

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

Other current assets consisted of the following (stated in thousands):

	December 31,
	2020	2019
Prepaid insurance	$116	$104
Deposits	48	34
Other assets	120	30
Other current assets	$284	$168

Property, plant and equipment, net, consisted of the following (stated in thousands):

	December 31,
	2020	2019
Medical equipment	$588	$278
Computer equipment	43	38
Furniture and fixtures	69	65
Gross property, plant and equipment	700	381
Less: Accumulated depreciation and amortization	(344)	(172)
Property, plant and equipment, net	$356	$209

Depreciation expense related to equipment and furniture and fixtures was $172 for the years ended December 31, 2020 and 2019.

Accounts payable and accrued liabilities consisted of the following (stated in thousands):

	December 31,
	2020	2019
Accounts payable	$102	$1,056
Accrued billing fees	1,490	2,464
Accrued salaries and benefits	1,163	541
Other accrued liabilities	116	304
Accounts payable and accrued liabilities	$2,871	$4,365

Other current liabilities consisted of the following (stated in thousands):

	December 31,
	2020	2019
Insurance premiums financed	$69	$81
Other liabilities	27	—
Other current liabilities	$96	$81

Other income, net consisted of the following (stated in thousands):

	Years Ended December 31,
	2020	2019
Loss for broker warrant fair value	$—	$(14)
(Loss) gain for stock option fair value	50	(8)
Gain on settlement	—	194
Other income	39	—
Other income, net	$89	$172

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. LEASES

Under Topic 842, a contract is a lease, or contains a lease, if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. To determine whether a contract conveys the right to control the use of an identified asset for a period of time, an entity shall assess whether, throughout the period of use, the entity has both of the following: (a) the right to obtain substantially all of the economic benefits from the use of the identified asset; and (b) the right to direct the use of the identified asset. The Company does not assume renewals in the determination of the lease term unless the renewals are deemed to be reasonably assured at lease commencement. Lease agreements generally do not contain material residual value guarantees or material restrictive covenants.

Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. As a practical expedient, the Company elected not to separate nonlease components for the corporate office facility (e.g., common-area maintenance costs) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Operating leases

The Company leases corporate office facilities under two operating sub-leases which expire June 30, 2021.

Finance leases

The Company leases medical equipment under financing leases with stated interest rates ranging from 6.5% — 2.2% per annum which expire at various dates through 2026.

The consolidated balance sheets include the following amounts for ROU assets as of December 31, 2020 and 2019 (stated in thousands):

	2020	2019
Operating	$124	$196
Finance	608	466
Total	$732	$662

Finance lease assets are reported net of accumulated amortization of $1.3 million and $1.0 million as of December 31, 2020 and 2019, respectively.

The following are the components of lease cost for operating and finance leases (stated in thousands):

	Years Ended December 31,
	2020	2019
Lease Cost:
Operating leases	$212	$63
Finance leases:
Amortization of ROU assets	371	307
Interest on lease liabilities	64	91
Total finance lease cost	435	398
Total lease cost	$647	$461

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are the weighted average lease terms and discount rates for operating and finance leases:

	As of
	December 31, 2020
Weighted average remaining lease term:
Operating leases	0.5	years
Finance leases	3.3	years
Weighted average discount rate:
Operating leases	6.9%
Finance leases	7.9%

The Company obtained ROU assets in exchange for lease liabilities of $513 thousand and $586 thousand upon commencement of finance leases during the year ended December 31, 2020 and 2019, respectively.

Future minimum lease payments and related lease liabilities as of December 31, 2020 were as follows (stated in thousands):

			Total
	Operating	Finance	Lease
	Leases	Leases	Liabilities
2021	$127	$469	$596
2022	—	445	445
2023	—	177	177
2024	—	131	131
2025	—	95	95
Thereafter	—	14	14
Total lease payments	127	1,331	1,458
Less: imputed interest	(3)	(162)	(165)
Present value of lease liabilities	$124	$1,169	$1,293
Less: current portion of lease liabilities	124	397	521
Noncurrent lease liabilities	$—	$772	$772

Note: Future minimum lease payments exclude short-term leases as well as payments to landlords for variable common area maintenance, insurance and real estate taxes.

Under the prior accounting guidance of ASC 840, operating lease expense was $70 thousand. As of December 31, 2019, future minimum finance lease payments were as follows (stated in thousands):

Capital
Lease
Liabilities
2019	$274
2020	235
2021	153
2022	29
2023	—
Thereafter	—
Total lease payments	691
Less: imputed interest	(104)
Present value of lease liabilities	587
Less: current portion of lease liabilities	(206)
Noncurrent lease liabilities	$381

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. ACQUISITIONS AND INTANGIBLES

Littleton Professional Reading

During May 2019, the Company purchased the net assets of Littleton Professional Reading for $700 thousand. Of this amount, $234 thousand and $466 thousand was paid during the years ended December 31, 2020 and 2019, respectively. Prior to the acquisition, the Company had a 15% ownership in Littleton Professional Reading, which was accounted for as a PE under the equity method of accounting.

Velocity

On September 1, 2019, the Company formed a joint venture, Velocity Revenue Cycle, LLC (“Velocity”), with its third party billing company to bill and collect all the Company’s historical and future cases. The joint venture was established to provide greater control and transparency over the billing and collection process. The Company initially owned 65% of Velocity.

During December 2020, the Company reached an agreement with Clever Claims, LLC (“Clever”) to acquire Clever’s 35% stake (the “Clever Stake”) in Velocity. Pursuant to the terms of the agreement and effective on December 31, 2020, Clever assigned the Clever Stake, in exchange for nominal consideration, to Assure Billing, LLC, which is a wholly-owned subsidiary of the Company. As a result, the Company began to consolidate 100% of Velocity during December 2020.

Neuro-Pro Monitoring

On October 31, 2019, the Company entered into a purchase agreement with Neuro-Pro Monitoring and its related entities (the “Sellers”) to acquire their neuromonitoring operations in Texas. The purchase price was $7 million and was funded via promissory notes of $6 million (“$6 Million Note”) and $1 million (“$1 Million Note”) maturing November 29, 2019 and November 1, 2020, respectively, with the Sellers. Both promissory notes bore interest at the IRS Applicable Federal Rate.

Effective November 27, 2019, the $6 Million Note was amended to extend the maturity date to January 15, 2020. As compensation for this amendment, the Company issued an additional promissory note for $700 thousand to the Sellers (the “Additional Promissory Note”) that matured on December 1, 2020. The additional promissory note bore interest at the IRS Applicable Federal Rate.

Effective January 13, 2020, the $6 Million Note was amended to extend the maturity date to January 31, 2020. The maturity date was subsequently amended to February 10, 2020 and then again to the February 14, 2020.

As compensation for these amendments, the Company agreed to issue 500,000 restricted common shares to the Sellers. The Company recorded a liability as of December 31, 2019 for the fair value of the restricted common shares of $540 thousand. The common shares had not been issued as of December 31, 2020.

Effective February 14, 2020, the Company paid the Sellers $530 thousand. The $6 Million Note, $1 Million Note and the additional promissory note were cancelled and replaced with a new $7.2 million (the “Replacement Note”). The Replacement Note bore interest at the IRS Applicable Federal Rate and required monthly principal payments at varying amounts. The Replacement Note was amended March 31, 2020 to modify certain principal payment terms. The Company paid the Sellers $100 thousand for this amendment. The principal payment terms of the Replacement Note were as follows:

●	$500 thousand due March 31, 2020;
●	$328 thousand due each month from April 2020 to April 2021;
●	$800 thousand due May 15, 2020; and
●	$1.7 million due May 31, 2021.

The Company settled the Replacement Note as of December 31, 2020 and recorded a $188 thousand gain on settlement.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based on an evaluation of the provisions of ASC 805, “Business Combinations,” the Company was determined to be the accounting acquirer in the business combinations. The Company has applied the acquisition method of accounting that requires, among other things, that identifiable assets acquired and liabilities assumed generally be recognized on the balance sheet at fair value as of the acquisition date. In determining the fair value, the Company utilized various forms of the income, cost and market approaches depending on the asset or liability being fair valued. The estimation of fair value required significant judgment related to future net cash flows (including revenue, operating expenses, and working capital), discount rates reflecting the risk inherent in each cash flow stream, competitive trends, market comparables and other factors. Inputs were generally determined by taking into account historical data (supplemented by current and anticipated market conditions) and growth rates.

The table below presents the fair value that was allocated to assets and liabilities based upon fair values as determined by the Company (stated in thousands).

Purchase price consideration:
Promissory notes, at fair value	$7,151
Common shares liability, at fair value	540
Total consideration	$7,691

Assets acquired:
Equipment	$172
Intangibles	4,662
Total assets acquired	4,834
Goodwill	2,857
Total	$7,691

Identified intangible assets consisted of the following (stated in thousands):

	December 31,
	2020	2019
Finite-lived intangible assets
Doctor agreements	$4,509	$4,509
Non compete agreements	36	36
Total finite-lived intangible assets	4,545	4,545
Less accumulated amortization	(547)	(75)
Finite-lived intangible assets, net	3,998	4,470
Indefinite-lived intangible assets
Tradenames	117	117
Total intangible assets	$4,115	$4,587

Amortization expense was $472 thousand and $75 thousand for the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2020, the estimated future amortization expense of finite-lived intangible assets was as follows (stated in thousands):

2021	$466
2022	451
2023	451
2024	451
2025	451
Thereafter	1,728
$3,998

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. DEBT

As of December 31, 2020 and 2019, the Company’s debt obligations are summarized as follows (stated in thousands):

	December 31,
	2020	2019
Bank line of credit	$1,978	$1,000
Bank promissory note	2,122	1,418
	4,100	2,418
Face value of convertible debenture	3,450	965
Less: fair value ascribed to conversion feature and warrants	(1,523)	(564)
Plus: accretion of implied interest	324	5
	2,251	406
Total debt	6,351	2,824
Less: current portion of debt	(4,100)	(1,664)
Long-term debt	$2,251	$1,160

As of December 31, 2020, future minimum principal payments are summarized as follows (stated in thousands):

	Bank	Convertible
	Indebtedness	Debt
2021	$4,100	$—
2022	—	—
2023	—	965
2024	—	2,485
2025	—	—
Total	$4,100	$3,450
Less: fair value ascribed to conversion feature and warrants	—	(1,523)
Plus: accretion and implied interest	—	324
	$4,100	$2,251

Bank Indebtedness

Commencing in 2018, the Company utilized a line of credit provided by its bank to fund its operations. The line of credit provided up to $1 million of borrowings and bore interest at the one-month London Inter-bank Offered Rate (“LIBOR”) rate plus 3.5% and was expected to mature on March 25, 2019.

During January 2019, the Company cancelled its existing line of credit and entered into a $2 million promissory note and a $1 million line of credit with its existing bank. The promissory note bore interest at 6% and required monthly principal and interest payment of $61 thousand through maturity in January 2022. During March 2020, the Company amended the line of credit to extend the maturity date from March 2020 to September 2020. The Company made monthly payments of $167 thousand from April 2020 through September 2020. The line of credit bore interest at an index rate that fluctuated with the one-month LIBOR rate plus 3.5%.  The line of credit was secured by all of the Company’s assets. As of September 30, 2020, the Company had repaid this line of credit.

During August 2020, the Company entered into a new $4 million term loan (the “Term Loan”) and a $2.5 million operating line of credit (the “Operating Line” and together with the Term Loan, the “Loan Facility”), for a total of $6.5 million with Central Bank. The Loan Facility proceeds were utilized to pay off the existing outstanding bank indebtedness and the remaining indebtedness related to the acquisition of the net assets of Littleton Professional Reading, and to fund working capital. As of December 31, 2020, the Company has drawn $2.0 million on the Operating Line and $2.1 million on the Term Loan.

Under the conditions of the agreement governing the Loan Facility (the “Loan Agreement”), the Term Loan bears interest at the Wall Street Journal prime rate (“WSJ”) plus 2.0% and matures on August 12, 2024. Commencing on August 1, 2021, principal payments in the amount of $308 thousand, together with interest, shall be made quarterly on the Term Loan until maturity. In addition, the Operating

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Line bears interest at a rate of WSJ plus 2.0% and matures on August 12, 2022. Commencing on September 1, 2020 and continuing on the first calendar day of each month until maturity, interest on the Operating Line is due. Assure did not issue any shares, warrants, or options in connection with this transaction.

The Loan Facility is secured by a first-ranking security interest in all of the present and future undertakings, property and assets of the Company and its subsidiaries.

During September  2020, the Company received notice from Central Bank that the reserves recorded by the Company against its accounts receivable during the quarter ended June 30, 2020 constituted a material adverse change in the Company’s assets and thereby triggered an event of default under the Loan Facility. Central Bank has not demanded repayment of amounts advanced under the Loan Facility.  The Company and Central Bank are currently working on certain terms of the Loan Facility. Currently, no additional amounts may be borrowed under the Loan Facility. As a result of this notice of default, the Company has classified the entire outstanding balance of the Loan Facility as a current liability.

For the year ended December 31, 2020 and 2019, interest expense of $138 thousand and $252 thousand, respectively, was incurred related to bank indebtedness.

Convertible Debt

On November 22, 2019, the Company launched a non-brokered private placement of convertible debenture units (“CD Unit”) for gross proceeds of up to $4 million, with an option to increase the offering by an additional $2 million (the “Offering”). On December 13, 2019, the Company closed on Tranche 1 of the Offering for gross proceeds of $965 thousand and the issuance of 344,505 warrants. These proceeds will be used for working capital and growth capital purposes. Each CD Unit was offered at a price of $1. Each CD Unit included, among other things, 357 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $1.90 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock at a conversion price of $1.40 per share for a period of four years. The CD Units carry a 9% coupon rate.

The fair value of the debt was determined to be $401 thousand, the conversion feature $376 thousand and the warrants $188 thousand. The difference between the fair value of the debt of $401 thousand and the face value of debt of the $965 thousand will be accreted as interest expense over the four-year life of the CD Units. The finders’ received $67 thousand and 48,250 warrants to purchase shares of the Company’s common stock at a price of $1.90 per share for three years.

From January 2020 to April 2020, the Company closed on three separate tranches of the Offering for total proceeds of $1.7 million. The net proceeds from these tranches of the Offering are being utilized for working capital purposes.  Each CD Unit was offered at a price of $1.  Each CD Unit includes, among other things, 357 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $1.90 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock as a conversion price of $1.40 per share for a period of four years. The CD Units carry a 9% coupon rate.  In conjunction with these Offerings, finders’ received $79 thousand and 56,300 warrants to purchase shares of the Company’s common stock at a price of $1.90 per share for three years.

The fair value of the second tranche of debt was determined to be $259 thousand, the conversion feature $152 thousand and the warrants $58 thousand.  The difference between the fair value of the debt of $259 thousand and the face value of debt of $469 thousand will be accreted as interest expense over the four-year life of the CD Units.  The fair value of the third tranche of debt was determined to be $483 thousand, the conversion feature $291 thousand and the warrants $112 thousand.  The difference between the fair value of the debt of $483 thousand and the face value of debt of $886 thousand will be accreted as interest expense over the four-year life of the CD Units.  The fair value of the fourth tranche of debt was determined to be $159 thousand, the conversion feature $96 thousand and the warrants $45 thousand.  The difference between the fair value of the debt of $159 thousand and the face value of debt of $300 thousand will be accreted as interest expense over the four-year life of the CD Units. The value of the conversion feature and the warrants is recorded to additional paid-in capital as the equity component of convertible debt issuance.

At the end of April 2020, the Company launched a separate non-brokered private placement of convertible debenture units (“April CD Unit”) for gross proceeds of up to $500 thousand, with an option to increase the offering by an additional $500 thousand (the “April

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Offering”). The $830 thousand proceeds from the April Offering were used for working capital and to retire part of the $800 thousand obligation due on May 15, 2020 to the Sellers of Neuro-Pro Monitoring. Each April CD Unit was offered at a price of $1.  Each April CD Unit included, among other things, 1,000 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $1.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock as a conversion price of $0.67 for a period of four years. The CD Units carry a 9% coupon rate.  On May 21, 2020, the Company closed the April Offering. In conjunction with the April Offering, finders’ received $23 thousand and 34,476 warrants to purchase shares of the Company’s common stock at a price of $0.67 per share for four years. The fair value of the April Offering of debt was determined to be $364 thousand, the conversion feature $279 thousand and the warrants $187 thousand. The difference between the fair value of the debt of $364 thousand and the face value of debt of $830 thousand will be accreted as interest expense over the four-year life of the CD Units. The value of the conversion feature and the warrants is recorded to additional paid-in capital as the equity component of convertible debt issuance.

U.S Government Loans

During April 2020, the Company received an unsecured loan under the United States Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) pursuant to the recently adopted Coronavirus Aid, Relief, and Economic Security Act (the “PPP Loan”) in the amount of $1.2 million. The two-year, SBA- administered PPP loan has an interest rate of 1.0% per annum, with principal and interest payments due on the first day of each month, with payments commencing on December 1, 2020. Under the terms of the PPP Loan, all or a portion of the PPP Loan may be forgiven if the Company maintains its employment and compensation within certain parameters during the eight-week period following the loan origination date and the proceeds of the PPP Loan are spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020. During November 2020, the Company filed an application for forgiveness of the PPP Loan.  During the fourth quarter of 2020, the Company was granted forgiveness of the PPP Loan. As of December 31, 2020, the Company recorded a gain on forgiveness of the PPP Loan of $1.2 million.

9. SHAREHOLDERS’ EQUITY

Common Shares

The Company has 900,000,000 common shares authorized at $0.001 par value. As of December 31, 2020 and 2019, there were 56,378,939 and 34,795,313, respectively, common shares issued and outstanding (“Common Shares”).

In June 2020, the Company launched a non-brokered private placement of units of the Company (the “June Units”) for gross proceeds of up to $300 thousand (the “June Offering”).  Each June Unit was offered at a price of $0.81 and consisted of one Common Share and one-half of one share purchase warrant (each whole share purchase warrant, “Warrant”). Each Warrant entitles the holder to acquire one Common Share at an exercise price of $1.13 per share for a period of 24 months. The Company raised $102 thousand from the issuance of 125,923 Common Share related to the June Offering, which closed in July 2020, from two surgeons who are the majority owners of one of the PEs (Note 13).

During September 30, 2020, the Company issued 50,000 Common Share to settle $40 thousand of outstanding accounts payable.

On December 1, 2020, the Company initiated a private placement, pursuant to which the Company sold and issued to the investors an aggregate of 16,357,703 units of the Company at an issue price of $0.64 per Unit, for net proceeds of $9.5 million (“December Financing”). Each unit consisted of one share of common stock and one common stock warrant, each exercisable to acquire one share of common stock at $0.78 per share for a period of five years from the date of issuance. Accordingly, the Company issued 16,357,703 shares of common stock and 16,357,703 common stock warrants.

Three members of the Company’s management and two independent members of the Company’s Board of Directors participated in the December financing and they purchased 476,453 shares of stock.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Option Plan

On December 10, 2020, our shareholders approved amendments to the Company’s stock option plan, which amended the plan previously approved on November 20, 2019 (the “Amended Stock Option Plan”). As of December 31, 2020, an aggregate of 5,637,894 shares of common stock (10% of the issued and outstanding shares of common stock) were available for issuance under the Amended Stock Option Plan. Of this amount, stock options in respect of 3,743,000 common shares have been issued.

On December 10, 2020, the Company’s shareholders approved the adoption of a new fixed equity incentive plan (the “Equity Incentive Plan”), which authorizes the Company to grant (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards for compensation purposes (collectively, “Awards”). The maximum aggregate number of Common Shares available for issuance pursuant to the exercise of the Awards granted under the Equity Incentive Plan is 5,637,894 Common Shares (which represented 10% of the 56,378,939 Common Shares issued and outstanding as of the record date of the shareholder meeting).

Options under the Plan are granted from time to time at the discretion of the Board of Directors, with vesting periods and other terms as determined by the Board of Directors.

A summary of the stock option activity is presented below:

	Options Outstanding
		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Aggregate
	Shares Subject	Price Per	Contractual	Intrinsic Value
	to Options	Share	Life (in years)	(in thousands)
Balance at December 31, 2018	3,335,000	$0.48
Options granted	1,501,000	$1.56
Options exercised	(650,000)	$0.15
Options canceled / expired	(1,000,000)	$0.05
Balance at December 31, 2019	3,186,000	$1.12	4.62
Options granted	865,000	$0.95
Options exercised	(50,000)	$0.50
Options canceled / expired	(258,000)	$1.60
Balance at December 31, 2020	3,743,000	$1.05	4.00	$1,053
Vested and exercisable at December 31, 2020	2,352,601	$0.95	3.98	$995

The following table summarizes information about stock options outstanding and exercisable under the Company’s Stock Option Plan at December 31, 2020:

Options Outstanding			Options Exercisable
	Weighted
	Average	Weighted		Weighted
	Remaining	Average		Average
Number of	Contractual	Exercise Price	Number	Exercise Price
Outstanding	Life (in years)	Per Share	Exercisable	Per Share
1,000,000	4.65	$0.05	1,000,000	$0.05
60,000	1.82	$2.80	60,000	$2.80
75,000	7.05	$1.80	75,000	$1.80
425,000	2.75	$1.80	311,667	$1.80
884,000	3.04	$1.56	530,401	$1.56
434,000	3.76	$1.28	202,533	$1.28
300,000	4.66	$0.90	60,000	$0.90
565,000	4.95	$0.97	113,000	$0.97
3,743,000	4.00	$1.05	2,352,601	$0.95

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company uses the Black-Scholes option pricing model to determine the estimated fair value of options. The fair value of each option grant is determined on the date of grant and the expense is recorded on a straight-line basis and is included as a component of general and administrative expense in the consolidated statements of operations. The assumptions used in the model include expected life, volatility, risk-free interest rate, dividend yield and forfeiture rate. The Company’s determination of these assumptions are outlined below.

Expected life — The expected life assumption is based on an analysis of the Company’s historical employee exercise patterns.

Volatility — Volatility is calculated using the historical volatility of the Company’s common stock for a term consistent with the expected life.

Risk-free interest rate — The risk-free interest rate assumption is based on the U.S. Treasury rate for issues with remaining terms similar to the expected life of the options.

Dividend yield — Expected dividend yield is calculated based on cash dividends declared by the Board for the previous four quarters and dividing that result by the average closing price of the Company’s common stock for the quarter. The Company has not declared a dividend to date.

Forfeiture rate — The Company does not estimate a forfeiture rate at the time of the grant due to the limited number of historical forfeitures. As a result, the forfeitures are recorded at the time the grant is forfeited.

The following assumptions were used to value the awards granted during the years ended December 31, 2020 and 2019:

	Years Ended December 31,
	2020	2019
Expected life (in years)	5.0	5.0
Risk-free interest rate	0.4-2.5%	2.0%
Dividend yield	—%	—%
Expected volatility	91-107%	100%

Stock-based compensation expense recognized in our consolidated financial statements for the years ended December 31, 2020 and 2019 was $548 thousand and $1.2 million, respectively. As of December 31, 2020, there was approximately $595 thousand of total unrecognized compensation cost related to 1,390,399 unvested stock options that is expected to be recognized over a weighted-average remaining vesting period of 2.3 years.

Derivative Liability

Stock options granted to consultants that have an exercise price this is stated in a different currency than the Company’s functional currency are treated as a liability and are revalued at the end of each reporting period for the term of the vesting period. Any change in the fair value of the stock option subsequent to the initial recognition is recorded as a component of other income, net in the consolidated statements of operations.

Changes in the Company’s stock option liability for the years ended December 31, 2020 and 2019 were as follows (stated in thousands):

Balance at December 31, 2018	$246
Loss on revaluation	8
Reclassification option fair value at exercise to equity	(188)
Balance at December 31, 2019	$66
Gain on revaluation	(50)
Balance at December 31, 2020	$16

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The assumptions used for the Black-Scholes Option Pricing Model to revalue the stock options granted to consultants as of December 31, 2020 and 2019 were as follows:

	Years Ended December 31,
	2020		2019
Risk free rate of return	0.1%		1.7%
Expected life	1.8	years	2.8	years
Expected volatility	100%		170%
Expected dividend per share	nil		nil

There were no stock options granted to consultants during the year ended December 31, 2020 that required recurring fair value adjustments.

Warrants

The following table details warrant activity for the years ended December 31, 2020 and 2019:

Number of Warrants outstanding
Balance at December 31, 2018	49,000
Warrants exercised	(44,600)
Warrants expired	(4,400)
Convertible debt, warrants issued (Note 8)	392,755
Balance at December 31, 2019	392,755
Convertible debt, warrants issued (Note 8)	1,511,609
Equity financing, warrants issued (discussed above)	16,420,664
Balance at December 31, 2020	18,325,028

2018 Warrants

As part of a private placement completed in 2017, the Company issued 49,000 warrants. Each warrant entitled the holder to purchase one common share at an exercise price of $0.50 Cdn with an original expiration date of May 24, 2019. During 2019, 44,600 warrants were exercised and 4,400 warrants expired unexercised.

Any change in the fair value of the warrants subsequent to the initial recognition was recorded as a component of other income, net in the consolidated statements of operations.

Changes in the Company’s share purchase warrant liability for the year ended December 31, 2019 were as follows (stated in thousands):

Balance at December 31, 2018	$56
Loss on revaluation	14
Reclassification warrant fair value at exercise to equity	(70)
Balance at December 31, 2019	$—

2019 Warrants

As part of the convertible debt issuance (Note 8), the Company issued 344,505 warrants to the convertible debt holders and 48,250 finders’ fee warrants. The Company calculated the fair value of $622 thousand for the 2019 warrants using the Black-Scholes Option Pricing Model on the issuance date.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2020 Warrants

As part of the 2020 convertible debt issuances (Note 8), the Company has issued 1,420,835 warrants to the convertible debt holders and 90,777 finders’ fee warrants.  In conjunction with the June Offering, the Company issued 62,962 warrants. In conjunction with the December Financing, the Company issued 16,357,703 warrants.

The assumptions used for the Black-Scholes Option Pricing model to value the 2019 and 2020 warrants were as follows:

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
Risk free rate of return	0.39%		1.64%
Expected life	5.0	years	4.0	years
Expected volatility	90%		171%
Expected dividend per share	nil		nil
Exercise price	$0.78		$1.40
Stock price	$0.96		$1.31

10. EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and fully diluted income per common share for the years ended December 31, 2020 and 2019 (stated in thousands, except per share amounts):

	Years Ended December 31,
	2020	2019
Net income (loss)	$(15,036)	$2,716
Basic weighted average common shares outstanding	36,233,127	34,402,607
Basic earnings (loss)per common share	$(0.41)	$0.08
Net income (loss)	$(15,036)	$2,716
Basic weighted average common shares outstanding	36,233,127	34,402,607
Dilutive effect of stock options, warrants, and performance shares	—	7,510,000
Dilutive weighted average common shares outstanding	36,233,127	41,912,607
Diluted earnings loss) per common share	$(0.41)	$0.06

Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the treasury stock method to calculate the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential dilutive common shares include incremental common shares issuable upon the exercise of stock options, less shares from assumed proceeds. The assumed proceeds calculation includes actual proceeds to be received from the employee upon exercise and the average unrecognized stock compensation cost during the period.

Stock options to purchase 3,743,000 common shares and warrants to purchase 18,325,028 common shares were outstanding at December 31, 2020 that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. INCOME TAXES

The following table sets forth income tax expense for the years ended December 31, 2020 and 2019 (stated in thousands):

	Years Ended December 31,
	2020	2019
Income tax expense:
Federal	$—	$—
State	—	(3)
	—	(3)
Deferred tax (benefit) expense:
Federal	(1,825)	690
State	(360)	119
	(2,185)	809
Total income tax (benefit) expense	$(2,185)	$806

The following table sets forth deferred tax assets and liabilities as of December 31, 2020 and 2019 (stated in thousands):

	Years Ended December 31,
	2020	2019
Deferred Tax Assets (Liabilities):
Noncurrent:
Fixed assets	$(219)	$(133)
Stock-based and performance share compensation.	2,286	4,456
Equity method investments	(187)	(835)
Accrual to cash adjustment	(4,368)	(6,916)
Section 163(J) limitation	—	81
Net operating loss and carryforward	2,211	1,357
Intangibles	(10)	—
Debt issuance costs	32	—
Accretion expense	(344)	—
Other	—	(20)
Deferred Tax Liabilities, net	$(599)	$(2,010)

The following table sets forth the effective tax rate reconciliation for the years ended December 31, 2020 and 2019 (stated in thousands):

	Years Ended December 31,

	2020	2019
Reconciliation of effective tax rate:
Federal taxes at statutory rate	21.0%	21.0%
State taxes, net of federal benefit	4.4%	3.7%
Permanent items	0.9%	(1.6)%
Performance shares	(13.7)%	—%
Provision to return adjustment and other	0.1%	(0.2)%
Change in rate	(0.4)%	—%
NOL carryback difference	0.3%	—%
Effective income tax rate	12.6%	22.9%

The Company had an effective tax rate of 12.6% and 22.9% for the years ended December 31, 2020 and 2019, respectively.

At December 31, 2020, $8.4 million of cumulative net operating loss carryforwards for federal income tax purposes were available to offset future taxable income of which none is subject to expiration. The Tax Reform Act of 1986 contains provisions that limit the

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

utilization of net operating loss carryforwards if there has been a change in ownership as described in Internal Revenue Code Section 382. The Company has not prepared an analysis to determine if a change of control has occurred. Such a change of ownership may limit the Company’s utilization of its net operating losses.

In assessing the realizability of deferred tax assets, management considers whether it is probable that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is probable that the Company will realize the benefits of these deductible differences at December 31, 2020.

The Company accounts for unrecognized tax benefits in accordance with ASC Topic 740, Income Taxes.  As of December 31, 2020, the Company has not recorded a liability for uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in income tax (benefit)/expense. No interest and penalties related to uncertain tax positions were accrued as at December 31, 2020.

12. EQUITY METHOD INVESTMENT

Assure Networks, LLC holds various interests in PEs that are accounted for under the equity method of accounting. Under the equity method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Company’s pro rata share of earnings or loss of the investee. The amount of the adjustment is included in the determination of the Company’s net income and the investment account is also adjusted for any profit distributions received or receivable from an investee. The table below details the activity from equity method investments for the years ended December 31, 2020 and 2019 (stated in thousands).

Balance, December 31, 2018	$2,256
Share of earnings	1,305
Distributions	(979)
Acquisition	(222)
Balance, December 31, 2019	$2,360
Share of losses	(1,194)
Distributions	(558)
Balance, December 31, 2020	$608

13. RELATED PARTY TRANSACTIONS

During March 2019, Mr. Willer agreed to settle his $375 thousand indebtedness to the Company. Prior to the settlement, Mr. Willer was owed 1,000,000 common shares pursuant to a performance share agreement. As part of the settlement, Mr. Willer agreed to reduce the number of common shares owed to him pursuant to the performance share agreement by 250,000 common shares. The Company will account for this settlement at closing. The closing had not yet occurred as of December 31, 2020.

During 2019, two members of the Company’s management team advanced the Company approximately $190 thousand. These advances were repaid during 2020.

Compensation to family members of the Company’s Founder and former Executive Chairman for business development services and patient advocate services rendered during the years ended December 31, 2020 and 2019, totaled $299 thousand and $297 thousand, respectively.

In August 2020, the Company entered into a $6.5 million Loan Facility (as defined in Note 8) with Colorado based, Central Bank & Trust, a part of Farmers & Stockmens Bank (“Central Bank”).  A former member of the Company’s Board of Directors is the Chief Executive Officer of Central Bank.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. 401K Plan

The Company established the Assure Holdings 401(k) Plan (the “401k Plan”) under Section 401(k) of the Internal Revenue Code. Under the 401k Plan, employees, with greater than six months of service, may contribute up to 100% of their compensation per year subject to the elective limits as defined by IRS guidelines and the Company may make matching contributions in amounts not to exceed 6.0% of the employees’ annual compensation. Investment selections consist of mutual funds and do not include any of the Company’s common stock. The Company’s contributions to the 401k Plan amounted to $409 thousand and $276 thousand for the years ended December 31, 2020 and 2019, respectively.

15. COMMITMENTS AND CONTINGENCIES

Indemnifications

The Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. These obligations include, but are not limited to, contracts entered into with physicians where the Company agrees, under certain circumstances, to indemnify a third party, against losses arising from matters including but not limited to medical malpractice and other liability. The impact of any such future claims, if made, on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to final outcome of these potential claims.

As permitted under Nevada law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover any payments, should they occur.

Performance share compensation

As part of a reverse takeover transaction (“RTO”) during 2016, the Company entered into a one-time stock grant agreement with two executives (Mr. Parsons and Mr. Willer), which defines a bonus share threshold as follows: should the Company meet or exceed a 2017 fiscal year EBITDA threshold of Cdn$7.5 million, the Company would issue 6,000,000 common shares of the surviving issuer at the trailing 30-day average closing price. The performance share grant was structured as part of the RTO transaction to provide additional equity to management conditioned upon performance achievements. As the Company achieved the EBITDA threshold for the year ended December 31, 2017, the Company recorded a liability of approximately $16 million for the value of the shares to be issued while the agreements were modified and the cash collected threshold is achieved, which the Company deemed probable. During the year ended December 31, 2020, the Company settled 5,000,000 performance shares resulting from the issuance of 5,000,000 common shares. Mr. Parsons relinquished 1,700,000 performance shares and awarded them to other employees.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. QUARTERLY DATA (unaudited)

The following table sets for the revenue and net income (loss) for each of the three month periods indicated:

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue, net of accounts receivable valuation allowance	$5,964	$3,963	$(10,736)	$4,333
Net income/(loss) before tax	(114)	(1,344)	(15,284)	(479)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Revenue, net of accounts receivable valuation allowance	$(4,659)	$7,951	$8,389	$6,044
Net income/(loss) before tax	(8,942)	4,763	5,324	2,377

17. SUBSEQUENT EVENTS

Paycheck Protection Program

On March 2, 2021, Assure executed a PPP promissory note and received a $1.7 million unsecured PPP loan, which matures on February 25, 2026 (the “Loan”). The Loan carries an interest rate of 1.0% per annum, with principal and interest payments due on the first day of each month, with payments commencing on the earlier of: (i) the day the amount of loan forgiveness granted to Assure is remitted by the Small Business Administration to the Bank of Oklahoma; or (ii) 10 months after the end of the 24 week period following the grant of the Loan. All or a portion of the Loan may be forgiven if the Company maintains its employment and compensation within certain parameters during the 24 week period following the loan origination date and the proceeds of the Loan are spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020.

Acquisition

Effective February 24, 2021, the Company has signed a Term Sheet (“Term Sheet”) to acquire (the “Acquisition”) Sentry Neuromonitoring, LLC (“Sentry”), one of the largest IONM service providers in Texas, for a purchase price of $3.5 million. The purchase price to be paid is $1.2 million in cash and $2.3 million in Assure common stock, subject to escrow, TSX Venture Exchange and other requirements. Under the Term Sheet, Assure will acquire Sentry’s contracts, employees, business relationships and assets including accounts receivable, and assume up to $250 thousand of its debt. The proposed Acquisition will take the form of either an asset or equity purchase by Assure at its choice at closing.

Established in 2007, Sentry is a leading IONM company primarily serving the Greater Houston region. The company’s operational footprint also extends within Texas to Dallas-Ft. Worth and Austin and includes business relationships in Kansas and Missouri. In 2020, Sentry performed more than 5,500 IONM procedures and approximately 50% of these procedures were commercial insurance payors. The company currently employs 34 full-time staff, including 24 technologists supporting more than 50 surgeons at over 50 facilities.

Stock option grant

On January 29, 2021, the Company granted 1,625,000 stock options to acquire shares of common stock to officers, directors and employees at $1.06 per share, vesting 20% on the grant date and one-sixth every six months until fully vested.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Registration Statement

On December 30, 2020, the Company filed a resale registration statement on Form S-1 with the Securities Exchange Commission to register securities issued or issuable in the December Private Placement, as required under the Registration Rights Agreement.  On February 12, 2021, the registration statement was declared effective by the Securities Exchange Commission.  The Company is required to maintain the effectiveness of the registration statement and intend to file a post-effective amendment to the registration statement to incorporate our audited financial statements for the year ended December 31, 2020.

979,562 SHARES OF COMMON STOCK

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Assure Holdings Corp. in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$471.28
Legal fees and expenses	$50,000
Accountant’s fees and expenses	$20,000
Miscellaneous	$10,000
Total	$80,471.28

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

2020

During 2020, we issued securities pursuant to exemptions from the registration requirements of the Securities Act in the following transactions (amounts have been adjusted for the five-for-one reverse split effectuated during September 2021):

Rule 701 Compensatory Grants and Issuances

We granted options to purchase shares of common stock to officers, directors and employees pursuant to Rule 701 of the Securities Act as follows:

Grantee	Award	Exercise Price	Expiry Date
Alex Rasmussen, Executive Vice President of Operations	15,000	$4.85	12/10/2025
John Price, Vice President of Finance	50,000	$4.85	12/10/2025
Other Employees	60,000	$4.50	8/27/2025
	48,000	$4.85	12/10/2025

We issued 100,000 shares of common stock pursuant to the exercise of options granted to Preston Parsons in 2015 at an exercise price of $0.25 per share. The shares were issued pursuant to Rule 701 of the Securities Act.

Regulation D/Section 4(a)(2) Exempt Issuances

Convertible Debenture Units (November 2019 Offering)

From January 2020 to April 2020, we closed on three separate tranches of the non-brokered private placement of convertible debenture units that commenced in November 2019 for total proceeds of $1,655,000. The offering was made to “accredited investors” as defined in Rule 501(a) of Regulation D. In connection with the closings, we issued convertible debentures with a total face value of $1,655,000 and 590,835 share purchase warrants. Each convertible debenture unit was offered at a price of $1,000 and consisted of one convertible debenture with a face value of $1,000, convertible into common stock at a conversion price of $7.00 per share for a period of four years, and 71 common share purchase warrants, each warrant exercisable by the holder to acquire one share of common stock at a price of $9.50 per share for a period of three years. The convertible debenture units carry a 9% annual coupon rate.

In conjunction with the closing of the first tranche of the Units, finders were paid a total fee of $78,820 and 11,260 warrants. The Warrants allow the finders to acquire one common share of the Company at a price of $7.00 per share for a period of three years. GVC Capital LLC, Alpha North, Leede, Mackie and Canaccord Capital received finders fees and warrants.

The Debentures and Warrants were issued on reliance to the exemption from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Debentures and Warrants bear U.S. restrictive legends.

Convertible Debenture Units (April 2020 Offering)

At the end of April 2020, we launched a separate non-brokered private placement of convertible debenture units to “accredited investors” as defined in Rule 501(a) of Regulation D. Each convertible debenture unit consisted of one convertible debenture with a face value of $1,000, convertible into shares of common stock at a conversion price of $3.35 for a period of four years and 200 common share purchase warrants exercisable by the holder to purchase shares of common stock at a price of $5.00 per share for a period of three years. The convertible debenture carry a 9% annual coupon rate.

On May 21, 2020, we closed the offering for proceeds of $830,000 and issued convertible debentures with a face value of $830,000 and 166,000 share purchase warrants.

We paid finders a fee of $23,100 and 6,895 warrants exercisable to purchase shares of common stock at a price of $5.00 per share for four years. GVC Capital LLC, Leede, Canaccord Capital and Heidtke & Co. Inc. received finders fees and warrants.

The Debentures and Warrants were issued on reliance to the exemption from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Debentures and Warrants bear U.S. restrictive legends.

Other Private Placement

On July 13, 2020, we issued 25,185 shares of common stock at $4.05 per share and 12,592 warrants to purchase common shares for $4.05, for gross proceeds of $120,000 to two investors. The proceeds were used for general and administrative expenses. The private placement was to two “accredited investors” as defined in Rule 501(a) of Regulation D in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 4, 2020, we issued 10,000 shares of common stock to one investor at $4.05 per share for gross proceeds of $40,500, which were in settlement of an account. The private placement was to an “accredited investors” as defined in Rule 501(a) of Regulation D in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended

December 2020 Private Placement

On December 1, 2020, we entered into securities purchase agreements with the selling stockholders, pursuant to which we sold and issued to the investors an aggregate of 3,271,541 units of the Company at an issue price of $3.20 per Unit, for gross proceeds of $10,468,930. Each unit consisted of one share of common stock and one common stock warrant, each exercisable to acquire one share of common stock at $3.90 per share for a period of five years from the date of issuance. Accordingly, we issued the Investors 16,357,703 shares of common stock and 3,271,541 common stock warrants. Pursuant to the Securities Purchase Agreement, we entered into a registration rights agreement, requiring us to register the shares of common stock issued under the units and the shares of common stock acquirable upon exercise of the warrants for resale under the Securities Act. The offering was made to “accredited investors” as defined in Rule 501(a) of Regulation D.

We paid finders a fee of $923,000. The following finders received finders fees: The Benchmark Company, LLC ($723,000) and Odeon Capital Group LLC ($200,000).

The Common Stock and Warrants were issued on reliance to the exemption from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The Debentures and Warrants bear U.S. restrictive legends.

Performance Share Grant

On December 29, 2020, we issued 1,000,000 shares of restricted common stock to seven employees and/or officers of Assure, which were initially granted to Preston Parsons by our predecessor. On March 4, 2020, Mr. Parsons agreed to reallocate 340,000 shares of restricted common stock to six employees and/or officers of Assure, including John Farlinger, our CEO (60,000 shares) and Trent Carman, our CFO (40,000), under the terms of Incentive Stock Agreements. The restricted stock is subject to forfeiture under the terms of Restricted Stock Award Agreements dated December 29, 2020, and will vest on December 31, 2021 or earlier upon satisfaction of certain conditions. The shares of common stock were issued to officers, directors and employees pursuant to Rule 701 of the Securities Act.

2021

Performance Share Grant

On January 25, 2021, we issued 43,968 shares of common stock as “Performance Shares” (pursuant to Section 4(a)(2) of the Securities Act) to certain creditors of Matthew Willer, a former officer and director of Assure Holdings Corp. Mr. Willer was entitled to the Performance Shares under a performance grant agreement (granted to Mr. Willer at the time we were operating as a private company); however, under the terms of a settlement and mutual release agreement with Mr. Willer (announced on March 4, 2019), his right to the Performance Shares were withheld to pay liabilities to Assure and under certain third-party contracts and tax liabilities.

Rule 701 Compensatory Grants

On January 29, 2021, Assure’s Board of Directors approved annual stock option grants to officers, directors and employees under the Assure’s Amended Stock Option Plan (non-U.S. residents) and Equity Incentive Plan (U.S. residents)(see, “Executive Compensation - Compensation Plans”). A aggregate of 325,000 stock options were granted to acquire shares of common stock of Assure at $5.30 (Cdn$6.80) per share, vesting 20% on the grant date and one-sixth every six months until fully vested. The stock options expire on January 27, 2026. The stock options were granted to officers, directors and employees pursuant to exemptions from registration under Rule 701 of the Securities Act.

November 2021 Private Placement

On November 15, 2021, we entered into a securities purchase agreement with certain third-party private investors pursuant to which the Company sold and issued to the investors an aggregate of 909,262 shares of common stock of the Company, par value $0.001, at an issue price of $5.25 per share, for gross proceeds of $4,773,625.50. The shares of common stock were issued to the investors pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors, including that each of the Investors was an “accredited investor” as defined in Rule 501(a) of Regulation D.

Management Private Placement

On November 27, 2021, we entered into binding securities purchase agreements with certain of our officers, directors, employees and consultants pursuant to which the Company sold and issued to the investors an aggregate of 70,300 shares of common stock of the Company, par value $0.001 at an issue price of $6.19 per share, for gross proceeds of $435,157. The shares of common stock were issued to the investors for cash pursuant to Rule 506(b) of Regulation D under the U.S. Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the investors.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed and furnished with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

(b) Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Montreux Capital Corp. dated May 15, 2017 (incorporated by referenced to Exhibit 3.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
3.2	Articles of Domestication (from British Columbia to State of Nevada) dated May 15, 2017 (incorporated by referenced to Exhibit 3.2 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
3.3

Certificate of Amendment to Articles of Incorporation (Name Change) of Montreux Capital Corp. dated May 17, 2017 (incorporated by referenced to Exhibit 3.3 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

3.4	Bylaws of Assure Holdings Corp. (incorporated by referenced to Exhibit 3.4 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
3.5	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on September 3, 2021)
3.6	Amendment No.1 to the Bylaws (incorporated by referenced to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on September 3, 2021)
3.7	Amendment No. 2 to the Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on November 9, 2021)
3.8	Amended and Restated Bylaws of Assure Holdings Corp. (incorporated by reference to Exhibit 3.8 to the Company’s 10-Q filed with the SEC on November 15, 2021)
3.9	Amended Articles of Incorporation of Assure Holdings Corp. (incorporated by reference to Exhibit 3.9 to the Company’s 10-Q filed with the SEC on November 15, 2021)
5.1+	Opinion of Dorsey & Whitney LLP
10.1

Share Exchange Agreement among Montreux Capital Corp. and Assure Holdings Inc. dated May 16, 2017 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.2

Stock Grant Agreement between Assure Neuromonitoring and Preston Parsons dated June 15, 2016 (incorporated by referenced to Exhibit 10.2 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.3

Stock Grant Agreement between Assure Neuromonitoring and Matthew Willer dated June 15, 2016 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.4

Employment Agreement between Assure Holdings Corp. and Preston Parsons dated November 7, 2016 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.5	Employment Agreement between Assure Holdings Corp. and John Farlinger dated June 1, 2018 (incorporated by referenced to Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.6	Executive Employment Agreement between Assure Holdings Corp. and Trent Carman (incorporated by referenced to Exhibit 10.6 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.7

Debt Settlement Agreement between Assure Holdings Corp. and Preston Parsons dated August 16, 2018 (incorporated by referenced to Exhibit 10.7 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.8

Share Grant Amendment and Transfer Agreement between Assure Holdings Corp. and Preston Parsons dated March 4, 2020 (incorporated by referenced to Exhibit 10.8 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.9	Form of Stock Grant Agreement dated December 29, 2020 (incorporated by referenced to Exhibit 10.9 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.10

Loan Agreement between Assure Holdings Corp. and Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.10 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

Exhibit Number	Description
10.11

Guaranty Agreement between Subsidiaries of Assure Holdings Corp. and Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.11 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.12

Security Agreement between Assure Holdings Corp. and Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.12 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.13

Promissory Note of Assure Holdings Corp. to Central Bank & Trust, part of Farmers & Stockmens Bank, dated August 12, 2020 (incorporated by referenced to Exhibit 10.13 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.14

Securities Purchase Agreement among Assure Holdings Corp. and investors dated December 1, 2020 (incorporated by referenced to Exhibit 10.14 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.15

Registration Rights Agreement among Assure Holdings Corp. and investors dated December 1, 2020 (incorporated by referenced to Exhibit 10.15 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.16	Stock Option Plan, as amended (approved on December 10, 2020) (incorporated by referenced to Exhibit 10.16 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.17	Equity Incentive Plan (approved on December 10, 2020) (incorporated by referenced to Exhibit 10.17 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.18	Paycheck Protection Promissory Note (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 2, 2021)
10.19	Asset Purchase Agreement dated April 30, 2021 (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 6, 2021)
10.20	Commitment Letter dated March 8, 2021 (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.21	Debenture dated June 9, 2021 (incorporated by referenced to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.22	Guarantee dated June 9, 2021 (incorporated by referenced to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.23	Security Agreement dated June 9, 2021 (incorporated by referenced to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.24	Contract Assignment dated June 9, 2021 (incorporated by referenced to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.25	Form of Warrant dated June 9, 2021 (incorporated by referenced to Exhibit 10.6 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.26

Securities Purchase Agreement among Assure Holdings Corp. and Selling Stockholders dated November 15, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.27

Form of Lock-up Agreement among Assure Holdings Corp. and certain of its officers and directors dated November 15, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.28

Registration Rights Agreement among Assure Holdings Corp. and Selling Stockholders dated November 15, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.29

Amending Agreement to the Company’s commitment letter with Centurion Financial Trust dated November 23, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 1, 2021)

10.30

Form of Securities Purchase Agreement among Assure Holdings Corp. and Selling Stockholders dated November 27, 2021(incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on December 1, 2021)

14.1	Code of Ethics (incorporated by referenced to Exhibit 14.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
21.1	Subsidiaries of the Company (incorporated by referenced to Exhibit 21.1 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
23.1 +	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2 +	Consent of Baker Tilly US LLP
24.1 +	Power of Attorney (included on signature page)

101.INS+	Inline XBRL Instance Document
101.SCH+	Inline XBRL Schema Document
101.CAL+	Inline XBRL Calculation Linkbase Document
101.DEF+	Inline XBRL Definition Linkbase Document
101.LAB+	Inline XBRL Label Linkbase Document
101.PRE+	Inline XBRL Presentation Linkbase Document
104+	The cover page of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, formatted in Inline XBRL (contained in Exhibit 101)

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on the 30th day of December, 2021.

ASSURE HOLDINGS CORP.

By:

/s/ John Farlinger
Name:
John Farlinger
Title:
Executive Chairperson and Chief Executive Officer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Assure Holdings Corp., a Nevada corporation, hereby constitutes and appoints John Farlinger and John Price and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Farlinger	Executive Chairperson and Chief	December 30, 2021
John Farlinger	Executive Officer

/s/ John Price	Chief Financial Officer and Principal Accounting	December 30, 2021
John Price	Officer

/s/ Preston Parsons	Director and Founder	December 30, 2021
Preston Parsons

/s/ Martin Burian	Director	December 30, 2021
Martin Burian

/s/ Christopher Rumana	Director	December 30, 2021
Christopher Rumana

/s/ Steven Summer	Director	December 30, 2021
Steven Summer

/s/ John Flood	Director	December 30, 2021
John Flood